UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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WYNN RESORTS, LIMITED
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Wynn
RESORTS

Wynn
Encore

2024 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING

Dear Shareholders,

We have concluded a year of record performance financially and operationally, with a talented and seasoned team of executives and leaders solidly in place. In this stable environment, your Board of Directors remains focused on both offense and defense.

On offense, we continue to carefully consider opportunities to expand our brand into new opportunities both domestically and internationally. In New York City, we are very active with our development partner Related Companies. In the UAE, construction is well underway for Wynn Al Marjan Island and in Macau we are finalizing the capital plans we committed to in our concession renewal.

To ensure the Board has relevant expertise to support the Company’s goals and needs, the Nominating and Corporate Governance Committee focused its efforts over the last year to identify a board candidate who had significant business experience in Asia, and China specifically. In August 2023, we welcomed Paul Liu to our Board. Paul, who is fluent in Chinese, brings significant professional experience in entertainment, hospitality, and financial services both in China and the Asia Pacific region. He has a proven track record of development success in the luxury and hospitality fields, as well as a unique understanding of business talent in the Asia Pacific market. The Wynn Board will also benefit from Paul’s active interest in Sino-American relations and his membership on the National Committee on U.S. - China Relations.

With the addition of Paul our director tenure averages five years, well below the S&P average. Our Board diversity now stands at 67% including four female directors and two directors who contribute racial/ethnic diversity. That number hews closely to the diversity of our line-level employee base at 60% racial diversity.

On defense, the Board also continues to be alert to how we might mitigate risks we cannot control, but which could have a significant adverse impact on our business if we were not adequately prepared. Having studied and learned from the recent experiences of others in our industry, we remain vigilant on cyber and information security. Cyber security is among the primary risks to which the Board is attentive. The Board regularly receives reports directly from our Chief Information Security Officer on the Company’s cybersecurity risk profile and enterprise cybersecurity programs, and from our Chief Privacy and Technology Counsel on data privacy programs.

More importantly, two of our independent directors have significant experience in cyber issues – one as CEO of an early-stage venture capital firm investing in cybersecurity technology and another with NACD certification in cyber-risk oversight. Our CEO, Craig Billings, also has important and valuable experience in leading cyber security efforts both with the Company as CFO, previously in his development roles at technology companies, and currently as the chair of the audit committee of a software company.

Our future, with the right team in place to execute on both the opportunities and challenges that lie ahead, continues to be exciting for me both as an investor in Wynn Resorts and as Board Chair. Thank you for your investment in Wynn Resorts, and your continued trust and confidence in the Board.

Sincerely,

Philip G. Satre

Chair of the Board of Directors

FERRARI
NEON
FERRARI

PATRICK DEMPSEY ON THE RED CARPET AT THE PREMIERE OF "FERRARI" AT ENCORE LAS VEGAS

CONCOURS
DUESENBERG

CONCOURS AT WYNN LAS VEGAS

THE NETFLIX CUP

THE NETFLIX CUP AT WYNN LAS VEGAS

HOT SEAT

TRAVIS KELCE AND PATRICK MAHOMES VS. STEPH CURRY AND KLAY THOMPSON DURING THE MATCH AT WYNN GOLF CLUB

TAYLOR SWIFT, TRAVIS KELCE AND MARSHMELLO CELEBRATE THE KANSAS CITY CHIEFS' SUPER BOWL WIN AT XS NIGHTCLUB

GRAND PRIX
2023
ALPINE

OFFICIAL FORMULA 1 HEINEKEN SILVER LAS VEGAS GRAND PRIX WELCOME PARTY AT WYNN LAS VEGAS

Dear Fellow Shareholders,

What a successful year 2023 was for Wynn Resorts. This time last year, I wrote that we were running at full speed and that momentum continued to build throughout 2023. The Wynn team created outstanding experiences and lasting memories for our guests. We were rewarded for those efforts with a year of record-breaking financial performance.

At Wynn Las Vegas, following our multi-year plan of creating singular #OnlyatWynn events, we remain the place to see and be seen, and not just for Las Vegas but on the national stage as well.

Our programming surrounding Las Vegas’ inaugural Formula 1 race was second to none, and designed to appeal to the most affluent and aspirational customers that visited the city — most of whom stayed in our hotel. For the Super Bowl, the Wynn team delivered again and made our resort the place to celebrate for everyone, from winning NFL players to international pop stars.

In Macau, we have very successfully transformed our business from one regarded as junket-dependent to an operating model which is more diversified than ever. We launched a series of #OnlyatWynn events specifically curated for the market and received positive guest feedback to our first major concession-related capital project, an entertainment experience that is also market-targeted.

At Wynn Macau, the recently completed extensive renovations are driving a resurgence at the property and will help us to maintain that property’s premium reputation. We are very well positioned in Macau and the growth we are seeing from that business is proof we have set the right course.

The operating team at Encore Boston Harbor has our gaming-centric business model there dialed in while staying true to the brand. Encore Boston Harbor generates more EBITDA than several resorts on the Las Vegas strip and holds more Forbes Travel Guide Five Star Awards than most of them—quite an accomplishment.

Wynn Al Marjan Island, our resort under construction in the United Arab Emirates, is well underway with much of the foundation for the hotel and podium now complete. The hotel tower will begin to take shape this summer. The Wynn Design and Development team has done some of their best work ever on this project. It is a key competitive advantage to have such a talented group in-house that profoundly understands our legacy and yet are able to grow our interpretation of our brand.

Of course, we continue to consider development opportunities across the globe and to pursue those that we believe will be additive to our portfolio. I believe our proposal for one of the downstate licenses in New York will be very competitive and strong.

Finally, I urge you to vote in support of the items we have described in this proxy statement and invite your input always.

Thank you for your investment in Wynn Resorts.

Sincerely

Craig S. Billings

Chief Executive Officer

Notice of Annual Meeting

The 2024 Annual Meeting of Shareholders (“Annual Meeting”) of Wynn Resorts, Limited (the “Company”) will be held online on May 2, 2024, at 9:00 a.m. PT.

PURPOSE OF THE MEETING

THE ANNUAL MEETING WILL BE HELD FOR THE FOLLOWING PURPOSES:

1.   To elect three Class I directors to serve until the 2027 Annual Meeting of Shareholders;

2.  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;

3.  To approve, on a non-binding advisory basis, the compensation of our named executive officers as described in the Proxy Statement;

4.  To approve an amendment to our 2014 Omnibus Incentive Plan to increase the authorized shares by 2,000,000 shares; and

5.  To consider and transact such other business as may properly come before the Annual Meeting, or at any adjournments or postponements thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting (the “Proxy Statement”). Only the Company’s shareholders of record at the close of business on March 5, 2024, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the Annual Meeting, and at any adjournments or postponements thereof. Only such shareholders, their proxy holders, and our invited guests may attend the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 2, 2024

The Proxy Statement and our Annual Report for the fiscal year ended December 31, 2023, are available at http://www.wynnresorts.com on the Company Information page under the “Annual Meeting” heading. Beginning on or about March 20, 2024, we sent to our shareholders either a printed copy of our proxy materials or a Notice of Internet Availability containing instructions on how to access our proxy materials electronically.

PARTICIPATING IN THE VIRTUAL ANNUAL MEETING

To participate in the virtual Annual Meeting, visit http://www.virtualshareholdermeeting.com/WYNN2024, and log in using the 16-digit control number printed in the box marked by the arrow on your Notice of Internet Availability, proxy card or voter instruction form.

YOUR VOTE IS IMPORTANT

You are encouraged to read the Proxy Statement in its entirety and then cast your vote as promptly as possible by following the instructions on the Notice of Internet Availability, your proxy card or the voter instruction form you received from your bank or broker. Even if you have given your proxy, you may still vote electronically during the virtual Annual Meeting by visiting http://www.virtualshareholdermeeting.com/WYNN2024, logging in using the 16-digit control number printed in the box marked by the arrow on your Notice of Internet Availability, proxy card or voter instruction form, clicking on the vote button on the screen and following the instructions provided. If your shares are held through an intermediary, such as a bank, broker or other nominee, your shares will not be voted on most matters being considered at the Annual Meeting unless you provide voting instructions to such person. If you hold your shares in your name, you can vote by proxy before the Annual Meeting by signing and returning the proxy card or voting via the internet or by telephone as further explained in the Proxy Statement. If you submit a proxy but do not provide any voting instructions, the persons named as proxies will vote your shares in accordance with the Board of Directors’ recommendations.

By Order of the Board of Directors,

Ellen F. Whittemore

Secretary

Las Vegas, Nevada

March 20, 2024

DATE AND TIME	PLACE
May 2, 2024 9:00 am PT	Virtual meeting conducted via live webcast accessed at this website: http://www.virtualshareholdermeeting.com/WYNN2024

Attendance at Board, Committee and Annual Shareholder Meetings	13

Committees of the Board	14

Nominating and Corporate Governance Committee	15

Board Leadership	17

Board Role in Risk Oversight	17

Prohibition on Hedging and Pledging Transactions	19

Non-Employee Director Compensation Table	24

OUR PEOPLE AND OUR STEWARDSHIP

Our Company	26

EXECUTIVE OFFICERS	27

COMPENSATION DISCUSSION AND ANALYSIS

How We Approach Executive Compensation	32

How We Designed Incentives in 2023	32

2023 Compensation Design & Decisions	37

Non-Disclosure of Certain Metrics and Targets	43

Other Aspects of Our Executive Compensation	43

Compensation Committee Report	45

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table	49

Discussion of 2023 Summary Compensation Table	50

2023 Grants of Plan-Based Awards Table	51

Option Exercises and Stock Vested in 2023	53

Potential Payments Upon Termination, Retirement or Change in Control	53

CERTAIN RELATIONSHIPS AND TRANSACTIONS	58

PAY RATIO DISCLOSURE	59

PAY vs. PERFORMANCE	60

SECURITY OWNERSHIP	64

Certain Beneficial Ownership and Management	64

Delinquent Section 16(a) Reports	65

ITEMS TO BE VOTED ON

Proposal 1: Election of Directors	67

Proposal 2: Ratification of Appointment of Independent Auditors	67

Proposal 3: Advisory Vote to Approve the Compensation of Named Executive Officers	70

Proposal 4: Approval of an Amendment to the 2014 Omnibus Incentive Plan to Increase the Authorized Shares by 2,000,000 Shares	71

GENERAL INFORMATION	80

APPENDIX A	A-1

Appendix A: Wynn Resorts, Limited Second Amended and Restated 2014 Omnibus Incentive Plan	A-1

References in this Proxy Statement to “Wynn,” “Wynn Resorts,” the “Company,” “we,” “us” or “our” refer to Wynn Resorts, Limited and include all of its consolidated subsidiaries, unless otherwise indicated or the context requires otherwise. References to the “Board” refer to our Board of Directors.

WYNN PALACE
COTAI
永利皇宮

Entertainment Event Marquee

WYNN PALACE COTAI

Surrounded by the lush greens of Cotai's most spectacular resort, this elegant venue offers an unrivaled setting for music festivals, dazzling theatrical events, spectacular weddings, corporate receptions and more.

2023 Highlights

Financial Results

Achieved highest-ever Adjusted Property EBITDAR(1) at our Las Vegas Operations of $946.2 million, over 18% greater than 2022, the previous record

Achieved record Adjusted Property EBITDAR(1) at Encore Boston Harbor of $257.4 million

Successfully navigated post-COVID reopening in Macau, generating strong Adjusted Property EBITDAR(1) of $953.9 million

Pursuing Growth Opportunities

Broke ground and made considerable progress on the construction of Wynn Al Marjan Island, our 40%-owned planned integrated resort in the UAE

Continued to pursue downstate New York gaming license in partnership with Related Companies to develop an integrated resort in Manhattan’s Hudson Yards

Submitted expansion plans for Encore Boston Harbor to add new non-gaming amenities and parking to further enhance the appeal and access at the resort

Continued to advance design and planning efforts for non-gaming capital expenditure commitments related to the new 10-year concession agreement in Macau

Enhanced Financial Flexibility

Strengthened the balance sheet and enhanced our liquidity position through the issuance of $600 million of convertible bonds in Macau and the repurchase of $900 million of aggregate principal amount of senior notes during the year

Increased Capital Return to Shareholders

Resumed Wynn Resorts quarterly dividend at $0.25 per share and opportunistically repurchased $195.5 million of shares, representing approximately 2.0% of fully diluted shares outstanding as of December 31, 2023

Operational Excellence

Awarded 22 Forbes Travel Guide (“FTG”) Five-Star Awards in 2024, the most of any independent hotel company in the world. Our Macau resorts were awarded 15 FTG Five-Star Awards, with Wynn Macau the only resort in the world to receive eight individual FTG Five-Star Awards and Wynn Palace receiving seven. In the U.S., Wing Lei at Wynn Las Vegas remains the only FTG Five-Star Chinese restaurant in North America. Encore Boston Harbor was awarded two FTG Five-Stars for the third consecutive year.

In addition, Wynn Resorts was honored for the sixteenth year to be included on FORTUNE Magazine’s 2024 World’s Most Admired Companies list in the hotel industry and was again ranked #1 In Quality of Products and Services.

(1) Adjusted Property EBITDAR is a net income (loss) before interest, income taxes, depreciation and amortization, pre-opening expenses, gain on EBH Transaction, net, impairment of goodwill and intangible assets, property charges and other, triple-net operating lease rent expense related to Encore Boston Harbor, management and license fees, corporate expenses and other (including intercompany golf course, meeting and convention, and water rights leases), stock-based compensation, change in derivatives fair value, loss on debt financing transactions, and other non-operating income and expenses. See our Annual Report on Form 10-K for the year ended December 31, 2023 (Item 8, Note 20—“Segment Information” to our Consolidated Financial Statements) for the definition of “Adjusted Property EBITDAR,” a reconciliation of Adjusted Property EBITDAR to net income/loss attributable to Wynn Resorts.

2024 PROXY STATEMENT	1

Governance

WHO WE ARE

Board composition

Our Board currently has nine members: Philip Satre, who serves as independent Chair of the Board, Betsy Atkins, Craig Billings, our Chief Executive Officer, Richard Byrne, Paul Liu, Patricia Mulroy, Margaret Myers, Darnell Strom, and Winifred Webb.

At the 2024 Annual Meeting, Ms. Atkins, Mr. Liu, and Mr. Strom are standing for election to serve on our Board until the 2027 Annual Meeting.

DIRECTOR SKILLS AND EXPERIENCE

The table below and the director biographies below highlight the key skills and experiences that our directors have developed through education, direct experience and oversight responsibilities. We believe these collective qualities, skills, experiences and attributes are essential to the Board’s ability to provide independent oversight, exercise its risk oversight function and to guide the Company to long-term, sustainable shareholder value. If an individual director is not listed as having a particular attribute, it does not signify a director’s lack of ability to contribute in that specific area. Rather, it is intended to depict notable areas of focus.

	BETSY S. ATKINS	CRAIG S. BILLINGS	RICHARD J. BYRNE	PAUL LIU	PATRICIA MULROY	MARGARET J. MYERS	PHILIP G. SATRE	DARNELL O. STROM	WINIFRED M. WEBB

Gaming or Other Regulated Industry	X	X	X		X		X

Travel, Leisure, Hospitality & Entertainment	X	X		X		X	X	X	X

Public Company C-Suite	X	X	X			X	X		X

Public Company Board	X	X	X		X		X		X

Finance or Accounting		X	X*	X			X		X*

Cybersecurity	X	X							X

International Politics					X	X		X

Real Estate or Project Construction	X	X	X	X	X		X		X

ESG	X				X	X		X	X

* Denotes those designated as Audit Committee financial experts.

2	2024 PROXY STATEMENT

Board Diversity Matrix (self-identified) (as of March 20, 2024)

BOARD SIZE

Total Number of Directors	9

Part I: Gender Identity	FEMALE	MALE

Directors	Betsy S. Atkins Patricia Mulroy Margaret J. Myers Winifred M. Webb	Craig S. Billings Richard J. Byrne Paul Liu Philip G. Satre Darnell O. Strom

Part II: Demographic Background

African American or Black	—	Darnell O. Strom

Asian	—	Paul Liu

White	Betsy S. Atkins Patricia Mulroy Margaret J. Myers Winifred M. Webb	Craig S. Billings Richard J. Byrne Philip G. Satre

2024 PROXY STATEMENT	3

Director Biographies Biographical and other information for our directors is provided below.

Betsy S. Atkins Chief Executive Officer and Founder, Baja Corporation

Ms. Atkins has been Chief Executive Officer of Baja Corporation, an independent venture capital firm focused on technology, renewable energy and life sciences, since 1994. Ms. Atkins currently serves as a director of SL Green Realty (since April 2015), Solaredge Technologies, Inc. (since June 2021), Enovix Corporation (since July 2021) and Rackspace Technology, Inc (since June 2023).

PREVIOUS EXPERIENCE

–  January 2016 to March 2022: Director, Volvo Car Group

–  2016 to October 2018: Director, Cognizant Technology Solutions

–  February 2009 to August 2009: Chair and Chief Executive Officer, Clear Standards (until acquired by SAP)

–  1991 to 1993: Chair and Chief Executive Officer, NCI, Inc.

–  1989 to 1999: Co-founder, Director, Executive Vice President Sales, Marketing, International Operations, Ascend Communications (until acquired by Lucent Technologies)

–  Previously served as director of Schneider Electric, HD Supply Holdings, Polycom, SunPower, Chico’s FAS, Ciber, Darden Restaurants and NASDAQ

–  Formerly Chair, Executive Advisory Board, SAP, AG, and Chair, Executive Advisory Board, British Telecom and presidential-appointee to the Pension Benefit Guaranty Corporation advisory committee

EDUCATION

Ms. Atkins graduated with a B.A. from the University of Massachusetts.

EXPERTISE

Ms. Atkins brings to our Board executive leadership and operational experience in various technology, food & beverage and retail industries, as well as significant public board experience and executive compensation, sustainability and enterprise risk management expertise.

Director Since	April 2018
Term Expires	2024 Annual Meeting
Age	70
Board Committees:	Compensation (Chair), Nominating and Corporate Governance

SKILLS AND QUALIFICATIONS

Gaming or Other Regulated Industry	Ms. Atkins served as a director of NASDAQ, dealing closely with the Financial Industry Regulatory Authority, Inc., and as a member of the advisory board of the Pension Benefit Guaranty Corporation.

Travel, Leisure, Hospitality & Entertainment	Ms. Atkins served as a director of Darden, an owner and operator of numerous restaurant chains.

Public Company C-Suite	Ms. Atkins served as the Chair and CEO of NCI, Inc; Chair and CEO of Clear Standards.

Public Company Board	Ms. Atkins currently serves as a director of SL Green Realty, Solaredge Technologies, Inc. Enovix Corporation, Rackspace Technology, and previously as a director of Cognizent, Darden Restaurants Inc., NASDAQ, Chico’s, SunPower Corporation, Volvo and Schneider Electric.

Cybersecurity	Ms. Atkins is the CEO and Owner of Baja Corp., an early stage venture capital firm with recent investments in cyber security software and technology. Ms. Atkins has earned a CERT Certificate in Cyber-Risk Oversight

Real Estate or Project Construction	Ms. Atkins currently serves as a director of SL Green Realty Corp., a fully integrated public real estate investment trust.

ESG	Ms. Atkins served as the Chair and Chief Executive Officer of Clear Standards (acquired by SAP), which provided Enterprise Carbon Management Sustainability software to help organizations measure, mitigate, and monetize carbon and other resources; served as a director of SunPower Corporation a renewable energy company; a director of Darden which was then focused on its ESG, community programs and ethnic inclusion programs; director of Volvo focusing on global ESG programs for diversity, inclusion, community engagement and carbon neutrality sustainability.

4	2024 PROXY STATEMENT

Craig S. Billings Chief Executive Officer, Wynn Resorts, Limited

Mr. Billings has served as the Company’s CEO since February 1, 2022, and as President from March 2019 until May 2020 when he became CEO of Wynn Interactive. Mr. Billings joined the Company in March 2017 as Chief Financial Officer until he was selected as CEO. Mr. Billings is also the CEO and an Executive Director of Wynn Macau, Limited, a majority owned subsidiary of the Company. Mr. Billings serves as a director of Applovin Corporation.

PREVIOUS EXPERIENCE

–  2015 to 2017: Gaming industry independent advisor and investor

–  2012 to 2015: Chief Digital Officer, Strategy & Business Development Managing Director, various roles, Aristocrat Leisure Ltd.

–  Previously Vice President in the Investment Banking Division of Goldman Sachs in both New York and London, covering the gaming industry

–  Previously audit and assurance manager at Deloitte

–  2015 to 2018: Director and Non-Executive Chair, NYX Gaming Group

EDUCATION

Mr. Billings graduated with a B.S. cum laude in Accounting from the University of Nevada, Las Vegas, and received an M.B.A. from Columbia Business School. Mr. Billings is a Certified Public Accountant (inactive).

EXPERTISE

Mr. Billings has extensive leadership and innovation experience in the gaming industry, both domestically and internationally, as well as experience in the investment banking and financial services industries.

Director Since	February 2022
Term Expires	2025 Annual Meeting
Age	51

SKILLS AND QUALIFICATIONS

Gaming or Other Regulated Industry	Mr. Billings was a Vice President of Investment Banking for Goldman Sachs focusing on financing mergers and acquisitions for the gaming industry; Chief Digital Officer and MD, Strategy and Business Development of Aristocrat, a leading gaming equipment manufacturer and online gaming provider. Mr. Billings also served as non-executive director and Chairman of NYX, a regulated sports betting company.

Travel, Leisure, Hospitality & Entertainment	In his role as CEO, Mr. Billings leads Wynn Resort’s strategy to develop experiences in culinary arts, sports broadcasts, luxury goods, and unique entertainment premieres.

Public Company C-Suite	Mr. Billings is the former CFO and current CEO of Wynn Resorts.

Public Company Board	Mr. Billings serves as a director and chair of the audit committee of Applovin Corporation, an advertising technology leader.

Finance or Accounting	Mr. Billings is the former CFO of Wynn Resorts and has previously served as a Vice President of Investment Banking at Goldman Sachs and an audit and assurance manager at Deloitte.

Real Estate or Project Construction	Mr. Billings was a member of the executive team that opened Encore Boston Harbor in 2019 and is developing Wynn Al-Marjan Island.

Cybersecurity	Lead cyber security efforts both with the Company as CFO, previously in his development roles at technology companies, and currently as the chair of the audit committee of a software company with oversight responsibility over cybersecurity.

2024 PROXY STATEMENT	5

Richard J. Byrne CEO, Chair of the Board of Franklin BSP Realty Trust, Inc.

Mr. Byrne is Chair of the Board and CEO of Franklin BSP Realty Trust, Inc., a publicly-traded commercial real estate finance company, which is externally managed by Benefit Street Partners L.L.C., (a wholly owned subsidiary of Franklin Resources, Inc.), where Mr. Byrne has served as president since 2013. In addition to his one public company board chair position, Mr. Byrne serves as CEO and chair of two related non-publicly traded business-development companies regulated by the Investment Company Act of 1940: Franklin BSP Lending Corp. since 2016 and Franklin BSP Capital Corp. since 2020. Mr. Byrne is a director of New York Road Runners and is also the Founder and Chief Executive Officer of KASAI Elite Grappling Championships.

PREVIOUS EXPERIENCE

–  1999 to 2013: Chief Executive Officer, Deutsche Bank Securities, Inc. (2008-2013); Global Co-Head of Capital Markets at Deutsche Bank (2006-2013); member of the Global Banking Executive Committee and the Global Markets Executive Committee (2001-2010)

–  1985 to 1999: Global Co-Head of the Leveraged Finance Group and Global Head of Credit Research at Merrill Lynch & Co.

–  Highly-ranked credit research analyst, principally in the gaming, lodging and leisure sector

EDUCATION

Mr. Byrne graduated with a B.A. from Binghamton University and a Masters of Business Administration (M.B.A.) from the Kellogg School of Management at Northwestern University.

EXPERTISE

Mr. Byrne has extensive high-level experience in the investment banking and financial services industries, adding expertise in corporate finance and substantial knowledge of the public and private capital markets to our Board. Mr. Byrne also has a deep background in the casino resort industry.

Director Since	August 2018
Term Expires	2026 Annual Meeting
Age	63
Board Committees:	Audit (Financial Expert) Compensation

SKILLS AND QUALIFICATIONS

Gaming or Other Regulated Industry	Each of the entities where Mr. Byrne serves or served in executive capacities are regulated by various state and federal agencies, including the SEC and FINRA. Further, throughout his career with both Merrill Lynch and Deutsche Bank, Mr. Byrne was a top-ranked research analyst in casino gaming.

Public Company C-Suite	Mr. Byrne was Chief Executive Officer of Deutsche Bank Securities, Inc., from 2008-2013 and was also the global head of capital markets at Deutsche Bank and a member of their global banking and global markets executive committees. Before joining Deutsche Bank, Mr. Byrne was global co-head of the leveraged finance group and global head of credit research at Merrill Lynch.

Public Company Board	Mr. Byrne is the Chairman of Franklin BSP Realty Trust, Inc.

Finance or Accounting	Mr. Byrne ran global leveraged finance at Merrill Lynch. He served in many capacities at Deutsche Bank, including global head of capital markets, and ultimately, chief executive officer of Deutsche Bank Securities until 2013. He has been the president of Benefit Street Partners, LLC, an alternative asset management firm, since 2013.

Real Estate or Project Construction	Franklin BSP Realty Trust, Inc., where Mr. Byrne is CEO and Chair of the Board, is a real estate investment trust that originates, acquires and manages a diversified portfolio of commercial real estate debt secured by properties located in the United States.

6	2024 PROXY STATEMENT

Paul Liu Former Partner, Egon Zehnder, AG

Mr. Liu has significant professional experience in hospitality, entertainment, and financial services both in China and the Asia Pacific region, most recently serving as a Partner at Egon Zehnder AG where he led the Services Practice in the Asia Pacific region with a focus on hotels and hospitality, serving multinational and Chinese companies.

PREVIOUS EXPERIENCE

–  2011-2023 Consultant / Partner, Egon Zehnder, Services Practice Group for Greater China and Asia Pacific

–  2009-2011 Chief Operating Officer, China, Anschutz Entertainment Group ("AEG")

–  2000-2007 Executive Director and Chief Financial Officer, Three on the Bund

–  Previous roles with multinational investment banks

EDUCATION

Mr. Liu graduated with a B.A. in 1983, from the University of Michigan, and an M.A. from Johns Hopkins University School of Advanced International Studies in 1986.

EXPERTISE

Mr. Liu has significant professional experience in hospitality, entertainment, financial services, as well as talent management and appraisal, both in China and the Asia Pacific region. Most recently he served as a Partner at Egon Zehnder AG where he led the Services Practice in the Asia Pacific region with a focus on hotels and hospitality, serving multinational and Chinese companies.

Director Since	August 2023
Term Expires	2024 Annual Meeting
Age	64
Board Committees:	Audit

SKILLS AND QUALIFICATIONS

Finance or Accounting

Mr. Liu was in banking for 14 years based in New York and Hong Kong, serving in corporate finance, asset management and capital markets roles.

Mr. Liu has served previously as Chief Financial Officer for Three on the Bund, an iconic Shanghai destination, and as Chief Operating Officer, China for AEG, which included responsibility for finance.

Real Estate or Project Construction	Mr. Liu has overseen several hospitality and lifestyle-related construction projects, and negotiated luxury retail partnerships.

Travel, Leisure, Hospitality & Entertainment	Mr. Liu was a founder of Three On The Bund, an iconic lifestyle development on the Shanghai Bund. He also managed the build-out of the AEG China operations during the design and construction of the Shanghai World Expo Performing Arts Center (now the Mercedes-Benz arena).

2024 PROXY STATEMENT	7

Patricia Mulroy Non-Resident Senior Fellow for Climate Adaptation & Environmental Policy, Practitioner in

Residence, Saltman Center for Conflict Resolution, William S. Boyd School of Law, University of Nevada, Las Vegas

Ms. Mulroy is currently a Non-Resident Senior Fellow for Climate Adaptation and Environmental Policy and Practitioner in Residence at the Saltman Center for Conflict Resolution at the William S. Boyd School of Law at the University of Nevada, Las Vegas, joining them after having served as a Non-Resident Senior Fellow of the Brookings Institute. She serves as a director of Bowman Consulting, Inc., a publicly traded engineering consulting firm. Ms. Mulroy operates a consulting firm representing both corporate and government clients in water matters. Ms. Mulroy is a recognized expert in climate related adaptation strategies for both governments and corporations having worked with organizations such as the World Bank in China and with the government of Saudi Arabia on their Project Neon. Ms. Mulroy formerly was a member of the Global Agenda Council on Water of the World Economic Forum and still serves as a Water Advisor to the organization.

PREVIOUS EXPERIENCE

–  July 2014 to October 2015: served on the Nevada Gaming Commission

–  1995 to 2014: Nevada’s representative in all interstate, national and international negotiations and matters regarding the Colorado River negotiating numerous groundbreaking interstate agreements and international treaty modifications.

–  1993 to 2014: Chief executive of the Southern Nevada Water Authority

–  1989 to 2014: Chief executive of the Las Vegas Valley Water District

EDUCATION

Ms. Mulroy graduated with a B.A. and M.A. from the University of Nevada, Las Vegas and pursued doctoral studies at Stanford University.

EXPERTISE

Ms. Mulroy brings more than 30 years of government experience to the Board, serving in numerous leadership roles focusing on Nevada’s public infrastructure. Additionally, Ms. Mulroy’s experience on the Nevada Gaming Commission brings experience and insight into state regulatory and public policy issues impacting the Company’s operations.

Director Since	October 2015
Term Expires	2026 Annual Meeting
Age	71
Board Committees:	Audit Nominating and Corporate Governance (Chair)

SKILLS AND QUALIFICATIONS

Gaming or Other Regulated Industry	Ms. Mulroy served as a member of the Nevada Gaming Commission.

Public Company Board	Ms. Mulroy serves as a director of Bowman Consulting, Inc., a publicly traded engineering consulting firm.

International Politics	Ms. Mulroy served as a member of the Global Agenda Council on Water of the World Economic Forum.

Real Estate or Project Construction	As the chief executive of the Southern Nevada Water Authority she managed several massive construction projects to protect the Las Vegas community from water shortages and to ensure state-of-the-art water infrastructure and treatment facilities.

ESG	Ms. Mulroy is an acknowledged expert in environmental strategies having represented both governments and companies in water matters. She was the chief executive of the Southern Nevada Water Authority which is responsible for all regional water management and facilities serving all of Southern Nevada and its 3 million inhabitants and 42 million annual visitors.

8	2024 PROXY STATEMENT

Margaret J. Myers Senior Advisor to the Governor of California and Director of the Governor’s Office of

Business and Economic Development

Ms. Myers is currently Senior Advisor to the Governor of California and Director of the Governor’s Office of Business and Economic Development. From September 2014 to April 2020, Ms. Myers was Executive Vice President, Worldwide Corporate Communications and Public Affairs for Warner Bros. Entertainment, Inc. (“Warner Bros.”), a broad-based global entertainment company.

PREVIOUS EXPERIENCE

–  September 2010 to June 2014: Managing Director, Strategic Communications and Public Affairs Practice, Glover Park Group

–  1994 to 2010: Political analyst, commentator and writer

–  January 1993 to December 1994: White House Press Secretary

–  Ms. Myers is the author of the 2008 New York Times best-selling book, “Why Women Should Rule the World”

EDUCATION

Ms. Myers graduated with a B.S. from Santa Clara University.

EXPERTISE

Ms. Myers has extensive experience in both the public and private sectors, as a C-Suite executive, senior government official and board member. She brings to our Board expertise in strategic growth, policy and governance and corporate communications strategies, including media relations, crisis and reputation management, executive communications, corporate responsibility, and philanthropy.

Director Since	April 2018
Term Expires	2025 Annual Meeting
Age	62
Board Committees:	Compensation Nominating and Corporate Governance

SKILLS AND QUALIFICATIONS

Travel, Leisure, Hospitality & Entertainment	Ms. Myers served as Executive Vice President, Worldwide Corporate Communications and Public Affairs for Warner Bros., a broad-based global entertainment company.

Public Company C-Suite	Ms. Myers served as Executive Vice President, Worldwide Corporate Communications and Public Affairs for Warner Bros.

International Politics	Ms. Myers served as White House Press Secretary for President William J. Clinton, the official spokesperson of the President of the United States. In that position she was responsible for communicating the administration’s positions on foreign and domestic issues to a global audience. She also met regularly with international government officials to help navigate market access and regulatory issues while at Warner Bros.

ESG	Ms. Myers led corporate responsibility and philanthropy initiatives at Warner Bros. and advised numerous international and domestic clients on meeting their social and governance objectives at the Grover Park Group.

2024 PROXY STATEMENT	9

Philip G. Satre Retired

Mr. Satre has served as the Non-Executive Chair of the Board since November 2018 and joined the Board as Vice-Chair in August 2018. In the not-for-profit sector, Mr. Satre is President Emeritus of the International Center for Responsible Gaming; a Trustee of The National World War II Museum; serves on the Board of the National Automobile Museum - The Harrah Collection in Reno, Nevada; is Co-Founder and Chair of the Kenny Guinn Center for Policy Priorities and served on the Stanford Alumni Association Board of Directors until June 2022.

PREVIOUS EXPERIENCE

–  1980 to 2005: Various roles at Harrah’s Entertainment, Inc. with increasing responsibility, including Vice President, General Counsel and Secretary; President and Chief Executive Officer of its gaming division; culminating in service as CEO and Chair

–  Previously served on the boards of Nordstrom, Inc., International Game Technology PLC (“IGT”), NV Energy, Tabcorp Holdings Ltd. (Australia), and Rite Aid Corporation

–  Various roles in non-profits, including as Chair of the Guinn Center for Policy Priorities and Emeritus Member of the Stanford University Board of Trustees (2005 to 2010)

EDUCATION

Mr. Satre graduated with a B.A. from Stanford University and a J.D. from the University of California, Davis. He attended the M.I.T. Senior Executive Development Program in Fall, 1982.

EXPERTISE

Mr. Satre’s prior experience as an executive in our industry brings the Board extensive understanding of the complex financial, regulatory, operational, and strategic challenges we face, while his prior experience as a director across a diversity of industries adds additional expertise in matters of good corporate governance and effective Board oversight.

Director Since	August 2018
Term Expires	2026 Annual Meeting
Age	74
Board Committees	Audit Nominating and Corporate Governance

SKILLS AND QUALIFICATIONS

Gaming or Other Regulated Industry	Harrah’s Entertainment, the publicly traded company where Mr. Satre served as CEO and Chairman of the Board and IGT, a publicly traded gaming equipment manufacturer where he served as non-executive Chair of the Board, are regulated by the SEC and by the gaming regulatory agencies in the 28 jurisdictions in which Harrah’s operated casinos at the time of his retirement and the over-250 jurisdictions in which IGT was licensed to manufacture gaming equipment.

Travel, Leisure, Hospitality & Entertainment	Mr. Satre was with Harrah’s Entertainment for 25 years, serving ultimately as CEO and Chairman of the Board.

Public Company C-Suite	Mr. Satre was with Harrah’s Entertainment for 25 years, serving ultimately as CEO and Chairman of the Board.

Public Company Board	Mr. Satre has served on the boards of Harrah’s Entertainment, IGT, Nordstrom, NV Energy, Rite Aid Corporation and Tabcorp Holdings.

Finance or Accounting	Mr. Satre led all financing efforts at Harrah’s Entertainment, including the successful acquisitions of numerous companies, all while maintaining a strong balance sheet. Mr. Satre built Harrah’s Entertainment into a Fortune 500 company.

Real Estate or Project Construction	Mr. Satre led the transformation of Harrah’s Entertainment from a small regional company with four casinos to one with 28 casinos throughout the United States and internationally.

10	2024 PROXY STATEMENT

Darnell O. Strom Partner & Head of Culture and Leadership, UTA

Mr. Strom is a Partner & Head of the Culture and Leadership Division at premiere entertainment agency, United Talent Agency (“UTA”). Mr. Strom represents transformative talent, brands, and organizations across entertainment, media, sports, fashion, the arts, entrepreneurship, politics, and thought leadership.

PREVIOUS EXPERIENCE

–  2012 to 2019: Agent, Creative Artists Agency

–  2010 to 2012: Executive, Creative Artists Agency Foundation

–  2006 to 2010: Deputy Director of Development, William J. Clinton Foundation

–  2005 to 2006: Deputy Director of Scheduling & Advance, Office of President William J. Clinton

EDUCATION

Mr. Strom graduated with a B.S. (with honors) from Florida A&M University.

EXPERTISE

Mr. Strom’s decades of experience in entertainment, media, and sports, along with the relationships he has established, is a significant benefit to the Board. Mr. Strom brings to our Board significant industry expertise in media, sports, entertainment, music, fashion, the arts, branding and thought leadership.

Director Since	October 2020
Term Expires	2024 Annual Meeting
Age	42
Board Committees:	Compensation Nominating and Corporate Governance

SKILLS AND QUALIFICATIONS

Travel, Leisure, Hospitality & Entertainment	In addition to his representation of transformative talent, over the course of his career, Mr. Strom has advised some of the world’s top luxury, hospitality, and lifestyle brands. Mr. Strom has extensive experience working at the cross-section of entertainment, media, sports, music, fashion, and digital. Mr. Strom has presented at the Aspen Ideas Festival, Sundance Film Festival, Brilliant Minds, Cannes Lion Creativity Festival, and the UN’s Nexus Global Youth Summit. He also served on President Obama’s White House Entertainment Council.

International Politics	Mr. Strom’s roles in the Office of President William J. Clinton and with the William J. Clinton Foundation provided him with experience working with foreign governments and organizations.

ESG	In his previous roles at the William J. Clinton Foundation and the Creative Artists Agency Foundation, Mr. Strom strategically advised his clients and non-governmental organizations on a range of issue areas regarding their philanthropy and social initiatives.

2024 PROXY STATEMENT	11

Winifred M. Webb Founder, Kestrel Corporate Advisors

Ms. Webb founded Kestrel Corporate Advisors, an advisory services firm in 2013. Ms. Webb currently serves as a trustee of AMH (since January 2019), and as a director of AppFolio, Inc. (since December 2019) and ABM Industries (“ABM”) (since 2014).

PREVIOUS EXPERIENCE

–  2010 to 2013: Managing Director, Tennenbaum Capital Partners, now part of BlackRock

–  2008 to 2010: Member of the Corporate Executive team and senior advisor, Ticketmaster, now part of LiveNation

–  1988 to 2008: Various senior corporate positions, including as Senior Vice President of Investor Relations and Shareholder Services, and governance outreach, The Walt Disney Company (“Disney”); Executive Director, The Walt Disney Company Foundation

–  Previously held various investment banking positions

–  Prior service on the boards of TiVo, Jack in the Box, and nonprofit PetSmart Charities

EDUCATION

Ms. Webb graduated with a B.A. (with honors) from Smith College and received her M.B.A. from Harvard University.

EXPERTISE

Ms. Webb brings to our Board significant industry expertise in travel and tourism, hospitality, food and beverage, media and entertainment, retailing, real estate, and facilities services. Ms. Webb’s experience developing award-winning investor relations, strategic communications, brand-building programs and extensive, public company board service contribute to the Board’s ability to provide creative solutions in strategic planning and board governance.

Director Since	April 2018
Term Expires	2025 Annual Meeting
Age	66
Board Committees:	Audit, Chair (Financial Expert)

SKILLS AND QUALIFICATIONS

Travel, Leisure, Hospitality & Entertainment	Ms. Webb has over 20 years of experience with Disney, one of the world’s leading entertainment companies in addition to several years at Ticketmaster Entertainment.

Public Company C-Suite	Ms. Webb was a member of the corporate executive teams of TPC Capital Corp, Ticketmaster, and Disney.

Public Company Board	Ms. Webb has served as a director of Tivo and Jack in the Box. She currently serves on the boards of AMH, AppFolio, and ABM.

Finance and Accounting	Ms. Webb began her career in investment banking. She served as Vice President at PaineWebber in New York and as a Corporate Finance Analyst at Lehman Brothers. Prior to assuming her role in investor relations with Disney, she was engaged in that company’s capital markets, treasury and corporate finance activities. She serves on the Audit Committees of ABM and AppFolio (chair).

Cybersecurity	Ms. Webb serves as chair of ABM’s Stakeholder & Enterprise Risk committee, responsible for cybersecurity review. She holds a National Association of Corporate Directors/Carnegie Mellon Certificate in Cyber-Risk Oversight.

Real Estate/Project Construction	Ms. Webb is a trustee of AMH, a real estate investment trust. She is also a director of facilities services and engineering company, ABM, and of AppFolio which provides property management services.

ESG	Ms. Webb was Disney’s c-suite executive responsible for governance outreach and was separately the Executive Director of The Walt Disney Company Foundation. She serves on the Nominating and Governance Committees at Appfolio and AMH. She chairs ABM’s Stakeholder & Enterprise Risk committee, responsible for oversight of that company’s ESG efforts.

12	2024 PROXY STATEMENT

Board independence

The Board has affirmatively determined that, except Mr. Billings, our Chief Executive Officer, each director that served during 2023 was, and each current director continues to qualify as an independent director in accordance with Nasdaq’s listing standards. In addition, the Board has determined that each of Messrs. Byrne, Liu and Satre, and Ms. Mulroy and Ms. Webb meets the heightened independence requirements for Audit Committee membership as set forth in Rule 10A-3 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable listing standards of Nasdaq, and that each of Ms. Atkins, Ms. Myers and Messrs. Byrne and Strom meets the heightened independence requirements for Compensation Committee members set forth in Rule 10C-1 under the Exchange Act and the applicable listing standards of Nasdaq.

In addition, our Code of Conduct requires our employees and directors to avoid situations where their personal interests may, or may appear to, conflict with our interests, and to disclose a potential conflict of interest. In any situation where a director could be perceived as having a potential conflict of interest, that director is expected to recuse himself or herself from the matter, and the non-interested members of the Board review and act on the matter or transaction.

Attendance at board, committee and annual shareholder meetings

During 2023, the Board held nine meetings, the Audit Committee held five meetings, the Compensation Committee held six meetings and the Nominating and Corporate Governance Committee held five meetings. Directors are expected to attend the annual meeting of shareholders and all or substantially all of the Board meetings and meetings of committees on which they serve. All directors then in office attended the annual meeting held on May 4, 2023, and during 2023 each director attended at least 75% of the meetings of the Board during such director’s tenure and the total number of meetings held by the committees of the Board on which the director served.

HOW WE GOVERN AND ARE GOVERNED

Our Board considers carefully which of its functions should be delegated to its standing committees and which are better suited for the full Board. We also consider carefully which directors serve on, and chair, each committee, and how reporting between the committees, the Board, the Board Chair, and management should take place.

As the expectations placed on company boards continue to grow, the Nominating and Governance Committee periodically assesses this structure, including monitoring the function of the committees through the annual self-evaluation process, when and whether new committees or sub-committees are needed and how the committee’s reporting mechanisms to the Board are operating in practice.

2024 PROXY STATEMENT	13

Committees of the board

The Board of Directors has three standing committees, each comprised solely of independent directors: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The charters for these committees are available on our website at http://www.wynnresorts.com under the heading “Corporate Governance” on the Company Information page.

DIRECTOR	INDEPENDENT DIRECTOR	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Betsy S. Atkins	✓		C	•

Richard J. Byrne	✓	F	•

Paul Liu	✓	•

Patricia Mulroy	✓	•		C

Margaret J. Myers	✓		•	•

Philip G. Satre	✓	•		•

Darnell O. Strom	✓		•	•

Winifred M. Webb	✓	C,F

Committee Meetings in 2023		5	6	5

C Chair; F Audit Committee Financial Expert within the meaning of Securities and Exchange Commission (“SEC”) regulations;

AUDIT COMMITTEE

The Audit Committee meets in executive session with the Company’s independent auditors, General Counsel, Chief Audit Executive, Chief Financial Officer, and with the Chief Global Compliance Officer to discuss accounting principles, financial and accounting controls, the scope of the annual audit, internal controls, regulatory compliance, and other matters. The independent auditors have complete access to the Audit Committee without management present to discuss the results of their audits and their opinions on the adequacy of internal controls, quality of financial reporting, and other accounting and auditing matters.

KEY RESPONSIBILITIES

-	Appointing, retaining, overseeing, and approving the compensation of the independent auditors

-	Reviewing and discussing with the independent auditors and management the Company’s earnings releases and quarterly and annual reports to be filed with the SEC

-	Reviewing the adequacy, effectiveness, scope, and results of the Company’s internal auditing procedures and practices

-

Overseeing the Company’s legal and regulatory compliance programs (in conjunction with the independent Compliance Committee) and its policies and procedures for monitoring compliance as they relate to the Company’s financial statements

-	Meeting periodically with management to review the Company’s major risk exposures and the steps management has taken to monitor and control such exposures

-	Reviewing and approving the Company’s decision to enter into certain swaps and other derivative transactions

COMPENSATION COMMITTEE

The Compensation Committee sets all elements of compensation for our named executive officers (“NEOs”) based upon consideration of our NEO’s contributions to the development and operating performance of the Company, and is primarily responsible for monitoring risks relating to the Company’s compensation policies and practices to determine whether they create risks that are reasonably likely to have a material adverse effect on the Company.

14	2024 PROXY STATEMENT

The Compensation Committee considers the recommendations of the CEO in establishing compensation for all NEOs, other than the CEO. In addition, the Compensation Committee oversees the CEO’s annual evaluation of our senior management and considers such evaluations when determining the compensation for members of our senior management.

The Compensation Committee has the authority to retain compensation consulting firms exclusively to assist it in the evaluation of executive officer and employee compensation and benefit programs. In 2023, the Compensation Committee retained Radford, a unit of Aon plc’s Human Capital Solutions (“Radford”), a nationally recognized independent compensation consulting firm, to assist in performing its duties. Radford does not provide services to the Company other than the advice on director and executive compensation that it may provide the Compensation Committee when requested. In 2023, Radford provided the Compensation Committee with a peer group review and competitive compensation analysis, in connection with the Compensation Committee’s review of compensation levels of our NEOs. The Compensation Committee retains sole responsibility for engaging advisors and meets with advisors, as needed, in the Compensation Committee’s sole discretion. Each of the members of the Compensation Committee brings a wealth of experience from their public and private board experience and their respective executive roles, which helps the Compensation Committee oversee the design and practice of linking executive compensation to company performance.

KEY RESPONSIBILITIES

-	Reviewing the goals and objectives of the Company’s executive compensation plans, and amend or recommend that the Board amend an existing plan or adopt a new plan, as appropriate

-	Assessing the Company’s most recent advisory vote on executive compensation

-

Appointing advisors retained by the Compensation Committee and assessing any potential conflicts of interest, overseeing and approving the compensation of any advisors the Compensation Committee retains

-

Annually evaluating the performance of the CEO, overseeing the evaluation of performance of senior management and the other officers of the Company, and setting compensation for the CEO, other NEOs, and other members of senior management

-	Reviewing and approving equity awards and supervising administrative functions pursuant to the Company’s equity plans

-	Reviewing and approving compensation arrangements for officers and other key employees in accordance with policies adopted by the Compensation Committee from time to time

-	Reviewing and recommending to the full Board the type and amount of compensation for Board and committee service by non-management directors

-	Reviewing and discussing with management the Compensation Discussion and Analysis and related disclosures in the Company’s Proxy Statement

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are appointed by the Board each year. The members of the Compensation Committee who served in 2023 were Ms. Atkins, Mr. Byrne, Ms. Myers, Mr. Strom, and former director Ambassador Randt. No member of the Compensation Committee is, or was, one of our officers or employees. No interlocking relationship exists between the Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee seeks to have the Board represent a diversity of backgrounds and experiences and assesses potential nominees in light of the Board’s current size and composition.

The Nominating and Corporate Governance Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a

2024 PROXY STATEMENT	15

meaningful contribution to the Board’s oversight of the business and affairs of the Company and have a reputation for honest and ethical conduct in both personal and professional activities. The Nominating and Corporate Governance Committee seeks to align the skills and qualifications of the members of the Board with the Company’s overall long-term strategic goals. The Nominating and Corporate Governance Committee may, from time to time, develop and recommend additional criteria for identifying and evaluating director candidates, including those recommended for consideration by Company shareholders. In addition, the Nominating and Corporate Governance Committee examines a candidate’s other commitments, potential conflicts of interest, and independence from management and the Company. The Nominating and Corporate Governance Committee and Board believe that differences of viewpoint, professional experience, individual characteristics, personal background, qualities, skills, qualifications, gender, ethnicity, and race help generate varying perspectives and that those varying perspectives are important to the effectiveness of the Board’s oversight of the Company. The Nominating and Corporate Governance Committee proactively considers diversity by annually reviewing with the Board the Board’s composition as a whole and recommending, if appropriate, measures to be taken so that the Board reflects the appropriate balance of knowledge, depth, diversity of backgrounds and experience, and the skills and expertise required for the Board as a whole. The Nominating and Corporate Governance Committee assesses the effectiveness of this policy by periodically reviewing the Board membership criteria with the Board. This assessment enables the Board to update the skills and experience it seeks in the Board as a whole and in individual directors, as the Company’s needs evolve and change over time.

The Nominating and Corporate Governance Committee also annually assesses each director’s time commitment and whether service on other boards will unreasonably detract from the nominee’s ability to fulfill his or her responsibilities and duties to the Company. The evaluation includes an assessment of their primary occupation and other public company and private boards they serve on. Only directors who are assessed to have sufficient availability are considered for nomination or renomination each year. The Company also has a policy, included in its Corporate Governance Guidelines, that limit Board members from serving on more than four other boards of public companies in addition to the Board of the Company. The Corporate Governance Guidelines also requires that each director advise the Company if and when their principal occupation or business association changes substantially during the director’s tenure on the Board. The Nominating and Corporate Governance Committee recommends to the Board and the Chair the action, if any, to be taken in such situation with regard to that director’s continued service on the Board.

The Company’s Corporate Governance Guidelines sets forth the Company’s policy requiring the inclusion of candidates with diversity of race, ethnicity, and gender when evaluating new candidates for the Board. Additionally, we have established a goal of 50% diversity among Board members, which we have exceeded since 2020.

The Nominating and Corporate Governance Committee is responsible for conducting the annual Board self-evaluation process. The Board conducts a three-part evaluation process coordinated by the General Counsel. Each Board director participates in an evaluation of the full Board, each of the committees on which he or she serves, and individual Board director performance. A summary report of the results is prepared by the General Counsel and presented to the full Board and to each committee. The Board uses the results in preparing action items as necessary.

KEY RESPONSIBILITIES

-	Identifying, evaluating and recommending qualified director candidates, including candidates recommended by shareholders, directors, or management

-

Assessing the qualifications, attributes, skills, experience, diversity and independence of Board members, taking into account appropriate considerations such as the Company’s current and planned business, current and potential composition considerations, any planned director refreshments, and the qualifications required of directors under the gaming laws of jurisdictions where the Company operates

-	Reviewing the composition of the Board and its committees and recommending, as appropriate, measures to be taken for Board refreshment and Board succession planning

-	Reviewing and making recommendations regarding the Board’s leadership structure

16	2024 PROXY STATEMENT

-	Overseeing corporate governance matters generally, including the corporate governance guidelines, and annually reviewing and recommending any changes to the Board, as appropriate

-	Overseeing and, as it determines appropriate, designating directors to participate in the Company’s engagement with shareholders

-	Overseeing the annual evaluation of the Board and its standing committees

CONSIDERATION OF CANDIDATES RECOMMENDED BY SHAREHOLDERS

Our Nominating and Corporate Governance Committee is pleased to consider director candidates recommended by shareholders. The Nominating and Governance Committee also considers self-submitted candidates to the Board. In considering such candidates, the Nominating and Corporate Governance Committee will take into consideration the Board’s current size and composition; the needs of the Board, including the skills and experience of existing directors; and the qualifications of the candidate. To have a candidate considered by the Nominating and Corporate Governance Committee, a shareholder must comply with the provisions of the Company’s Ninth Amended and Restated Bylaws (the “Bylaws”) and send written notice of the nomination to the Company’s Secretary at Wynn Resorts, Limited, c/o Secretary at 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

If the Nominating and Corporate Governance Committee pursues consideration of a person identified as a potential candidate, the Nominating and Corporate Governance Committee may take any or all of the following steps: collect and review publicly available information regarding the candidate, contact and request information from the candidate, verify the candidate’s credentials, conduct one or more interviews with the candidate and contact one or more references provided by the candidate or other persons who may have greater first-hand knowledge of the candidate’s accomplishments. The Nominating and Corporate Governance Committee’s evaluation process takes into account the candidate’s accomplishments and qualifications, including in comparison to any other candidates that the Nominating and Corporate Governance Committee might be considering, and does not vary based on whether a candidate has been recommended by a shareholder.

Board leadership

On at least an annual basis, our Board assesses its leadership structure, including the appointment of an independent, non-executive Chair of the Board. Our Corporate Governance Guidelines require that an independent, non-executive director be annually elected as Chair of the Board by a majority of directors. We believe the separation of the Chair and the Chief Executive Officer clarifies the individual roles and responsibilities of the Chief Executive Officer, streamlines decision-making and enhances accountability. Mr. Billings currently serves as our Chief Executive Officer and director, and Mr. Satre has served as our independent, non-executive Chair of the Board since 2018. This separation in roles allows Mr. Billings to focus on the management of the Company, day-to-day operations and engagement with external stakeholders. Mr. Satre focuses his attention on the broad strategic issues considered by the Board, leveraging his strong public company and gaming background to provide strategic guidance and effective oversight of management and engaging with the Chief Executive Officer between Board meetings.

Board role in risk oversight

The Board is focused on building value for the Company’s shareholders and to promote the vitality and sustainability of the Company for its customers, employees, communities in which it does business, our planet, and the other individuals and organizations that share interests with us.

To achieve these goals, the Board monitors the performance of the Company (in relation to its goals, strategy, risks and competitors); reviews the Company’s compliance efforts; and, through the Compensation Committee, evaluates and addresses the performance of management, including the Chief Executive Officer.

2024 PROXY STATEMENT	17

The Board has an active role in overseeing the Company’s areas of risk.

-

The Board and its committees, in consultation with management and the Company’s independent auditors, regularly review the Company’s risk profile and have identified specific areas of risk including: regulatory compliance; legal and human resource matters; legislative and political conditions; capital availability and liquidity; gaming credit extension and collection; cybersecurity, including protection of customer and employee data; construction; catastrophic events; and succession planning.

-

The Board is responsible for overseeing cybersecurity risk and information security. The Board receives regular reports from the Company’s Chief Information Security Officer on the Company’s cybersecurity risk profile and enterprise cybersecurity programs and from the Chief Data Privacy Officer on data privacy programs.

-

The Board assesses risks to the Company’s long-term strategic objectives, including threats related to our people, our communities and our planet (including climate change). The Company addresses these risks through our environmental, social and governance (“ESG”) initiatives.

-

The Board (as a whole and through its committees) has reviewed and approved management’s process for identifying, managing and mitigating these risks. While the full Board has overall responsibility for risk oversight, the Board has assigned certain areas of risk oversight to its committees. Additionally, certain directors attend meetings or serve as ex officio members of the Company’s Compliance Committee, an independent committee which has responsibility for the Company’s Compliance Program, including managing risks relating to regulatory, workplace conduct and security, and political compliance (as described below).

-

Throughout the year, the Board, its committees and the Company’s Compliance Committee receive reports from management that include information regarding major risks and exposures facing the Company and the steps management has taken to monitor and control such risks and exposures. The Board maintains a process to allow for direct communication of risks and issues from employees to the Board.

-	In addition, throughout the year, the Board, its committees and the Company’s Compliance Committee dedicate a portion of their meetings to review and discuss specific risk topics in greater detail.

-

The Audit Committee is primarily responsible for the oversight of credit, related party, construction and general financial risks, as well as monitoring the independence of our independent registered public accounting firm, the adequacy of our risk-related internal controls including our internal controls over financial reporting, and legal and compliance matters that may have a material impact on the Company’s financial statements.

-

For the 2023 fiscal year, management completed a review of the Company’s compensation policies and practices and presented its analysis to the Compensation Committee. The Compensation Committee concurred with management’s conclusion that such policies and practices do not present risks that are reasonably likely to have a material adverse effect on the Company.

COMPLIANCE COMMITTEE

The Company maintains a Compliance Program that features a completely independent Compliance Committee comprised of individuals with extensive familiarity with law enforcement, regulated businesses, ethics, and/or gaming compliance who are not otherwise affiliated with the Company, to oversee and promote the Company’s compliance and to ensure that the Company meets the Company’s strict policy to conduct business at the highest levels of honesty and integrity: Edward Davis, former Commissioner of the Boston Police Department (Chair); Michelle Chatigny, former Vice President, Global Regulatory and Product Compliance for International Game Technology; Thomas Peterman, former Senior Vice President and Chief Compliance Officer for MGM Resorts International; and Alison A. Quirk, former Executive Vice President and Chief Human Resources and Citizenship Officer at State Street Corporation. Chair Satre and Ms. Mulroy serve as ex officio members of the Compliance Committee and representatives of the Board. Ms. Webb also attends the meetings of the Compliance Committee. The Compliance Program is subject to review and approval of the Nevada Gaming Control Board and the Massachusetts Gaming Commission.

18	2024 PROXY STATEMENT

Prohibition on hedging and pledging transactions

Pursuant to the Company’s Trading Policy, our directors and executive officers are prohibited from engaging in speculative transactions in the Company’s securities, such as trading in puts and calls, or selling securities short, and from all hedging and prospective pledging of Company securities as collateral for any loan, including holding securities in a margin account and obtaining a loan or other margin credit under such account, unless approved in advance by the Board.

SHAREHOLDER ENGAGEMENT AND OUR TRACK RECORD OF RESPONSIVENESS

We value the perspective of our shareholders and are committed to regular shareholder engagement. The feedback received from shareholders forms a key input to Board and Committee discussions, and informs decisions made by the Board. In 2023, we were pleased to receive over 96% support on the advisory vote on our NEOs’ compensation (“Say-on-Pay” vote).

Each year, independent directors and executive management reach out to our largest shareholders to understand their perspectives and gather valuable feedback on matters of interest to our shareholders including a variety of corporate governance topics. In 2023, the Company reached out to shareholders that held approximately 57% of outstanding shares (“O/S”) and had substantive discussions with shareholders representing approximately 46% of O/S.

2024 PROXY STATEMENT	19

We are proud of our track record of responsiveness to shareholder feedback received; the table below outlines actions taken in response to recent shareholder feedback;

WHAT WE HEARD	HOW WE RESPONDED

Strong shareholder preference for:

Continued dialogue and engagement

✓ In 2023, we reached out to shareholders representing approximately 57% of shares outstanding, and had substantive discussions with shareholders representing approximately 46% of shares outstanding

✓ At least one independent director attended meetings with shareholders representing ~25% of shares outstanding

Enhanced disclosure of Long-term incentive (“LTI”) payouts	✓ We have enhanced disclosure of LTI awards to include threshold performance criteria and actual levels achieved at the end of the three-year performance period starting with this Proxy Statement
Increased focus on performance based LTI

✓ The Compensation Committee is committed to maintaining a majority of incentive-based awards as performance based

✓ For 2023, the Compensation Committee increased the proportion of performance-based equity awards to 55% of the 2023 LTI grant, 25% of which will vest based on a three-year absolute total shareholder return (“TSR”) metric

✓ The Compensation Committee will seriously consider the feedback from our shareholders on the preference for performance hurdles in signing grants, while exercising its ultimate business judgement based on the circumstances that then exist

Balance of absolute and relative LTI metrics	✓ For the 2023 LTI grant, the Compensation Committee added a three-year absolute TSR metric, while retaining Las Vegas relative Fair Share metrics

Robust Board leadership structure	✓ We have enshrined the separation of the roles of Independent Chair and CEO in our Bylaws
Board diversity	✓ We have adopted a policy requiring a diverse candidate pool for new directors ✓ We established a goal of 50% Board diversity which we have exceeded since 2020
Board succession planning

✓ We have implemented a robust director evaluation process in conjunction with director refreshment policies including an age limit

✓ 7 of our 8 independent board members have been appointed since 2018

Enhanced disclosure of Board skills and evaluation	✓ Since 2019, our proxy statement has included a director-by-director skills matrix, and beginning in 2023 a description of how each Director has acquired each skill
Increased Board oversight of cyber security and improved disclosure of relevant Board expertise in this area	✓ Quarterly updates to Board from Chief Information Security Officer (“CISO”) ✓ Enhanced disclosure of Board expertise in this area
Programmatic retirement plan to avoid one-off exit deals and encourage the retention of key executives	✓ Based on specific investor feedback, we have implemented a retirement plan for certain key executives to ensure alignment with long-term shareholder interests

20	2024 PROXY STATEMENT

HOW YOU CAN COMMUNICATE WITH US AND HOW WE COMMUNICATE WITH YOU

The Board values shareholder and stakeholder feedback as it informs our deliberations and our decision making. We therefore cast a wide net for input from management, employees, customers, potential disrupters, thought leaders, regulators, lenders and insurers and, perhaps most critically, from investors: those of you who have a financial stake in us have every reason to share insights essential to our operations and resilience.

Because investor input is important to our functioning and accountability, you can write to us, as a Board, a board committee or an individual director by sending a letter to: Wynn Resorts, Limited, c/o Secretary, 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109. All communications received will be opened by the office of our General Counsel for the purpose of assessing the nature of the communications. With the exception of advertising, promotions of a product or service, and patently offensive material, communications will be forwarded promptly to the addressee. In the case of communications addressed to more than one director, the General Counsel’s office will make sure each addressee receives the communication, which may be done by e-mail.

HOW WE ARE PAID

For the 2023 Board service year that began with the Annual Meeting in May 2023, non-employee directors of the Company received fees for service on the Board and committees as follows:

Board Service	- Member annual fee of $100,000 - Chair annual fee of $200,000 - Grant of restricted stock equal in value to $250,000 that vests 100% on the first anniversary of the grant date (1)
Audit Committee Service	- Member monthly fee of $1,250 - Chair monthly fee of $3,000
Compensation Committee Service	- Member monthly fee of $1,000 - Chair monthly fee of $2,000
Nominating and Corporate Governance Committee Service	- Member monthly fee of $1,000 - Chair monthly fee of $2,000

(1) Amount and vesting period determined annually by the Board.

In addition to the fees set forth in the table above, ex officio members of the Compliance Committee receive an annual retainer of $75,000, and the Chair of the Audit Committee receives an attendance fee of $1,500 or $2,500 for telephonic and in-person meetings of the Compliance Committee, respectively. All non-employee directors are provided complimentary room, food and beverage privileges at our properties and are reimbursed for any other out-of-pocket expenses related to their attendance at Board or committee meetings or other corporate events. Non-employee directors from time to time may receive other benefits and as is discussed in the table below under “All Other Compensation,” if applicable. The Company does not provide non-equity incentive plan awards or deferred compensation or retirement plans for non-employee directors.

2024 PROXY STATEMENT	21

Concours at
WYNN LAS VEGAS

An exhibition and juried competition of the world's finest pre- and post-war automobiles and rare supercars, situated amid the spectacular greens of the Wynn Golf Club.

NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

The table below summarizes the total compensation awarded to, earned by or paid to each of the non-employee directors for the fiscal year ended December 31, 2023. As an employee of the Company, Mr. Billings is not entitled to receive compensation for his service as a director and, therefore, is not included in this table. The compensation received by Mr. Billings as an employee of the Company is presented in the Summary Compensation Table below.

NAME	FEES EARNED OR PAID IN CASH($) (1)	STOCK AWARDS($) (2)	OPTION AWARDS ($) (3)	ALL OTHER COMPENSATION ($)	TOTAL($)

Betsy S. Atkins	$136,000	$249,928	$-	$-	$385,928

Richard J. Byrne	$127,000	$249,928	$-	$-	$376,928

Paul Liu	$47,917	$258,690	$-	$-	$306,607

Patricia Mulroy	$214,000	$249,928	$-	$-	$463,928

Margaret J. Myers	$124,000	$249,928	$-	$-	$373,928

Philip G. Satre	$297,000	$249,928	$-	$-	$546,928

Darnell O. Strom	$125,000	$249,928	$-	$-	$374,928

Winifred M. Webb	$140,500	$249,928	$-	$-	$390,428

Clark T. Randt, Jr. (4)	$37,333	$-	$-	$-	$37,333

(1) The amounts set forth in this column reflects each non-employee director’s total annual fees, inclusive of their respective total annual retainer fees.

(2) The amounts set forth in this column reflect 1) the aggregate grant date fair value of 2,286 restricted stock awards granted to each director on May 4, 2023, (other than Mr. Liu and Ambassador Randt) as computed in accordance with FASB ASC Topic 718, and 2) the aggregate grant date fair value of 3,000 shares of fully vested stock granted on December 12, 2023 to Mr. Liu, who was appointed to the Board of Directors effective August 3, 2023.The aggregate number of unvested stock awards held by each director at December 31, 2023, is as follows: Ms. Atkins, Mr. Byrne, Ms. Mulroy, Ms. Myers, Mr. Satre, Mr. Strom and Ms. Webb, 2,286 each.

(3) The aggregate number of outstanding option awards held by each director at December 31, 2023, is as follows: Ms. Mulroy 6,700 vested.

(4) Ambassador Randt retired from the Board effective at the 2023 annual meeting on May 4, 2023 and therefore did not receive stock awards for the 2023 fiscal year.

24	2024 PROXY STATEMENT

Our company

WHO WE ARE

We are a US-based global company whose approximately 27,800 highly diverse employees in the United States and Macau provide the experiences that place all of our global entertainment properties at the top of the most respected rankings, which in turn, support our brand, our stability, and our ability to create value for all our stakeholders.

As a company, we are acutely aware that it is our five-star employees who create five-star experiences.

Here are some quick facts about us as a team:

-	We provide approximately 22,000 full time jobs across all our properties.

-	100% of our full-time employee positions come with benefits—many of them industry leading.

-	48% of our employees are diverse by gender.

-	We retain our employees longer than our industry’s average. Approximately 22% of our full-time, Wynn Las Vegas employees have been with us since we opened that property in 2005.

We offer exclusive educational opportunities so our employees may advance their careers.

When we talk about who we are, we are not only thinking about our employees and executives—we touch lives more broadly than that. We seek opportunities to enrich our communities and advance responsible initiatives in several areas such as executing a comprehensive human trafficking prevention program with industry-leading partnerships and local organizations. We believe in hiring and training a local workforce to create strong and engaged communities surrounding our properties. We are recognized for building award-winning community volunteer and donation programs, including matching dollar-for-dollar charitable donations of up to $75,000 per employee, the highest match offered in the industry.

HOW WE DO IT—OUR PEOPLE AND OUR PROPERTIES

We purposefully speak first about our people- our employees are everyday creators of unforgettable experiences, which our customers return for. They are also the ones who identify, design, build, maintain, and create ‘magic’ at our resorts. These resorts allow us to demonstrate that “five-star” describes our ability to surprise and delight customers while respectfully stewarding our planet and driving financial efficiency for our investors. To that end, we have committed to three aggressive corporate sustainability goals that guide our company growth and address the global threat of climate change:

-	Net-Zero by 2050: To reduce or offset all carbon dioxide (CO2) produced by our operations no later than 2050.

-	CO2 Peak by 2030: To stop and reverse year-over-year growth of operational CO2 emissions by 2030.

-	50% Renewable Energy by 2030: To increase the renewable energy Wynn produces or procures to 50%+ of total consumption by 2030.

To achieve these objectives, we’ve invested heavily in clean and renewable energy, adopted smart water technologies for reduced consumption, implemented zero-waste convention programs, and consistently build our global resorts according to top-tier green building standards.

For more information on our environmental and social efforts see our annual Environmental, Social, and Governance Reports and Responsibility Reports at http://wynnresponsibility.com. The information contained on or accessible throughout our website, including our ESG reports, is not incorporated by reference into this Proxy Statement or any of our other filings with the SEC or considered to be part of this document.

26	2024 PROXY STATEMENT

EXECUTIVE OFFICERS

Our Executive Officers as of March 20, 2024, are:

NAME	AGE	POSITION

Craig S. Billings	51	Director and Chief Executive Officer

Julie M. Cameron-Doe	54	Chief Financial Officer

Ellen F. Whittemore	67	Executive Vice President, General Counsel and Secretary

NON-DIRECTOR EXECUTIVE OFFICERS

Julie M. Cameron-Doe Chief Financial Officer

Ms. Cameron-Doe is the Company’s Chief Financial Officer, a position she has held since April 2022. Ms. Cameron-Doe is a Non-Executive Director of Wynn Macau, Limited, a majority-owned subsidiary of the Company and a Non-Executive Director of the Western Union Company which is unrelated to the Company and is listed on the NYSE.

PREVIOUS EXPERIENCE

-   2018 to 2022: CFO of Aristocrat Leisure Ltd, the world’s leading gaming manufacturer, listed on the Australian Stock Exchange

-   2013-2018: Group General Manager—Finance at Aristocrat, where she was responsible for group finance including planning, reporting, financial control, tax, treasury, M&A, risk & internal audit

-   Previously senior finance lead for entertainment and ecommerce companies in the United Kingdom and Australia

EDUCATION

Ms. Cameron-Doe graduated with a B.A. (Economics) from the University of Durham in the United Kingdom. She is a Fellow Chartered Accountant.

Joined Wynn	April 2022
Age	54

Ellen F. Whittemore Executive Vice President, General Counsel and Secretary

Ms. Whittemore is the Company’s Executive Vice President, General Counsel and Secretary, a position she has held since July 2018. Ms. Whittemore is a Non-Executive Director of Wynn Macau, Limited, a majority owned subsidiary of the Company.

PREVIOUS EXPERIENCE

-   2016 to 2018: Shareholder of Brownstein Hyatt Farber Schreck LLP

-   2014 to 2016: Sole manager of the Whittemore Gaming Group, LLC

-   Previously owner and President of Las Vegas Sports Consultants, a sports information service for Nevada sports pools

-   Previously with the law firm Lionel Sawyer & Collins for more than 20 years

EDUCATION

Ms. Whittemore graduated with a B.A. from the University of Nevada, Reno and received her J.D. from the University of San Diego School of Law. She is admitted to practice before the United States Supreme Court.

Joined Wynn	July 2018
Age	67

2024 PROXY STATEMENT	27

Illuminarium

WYNN PALACE

This immersive, multi-sensory attraction takes visitors on a journey of the Earth's wonders and beyond, from the vistas of Africa to a trip to the moon, and has become a sought-after venue for glamorous parties and gala dinners.

We believe Wynn Resorts is the world’s preeminent designer, developer, and operator of integrated resorts. The Company’s business model integrates luxury hotel rooms, high-end retail, an array of dining and entertainment options, meeting space, and gaming, all supported by superior levels of customer service provided by our approximately 27,800 employees. Our operations in Las Vegas, Macau and Boston are designed to attract a wide range of domestic and international customers.

The Compensation Committee relies on practices that are designed to incentivize and reward executives and all employees for actions that create long-term shareholder value. As a result, our executive compensation practices promote accountability for performance and align incentives with long-term shareholder value. In addition, the Compensation Committee has designed our executive compensation program to attract and retain the best-in-class talent across our business. In this compensation discussion and analysis, or CD&A, we describe our philosophy and approach to executive compensation.

FOR FISCAL 2023, OUR NEOS WERE:

NAME	TITLE

Craig S. Billings	Chief Executive Officer

Julie M. Cameron-Doe	Chief Financial Officer

Ellen F. Whittemore	Executive Vice President, General Counsel and Secretary

2024 PROXY STATEMENT	31

How we approach executive compensation

Our executive compensation philosophy is to align the interests of executives with those of long-term shareholders by designing incentives that are directly tied to actions that create sustainable long-term shareholder value.

We, the Compensation Committee, believe that our ability to oversee the delivery of operational excellence and sustainable long-term returns to shareholders is inexorably linked to attracting and retaining a high-performing management team.

Hence, we have designed our executive compensation program to attract, reward, and retain executive officers who create continual near- and long-term shareholder value by achieving the Company’s strategic goals, as established by the Compensation Committee. We also believe that stability at the executive level is key to the strength of the Company, particularly given the relatively small pool of executives with gaming experience for whom we compete.

To achieve this, we rely on the following principles:

PAY-FOR-SUSTAINABLE PERFORMANCE: The majority of our executives’ total compensation is tied to achieving annual and long-term goals that enhance the value of our reputation and brand, sustain the performance and attractiveness of our resorts and thereby drive long-term shareholder value. The Compensation Committee retains discretion to reduce amounts earned and payable when doing so will further these goals.

SHAREHOLDER ALIGNMENT: Our long-term equity incentives align executives’ interests with those of long-term shareholders and other stakeholders. Our executive compensation focuses on key metrics that are critical drivers for realizing our strategic objectives and achieving long-term results. By focusing on regular equity grants that vest over three years and on performance-based awards, we believe that the alignment of interest is strengthened, especially when coupled with stock ownership requirements for executives (6x base salary for our CEO and 3x base salary for our other NEOs). To further alignment, 50% of annual incentive is paid in equity (rather than all cash), with the equity being subject to our robust stock ownership requirements.

SIMPLICITY AND CLARITY: We value pay structures that are simple and clear. We believe pay simplicity promotes transparency, avoids incentivizing pay goals at the expense of ongoing excellence and performance, minimizes compensation risk, and promotes teamwork.

ATTRACT AND RETAIN TOP TALENT: Our business spans continents, can be subject to meaningful volatility, requires tight coordination with regulators, depends on knowledge of numerous types of complex operations, requires diligent investment over many years and across business cycles, and is highly dependent on a reputation for excellence and integrity. Hence, finding and retaining top talent is a critical element of our compensation.

How we designed incentives for 2023

2023 PAY PROGRAM HIGHLIGHTS:

In 2023, the Compensation Committee:

-

Set rigorous financial metrics for annual incentives including reinstituting Adjusted Property EBITDAR targets for our Macau Operations following three very challenging years impacted by COVID, along with robust Adjusted Property EBITDAR targets at Wynn Las Vegas and Encore Boston Harbor and other short-term performance goals.

-	Continued to pay 50% of annual incentive executive compensation in equity.

-

Awarded 55% of long-term incentive stock compensation in performance-based equity that vests upon (i) achievement of pre-established financial performance goals that are based on the Company’s ability to achieve a premium revenue “fair share” relative to its peers (see discussion of this metric below), on a one-, two- and three-year basis (30%) and (ii) a three-year absolute total shareholder return hurdle rate (25%). Please see “Compensation Discussion and Analysis”—“2023 Long-term Incentive Grants” for further discussion of 2023 stock grants.

-	Reaffirmed its commitment to keep executives’ total compensation around the median and conducted an overall analysis of all NEO total compensation to confirm compliance.

32	2024 PROXY STATEMENT

-

Executed contract extensions with our CEO and CFO to ensure their continued focus on delivering sustainable shareholder value creation in line with the Company’s strategic plan. The terms of the renewed employment agreements were disclosed in June 2023 and are discussed in the relevant sections below.

Executive compensation components

ELEMENT	% OF TOTAL ANNUAL COMPENSATION (1)	AT- RISK?	FEATURES	2023 RESULTS

Base salary	15%		Attract and retain top employees and recognize sustained performance, job scope and experience	2023 base pay reflects contract extensions for Mr. Billings and Ms. Cameron-Doe

Annual incentives	38%	✓

Utilize multiple metrics with pre-set goals

Incentivize executives, enforce accountability and motivate and reward achievement of annual goals

50% of annual incentive awards paid in stock and subject to NEO stock ownership requirements, further aligning executive and long-term shareholder interests

				Payout based on Company performance against pre-set robust Financial and Operational objectives as discussed under “2023 Compensation design & decisions”

Long-term incentives: Performance-based restricted stock awards	15%	✓	Performance-based restricted stock vests solely based on Company performance against preset goals over a three-year performance period, linking the creation of shareholder value to incentives earned	Performance-based restricted stock linked to the achievement of “fair share” metrics, a relative measure that ensures vesting only if the Company outperforms comparable companies

Long-term incentives: Performance share units	12%	✓	For the CEO and CFO, performance share units vest solely on a three-year absolute total shareholder return hurdle rate, linking the creation of shareholder value to incentives earned	Performance share units linked to the achievement of an absolute total shareholder return hurdle rate from the period January 1, 2023, through January 1, 2026

Long-term incentives: Time-based restricted stock	20%	✓	Ensure focus on long-term value creation, align executive and long-term shareholder interests, promote retention, and minimize compensation risk	Retention, alignment of interests with those of long-term shareholders

(1) Aggregate average percentage for all NEOs.

2024 PROXY STATEMENT	33

HOW OUR EXECUTIVE COMPENSATION PHILOSOPHY DRIVES CEO PAY DESIGN

		PAY FOR SUSTAINABLE PERFORMANCE	SHAREHOLDER ALIGNMENT	FOCUS ON COMPENSATION TOTALS AND PARITY	SIMPLICITY AND CLARITY	ATTRACT AND RETAIN TOP TALENT

❑	Benchmarking CEO at Median of Peer Group		✓	✓		✓

❑	85% of total direct NEO compensation is at-risk (1)	✓	✓		✓

❑	Annual incentives are 100% performance based	✓	✓	✓	✓	✓

❑	Performance-based equity comprise 55% of long-term incentives, including 25% subject to a three-year absolute TSR hurdle rate for the CEO and CFO	✓	✓	✓	✓	✓

❑	Annual incentives subject to negative Board discretion	✓	✓		✓

❑	Stock Ownership Guidelines for all NEOs		✓		✓	✓

(1) Based on 2023 Total Direct Compensation for NEOs.

34	2024 PROXY STATEMENT

PAY AND PERFORMANCE
Our
year-to-year
performance can be significantly impacted by market factors, geopolitical events and investor sentiment. Since our initial public offering in October 2002, the Company has averaged a 13% annual TSR (including reinvestment of dividends), which is significantly above the TSR of both the S&P 500 (approximately 10% average annual TSR) and the S&P Consumer Discretionary Index (approximately 11% average annual TSR) over the same time period. Despite our exposure to strong external factors, we have also delivered an average annual TSR over three times our closest industry peers.
(1)
We believe these results are driven by our focused, long-term investment in our properties and by our relentless dedication to delivering the industry’s best customer experience.

(1) Industry peers reflect Las Vegas Sands and MGM Resorts. Las Vegas Sands’ TSR is measured from the market close on the day of their IPO on December 15, 2004 (average annual TSR of approximately 2.5%). MGM Resorts’ TSR is measured from the close on the date of Wynn Resorts’ IPO on October 25, 2002 (average annual TSR of approximately 5%) through the market close on December 29, 2023.
Our key accomplishments in 2023 include:
-
ACHIEVED RECORD-SETTING RESULTS IN LAS VEGAS.
Our Las Vegas Operations achieved its highest Adjusted Property EBITDAR in the history of the resort at $946.2 million (an 18% increase over the previous record of $801.1 million of Adjusted Property EBITDAR achieved in 2022). In addition, we continue to make targeted high-return investments across key areas of the property including restaurant enhancements and a full remodel of our luxury spa villas.

-
SUCCESSFULLY NAVIGATED THE POST-COVID REOPENING IN MACAU.
As visitation and demand returned to the Macau market following the removal of COVID-related travel restrictions in the region, our team drove a successful reopening with our properties delivering $953.9 million of Adjusted Property EBITDA during the year.

-
DELIVERED RECORD FINANCIAL PERFORMANCE IN BOSTON.
Encore Boston Harbor achieved a record $257.4 million of Adjusted Property EBITDAR during 2023 (a 5.7% increase over the previous record of $243.4 million of Adjusted Property EBITDAR achieved in 2022). We continued to position the property for further growth during 2023, advancing the design, planning and permitting of our Phase 2 East of Broadway expansion that will add new non-gaming
amenities and parking.

-
PURSUED CONTINUED LONG-TERM GROWTH PROJECTS.
We continue to pursue high-return development opportunities to drive long-term growth and increase shareholder value. Key accomplishments include: (1) Breaking ground and making considerable progress on the construction of Wynn Al Marjan Island, our planned integrated resort in the UAE of which we own 40%; (2) Pursuing one of three “downstate” New York gaming licenses in partnership with Related Companies to develop an integrated resort in Manhattan’s Hudson Yards; and (3) Advancing the design and planning for innovative new non-gaming
projects in Macau related to our new
10-year
gaming concession.

-
FURTHER ENHANCED BALANCE SHEET AND FINANCIAL FLEXIBILITY.
We continued to fortify our balance sheet and liquidity position during the year, highlighted by the issuance of a convertible bond in Macau and the repayment of $900 million of principal debt balance in the U.S. during the year. As of December 31, 2023, our consolidated lease-adjusted net leverage was approximately 4.5x, and we had $4.5 billion of total liquidity (cash and cash equivalents, short-term investments and borrowing capacity under our credit facilities), reflecting our strong balance sheet and liquidity position.

2024 PROXY STATEMENT	35

-
INCREASED CAPITAL RETURN TO SHAREHOLDERS.
With strong initial financial performance following the reopening of the Macau market to visitation in January, along with record Adjusted Property EBITDAR in both Boston and Las Vegas, our business is generating healthy discretionary free cash flow globally. This has allowed us to increase capital return to shareholders while also investing in high-return growth opportunities to drive long-term growth and shareholder value. As a result, we were pleased to resume Wynn Resorts’ quarterly dividend at $0.25 per share (after suspending it during the early stages of the pandemic in 2020), and to opportunistically repurchase $195.5 million of common shares during 2023.

-
CONTINUED RECOGNITION AS THE WORLD’S PREEMINENT LUXURY INTEGRATED RESORT COMPANY.
With a combined 22 Forbes Travel Guide Five-Star Awards in 2024 across our global portfolio, Wynn Resorts holds more Forbes Travel Five-Star Awards than any independent hotel company in the world. Our Macau resorts were awarded 15 FTG Five-Star Awards, with Wynn Macau the only resort in the world to receive eight individual FTG Five-Star Awards and Wynn Palace receiving seven. In the US, Wing Lei at Wynn Las Vegas remains the only FTG Five-Star Chinese restaurant in North America. Encore Boston Harbor was awarded two FTG Five-Stars for the third consecutive year. In addition, Wynn Resorts was honored for the sixteenth year to be included on FORTUNE Magazine’s 2024 World’s Most Admired Companies list in the hotel and was again ranked #1 In Quality of Products and Services. This year the Company was also recognized on Forbes Magazine’s America’s Best Employers for Diversity and Newsweek’s America’s Greatest Workplaces for Diversity. Additionally, Wynn Resorts has been a recipient of Civic 50’s Point of Light list for three consecutive years. In 2023, the Company was also honored for the first time on an array of award lists, including Forbes Magazine’s Best Brands for Social Impact, 50/50 Women on Boards’ Gender-Balanced Company, and Forbes Magazine’s America’s Best Employers for Veterans. Finally, Mr. Strom was included in the Board Prospects 100 Black Board Members Making a Difference list for 2024.

COMPENSATION MIX
We take a multi-year approach to our business that focuses on rewarding strong near-term performance and the creation of long-term shareholder value. Because product quality and service excellence are at the core of our strategy, we use annual goals based on achieving operational excellence to highlight the critical importance of performing well each year for each guest, the most discerning in the industry. We supplement that with a set of long-term incentives and holding requirements to support the sustainability of our reputation and our ongoing returns. The charts below highlight the focus on equity and at-risk
mix of the total direct compensation for our current NEOs based on 2023 compensation outcomes
(1)
:

(1) Based on 2023 Total Direct Compensation for NEOs.

36	2024 PROXY STATEMENT

2023 Compensation design & decisions
Base Salary:
Negotiated employment agreements establish our NEOs’ initial base salaries. We review and adjust their base salaries periodically to stay competitive, reflect improvements in performance, capabilities, and experience, and reward expansions of responsibility or other extraordinary circumstances.
The table below presents the base salary actually paid for each of our NEOs in 2023. Please see sections titled “2023 Summary Compensation Tables” and “Potential payments upon termination, retirement or change in control” for further discussion.

NAMED EXECUTIVE OFFICER	2023 BASE SALARY (3)	2022 BASE SALARY
Craig S. Billings (1)	$1,900,962	$1,752,115
Julie M. Cameron-Doe (2)	$922,500	$628,846
Ellen F. Whittemore	$894,231	$896,538
(1) Mr. Billings’ base salary was increased from $1.8 million to $2.0 million, effective June 1, 2023, in connection with an extension of the term of his employment contract.
(2)
Ms. Cameron-Doe’s
base salary was increased from $900,000 to $950,000, effective June 1, 2023, in connection with an extension of the term of her employment contract.
(3) Reflects timing differences as to when base salary was actually paid.
Annual Incentives:
The Compensation Committee selected the following performance goals for our 2023 annual incentive awards to incentivize management to drive shareholder value through short-term operational and strategic measures:

Goal 1 –
Las Vegas Operations, 2023 Adjusted Property EBITDAR (weighted 25%):
Adjusted Property EBITDAR is an important measure of a property’s performance within its market, a key driver of return on equity and essential element to the valuation of our Company and our stock price. Achievement of this goal for 2023 required Adjusted Property EBITDAR to reach $735 million compared to Adjusted Property EBITDAR of $801 million achieved in 2022, a lifetime property record up until that point. The decrease in current year target Adjusted Property EBITDAR when compared to prior year actual Adjusted Property EBITDAR was in line with 2023 budgets which reflected an anticipated softness in the economy combined with inflationary pressures despite a stand-out
performance in 2022.

Goal 2 –
Macau Operations, 2023 Adjusted Property EBITDAR (weighted 25%):
Adjusted Property EBITDAR is an important measure of a property’s performance within its market, a key driver of return on equity and essential element to the valuation of our Company and our stock price. Achievement of this goal for 2023 required Adjusted Property EBITDAR to reach $650 million a significant shift from the Adjusted Property EBITDAR of $(220.6) million in 2022, which was the last of the three very challenging COVID-impacted years, reflecting the resurgence of the Macau gaming market as travel restrictions were lifted.

Goal 3 –
Encore Boston Harbor, 2023 Adjusted Property EBITDAR (weighted 20%):
Adjusted Property EBITDAR is an important measure of a property’s performance within its respective market, a key driver of return on equity and essential element to the valuation of our Company and our stock price. Target achievement of this goal for 2023 required Adjusted Property EBITDAR to reach a new all-time
record of $268 million, a 10% increase over the prior
all-time
record achieved in 2022.

Goal 4 –
Wynn Las Vegas, Market Share of Gross Gaming Revenues (weighted 10%):
Coming off an
all-time
record in Adjusted Property EBITDAR in 2022, the Compensation Committee set a target gross gaming revenue market share goal for 2023 of 11.5% to incentivize the Company to maintain a strong market share of the Las Vegas Strip gaming market during a period of robust recovery in the Las Vegas market.

Goal 5 –
Wynn Las Vegas, Achievement of Forbes Five-Star (weighted 10%):
Our Company is laser-focused on providing superior service to our guests. Achieving a Forbes Travel Guide Five-Star ranking requires near impeccable quality throughout the year. The Compensation Committee set the achievement of a Forbes Five-Star rating for Wynn Las Vegas to ensure management maintained our superior standards during a period of rapid growth in Las Vegas.

Goal 6 –
Wynn
Al-Marjan
Island Project in the United Arab Emirates, Advancement of Design and Development (weighted 10%):
The Company’s ability to develop new “greenfield” integrated resorts and cultivate new gaming markets is instrumental to the creation of long-term shareholder value. The Compensation Committee sought to incentivize

2024 PROXY STATEMENT	37

management to focus on the appointment of a general contractor and commencement of construction for its project in the UAE. The Compensation Committee expects the successful development of a casino resort in this region will further diversify the Company’s property portfolio, extend the Wynn brand internationally, and drive strong long-term returns for shareholders.
These awards were subject to (i) the limitations set forth in the Amended and Restated 2014 Omnibus Incentive Plan (“Omnibus Plan”), including the cash and stock grant limits and requirement of continued employment through the end of the calendar year performance period, and (ii) the Compensation Committee’s right, in its discretion, to reduce actual bonus amounts paid, taking into account other performance considerations, including corporate, property level and individual performance, as well as general macroeconomic conditions.
2023 Annual incentive payout:
The following table reflects our performance against each of the 2023 goals:

METRIC		WEIGHTING	THRESHOLD PERFORMANCE	TARGET PERFORMANCE	MAXIMUM PERFORMANCE	ACTUAL PERFORMANCE	OUTCOME

Goal 1 -	Las Vegas Operations, 2023 Adjusted Property EBITDAR	25%	$650,000,000	$735,000,000	$810,000,000	$946,243,000	Maximum

Goal 2 -	Macau Operations, 2023 Adjusted Property EBITDAR	25%	$575,000,000	$650,000,000	$800,000,000	$953,937,000	Maximum

Goal 3 -	Encore Boston Harbor 2023 Adjusted Property EBITDAR	20%	$225,000,000	$268,000,000	$280,000,000	$257,409,000	Threshold

Goal 4 -	Wynn Las Vegas, Market Share of Gross Gaming Revenues	10%	11.00%	11.50%	12.25%	13.0%	Maximum

Goal 5 -	Wynn Las Vegas, Achievement of Forbes Five-Star (1)	10%	-	Achievement	-	Achieved	Target

Goal 6 -	Wynn Resorts Development, Advancement of Design & Development of Wynn UAE Project (2)	10%	-	Achievement	-	Achieved	Target
(1) In 2023, Wynn Las Vegas and Encore at Wynn Las Vegas have each earned Five-Star status on the 2023 Forbes Travel Guide Star Rating list and are the largest and second largest Five-Star resorts in the world, respectively. Wynn Las Vegas and Encore at Wynn Las Vegas collectively received seven Forbes Five-Star awards in 2023, the most of any resorts in North America. As a result, the Compensation Committee approved the payout of this goal at target.
(2) The Compensation Committee set a specific goal to appoint a general contractor for the project and commence construction, both of which were achieved in 2023; as such, the Compensation Committee approved the payout of this goal at target.
In January 2024, the Compensation Committee approved the following 2023 annual incentive award payouts based on Company performance against each of the 2023 goals disclosed above, with the payout being split equally between cash and stock:

				ACTUAL AWARD

NAMED EXECUTIVE OFFICER	THRESHOLD	TARGET	MAXIMUM	PERCENTAGE OF SALARY	CASH	EQUITY (1)

Craig S. Billings	200%	250%	300%	275%	$2,750,000	$2,750,000

Julie M. Cameron-Doe	160%	200%	240%	220%	$1,045,000	$1,045,000

Ellen F. Whittemore	160%	200%	240%	220%	$ 990,000	$ 990,000
(1) The amounts set forth in this column reflect the aggregate grant date fair value of stock awards granted. These stock awards are fully vested but remain subject to stock ownership guidelines.

38	2024 PROXY STATEMENT

LONG-TERM INCENTIVES:
In the past, the Company made periodic—not annual—equity grants to executives, including our NEOs. Those periodic grants were typically made with long-term vesting dates of up to ten years and such awards were not subject to performance conditions.
In response to shareholder feedback, beginning in 2018, the Compensation Committee transitioned from periodic grants to annual grants with three-year vesting, and in 2023, implemented a policy of requiring that at least 55% of equity grants made to NEOs should be subject to performance conditions to ensure a superior focus on operational excellence as well as better align executives’ interests with those of long-term shareholders.
Rationale for Choice of Long-term Metrics
The Compensation Committee believes that the combination of targeted, high-return investments along with continual revenue and EBITDAR relative outperformance are essential to long-term shareholder value creation. The Compensation Committee believes this is best reflected in the consistent generation of Revenue and EBITDAR “fair share” premiums, which the Compensation Committee expects will be a key driver of strong long-term absolute TSR performance. The decision to select these metrics was based on careful consideration of the following factors:

1.
The Company’s strategy is to attract and retain premium customers in each market in which the Company operates, driving outsized Operating Revenue and Adjusted Property EBITDAR performance relative to peers over the long run. The consistent generation of “fair share” premiums indicate that our properties are continually outperforming the competition in revenue and EBITDAR.

2.	Consistently achieving premium fair share incentivizes a long-term strategic operating approach, including diligent and consistent investment in facilities and team members across the business cycle.

3.
Utilizing fair share metrics also prevents management from unduly benefiting from favorable market tailwinds, and instead incentivizes consistent outperformance relative to our competitors regardless of the overall market conditions.

4.	Utilizing absolute TSR incentivizes management to focus on driving long-term shareholder returns and directly aligns management with the experience of shareholders.
2023 Long-term Incentive Grants
For 2023, the Compensation Committee granted time-based and performance-based restricted stock awards as outlined in the tables below. Each grant is subject to continued service unless certain acceleration provisions are met as discussed in “Summary compensation tables” — “Potential payments upon termination, retirement or change in control.” Additional information and the required disclosure under Item 402(d) of Regulation
S-K
for 2023 can be found in the section titled “2023 Grants of Plan-Based Awards Table.”

	PERFORMANCE BASED EQUITY AWARDS				RESTRICTED STOCK AWARDS (3)
	FAIR SHARE PERFORMANCE AWARDS (1)		ABSOLUTE TSR (2)

NAMED EXECUTIVE OFFICER	# OF SHARES	% OF ANNUAL EQUITY (4)	# OF SHARES	% OF ANNUAL EQUITY (4)	# OF SHARES	% OF ANNUAL EQUITY (4)	GRANT DATE FAIR VALUE OF AWARDS ($) (5)

Craig S. Billings	25,099	30%	20,916	25%	37,649	45%	$8,733,057

Julie M. Cameron-Doe	4,791	30%	3,994	25%	7,188	45%	$1,667,320

Ellen F. Whittemore	9,235	55%	-	-	7,556	45%	$1,655,760
(1) Except as otherwise described in the section titled “Potential payments upon termination, retirement or change in control,” such restricted stock award vests ratably over three years on each of the dates of February 28 in the three successive years, based on achievement of pre-established
financial performance goals, subject to continued employment through such vesting date, except in the case of Ms. Whittemore, which is subject to performing service during any performance period and will continue to vest on the original vesting date if performance criteria are met even if Ms. Whittemore is no longer employed by the Company under certain conditions.
(2) Represents the grant of performance share units (“PSUs”) pursuant to the Plan. Each PSU represents the right to receive between 0 and 1.6 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) depending on the performance of the Common Stock from January 1, 2023 to January 1, 2026 (the “ PSU Vesting Date”), with such performance determined as the multiple of the volume-weighted average closing price (“VWAP”) of Company Common Stock over the
60-trading
day period ending

2024 PROXY STATEMENT	39

on the PSU Vesting Date, as adjusted to include dividends paid during the term of the PSU, to the VWAP of Company Common Stock over the
60-trading
day period ending on January 1, 2023 (“TSR”), which was $70.21. Threshold performance is achieved if TSR is greater than or equal to
-25%
but less than 0% and results in a 60% payout. Below Target performance is achieved if TSR is greater than or equal to 0% but less than 25% and results in an 80% payout. Target performance is achieved if TSR is greater than or equal to 25% but less than 50% and results in a 100% payout. Below Maximum performance is achieved if TSR is greater than or equal to 50% but less than 100% and results in a 120% payout. Maximum performance is achieved if TSR is greater than or equal to 100% and results in a 160% payout.
(3) Except as otherwise described in the section titled “Potential payments upon termination, retirement or change in control,” such restricted stock award vests ratably over three years on each anniversary of the grant date, subject to continued employment through such vesting date.
(4) Percentages are based on the number of target shares issued as determined on the date of grant.
(5) The amounts set forth in this column reflect the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. Performance awards are included in this table at target.
2023 Fair Share Performance Awards
The Compensation Committee approved the use of “fair share” metrics for performance conditions over one, two-,
and three-year performance periods for our Las Vegas Operations. Since our Macau Operations weigh heavily on the performance of our stock price and therefore, our total shareholder return, The Compensation Committee decided to exclude Macau-specific fair-share performance measures from the LTI awards as our operations in Macau weigh heavily on our share price and this is reflected in the absolute TSR performance metric added in 2023.
The fair share metrics were generally calculated as follows:

1.	In Las Vegas, the Company’s share of total revenue relative to selected peers divided by the Company’s share of hotel rooms among such peers; and

2.	In Las Vegas, the Company’s share of total Adjusted Property EBITDAR relative to selected peers divided by the Company’s share of hotel rooms among such peers.
2023 Absolute Total Shareholder Return Performance Awards
In response to shareholder feedback, in 2023, the Compensation Committee awarded 25% of the annual restricted stock grant to our CEO and CFO based on achievement of an absolute TSR hurdle rate over a three-year performance period. In designing the payout curve for the 2023 absolute TSR performance awards, the Compensation Committee sought to appropriately balance the need to reward executives for incremental shareholder value, maintain executive focus on strategic goals and performance, and incorporate a reasonable upper limit for maximum performance. To that end, awards were designed to vest at target for a 3-year absolute TSR increase of 25%. The maximum vesting of the awards was limited to 160% of target for an absolute TSR increase of 100%, while the award would vest at only 60% for threshold performance of -25%, below which the entire award would be forfeited.
In addition, to ensure against windfall gains purely as a result of stock market and Company stock price volatility, the TSR hurdle rate and the actual TSR at the end of the performance period will be computed using the Company’s volume weighted average stock price over the 60 trading days preceding the beginning of the performance period, January 1, 2023, and end of the performance period, January 1, 2026, respectively.
2024 Long-Term Incentive Grants
In January 2024, the Compensation Committee granted the 2024 long-term incentive awards in accordance with each NEO’s employment contract. Mr. Billings and
Ms. Cameron-Doe
received grants totaling $8.20 million and $1.66 million, respectively, of which 45% of the award vests ratably over three years, 25% of the award vests ratably over three years if certain fair share performance conditions are met, and 20% of the award vests three-years from the grant date if an absolute TSR metric is achieved. Ms. Whittemore received a grant totaling $1.58 million, of which 45% of the award vests ratably over three years and 55% of the award vests ratably over three years if certain fair share performance conditions are met.

40	2024 PROXY STATEMENT

Fair Share Performance Award Vesting Outcomes
2020 Grant Date Fair Share Performance Award Vesting Outcomes (vested in 2023)

GRANT DATE	VEST DATE	PERFORMANCE PERIOD	GOAL (1)	THRESHOLD	ACHIEVEMENT	OUTCOME	GRANT WEIGHTING

1/14/20	3/1/23	3-years ending 12/31/2022	Las Vegas Operations Revenue Fair Share of Hotel Rooms (2)	1.7x	2.0x	Vested	25%

1/14/20	3/1/23	3-years ending 12/31/2022	Las Vegas Operations Adjusted Property EBITDAR (4) Fair Share of Hotel Rooms (2)	1.5x	1.6x	Vested	25%

1/14/20	3/1/23	3-years ending 12/31/2022	Macau Operations Gross Gaming Revenue Fair Share of Gaming Positions (3)	1.3x	1.3x	Vested	25%

1/14/20	3/1/23	3-years ending 12/31/2022	Macau Operations Adjusted Property EBITDAR (4) Fair Share of Gaming Positions (3)	1.3x	Did not achieve	Did not vest	25%
2021 – 2023 Grant Date Fair Share Performance Award Vesting Outcomes (vested in 2024)

GRANT DATE	VEST DATE	PERFORMANCE PERIOD	GOAL (1)	THRESHOLD	ACHIEVEMENT	OUTCOME	GRANT WEIGHTING

1/11/21	2/28/24	3-years ending 12/31/2023	Las Vegas Operations Revenue Fair Share of Hotel Rooms (2)	1.7x	2.0x	Vested	50%

1/11/21	2/28/24	3-years ending 12/31/2023	Macau Operations Gross Gaming Revenue Fair Share of Gaming Positions (3)	1.0x	1.3x	Vested	50%

1/12/22	2/28/24	2-years ending 12/31/2023	Las Vegas Operations Revenue Fair Share of Hotel Rooms (2)	1.7x	2.1x	Vested	50%

1/12/22	2/28/24	2-years ending 12/31/2023	Las Vegas Operations Adjusted Property EBITDAR (4) Fair Share of Hotel Rooms (2)	1.5x	2.0x	Vested	50%

1/12/23	2/28/24	1-year ending 12/31/2023	Las Vegas Operations Revenue Fair Share of Hotel Rooms (2)	1.65x	2.2x	Vested	50%

1/12/23	2/28/24	1-year ending 12/31/2023	Las Vegas Operations Adjusted Property EBITDAR (4) Fair Share of Hotel Rooms (2)	1.5x	2.1x	Vested	50%
(1) Each goal vests such that either 100% of the award vests if the performance target is achieved or 0% of the award vests if the performance target is not achieved.
(2) Represents the share of Las Vegas Operations revenue or Adjusted Property EBITDAR relative to selected Las Vegas Strip peers divided by the Company’s share of hotel rooms among such peers. Awards granted in 2021 reflect lower thresholds as these awards were granted during the
COVID-19
pandemic.
(3) Represents the share of Macau Operations GGR or Adjusted Property EBITDAR relative to selected Macau concessionaire peers divided by the Company’s share of gaming positions among such peers. Awards granted in 2021 reflect lower thresholds as these awards were granted during the
COVID-19
pandemic.
(4) Adjusted Property EBITDAR is a net income (loss) before interest, income taxes, depreciation and amortization, pre-opening
expenses, gain on EBH Transaction, net, impairment of goodwill and intangible assets, property charges and other, triple-net
operating lease rent expense related to Encore Boston Harbor, management and license fees, corporate expenses and other (including intercompany golf course, meeting and convention, and water rights leases), stock-based
compensation, change in derivatives fair value, loss on debt financing transactions, and other non-operating
income and expenses. (Note 20—“Segment Information” to our Consolidated Financial Statements included in Item 8 (Financial Statements and Supplementary Data) of Part II of our Annual Report on Form
10-K
for the year ended December 31, 2023, filed with the SEC on February 23, 2024) for the definition of “Adjusted Property EBITDAR” and a reconciliation of Adjusted Property EBITDAR to net income/loss attributable to Wynn Resorts.

2024 PROXY STATEMENT	41

EXECUTIVE BENEFITS:

We provide our NEOs with benefits that we believe are reasonable, competitive and consistent with our overall executive compensation program. Our executive benefits include certain health insurance coverage, life insurance premiums, and reimbursement of nonresident state income taxes, all of which are described in the footnotes to the “2023 Summary Compensation Table.” We pay nonresident state income taxes imposed on our executives who we required to travel on Company business and perform services in states other than their states of employment. This primarily arose as a result of travel to, and work in, Massachusetts in connection with our Encore Boston Harbor resort. Our reimbursement covers the incremental cost of the nonresident taxes and puts the executives in the same economic position as though they had worked in their normal places of business. The Company does not gross-up
or pay any state income taxes that the employees incur on account of work in their normal work locations. In addition, we provide to certain of our executives, including NEOs, employee discounts at certain of our properties’ outlets, complimentary rooms and meals for business purposes, and access to the Company’s aircraft pursuant to time-sharing agreements described in “Certain relationships and transactions—Aircraft Arrangements.”
PEER GROUP BENCHMARKING:
The Compensation Committee believes that it is appropriate to offer competitive total compensation packages to senior executive officers to attract and retain top talent in a competitive industry. The compensation peer group allows the Compensation Committee to monitor the compensation practices of our primary competitors for executive talent. The Compensation Committee targets the 50th percentile for the Company’s senior executive officers’ total compensation.
In 2023, as part of our regular review of our compensation programs, as well as in connection with new employment contracts for our NEOs, the Compensation Committee considered peer group data from gaming and other related industries that the Compensation Committee believes reflect the competitive market for executive talent similar to that required by the Company. For 2023, the Compensation Committee modified the peer group by adding Boyd Gaming and removing Wyndham Hotels and Resorts, Inc., as it was no longer comparable due to the size of the company compared to the rest of the peer group.
Wynn Resorts 2023 executive compensation peer group

GAMING & RESORTS	TRAVEL, HOSPITALITY & RESORTS	LIFESTYLE PRODUCTS

Boyd Gaming Corp.	Hilton Worldwide Holdings Inc.	Capri Holdings Limited

Caesars Entertainment, Inc.	Hyatt Hotels Corporation	PVH Corp.

Las Vegas Sands Corp.	Marriott International, Inc.	Ralph Lauren Corporation

MGM Resorts International	Norwegian Cruise Line Holdings Ltd	Tapestry, Inc.

Penn Entertainment	Royal Caribbean Cruises Ltd	V.F. Corporation
The 15 companies in the peer group generally had revenue, market capitalization and total enterprise value (as of December 31, 2023) similar to those of the Company as set forth below.

	WYNN RESORTS		PEER GROUP

Revenue	$6.5 billion	Range:	$3.7 billion–$23.5 billion

		Median:	$9.2 billion

Market Capitalization	$10.3 billion	Range:	$3.9 billion–$66.2 billion

		Median:	$9.3 billion

Enterprise Value	$19.2 billion	Range:	$9.4 billion–$78.2 billion

		Median:	$16.1 billion
Data source: Bloomberg.

42	2024 PROXY STATEMENT

Non-disclosure
of certain metrics and targets
The Company believes in transparency and strives to disclose as much information to shareholders as possible except when we believe that providing full, or even limited, disclosure would be detrimental to the interests of shareholders. We believe certain disclosures could provide our competitors with insight regarding confidential business strategies without meaningfully adding to shareholders’ understanding.
Other aspects of our executive compensation
STOCK OWNERSHIP REQUIREMENTS:
The Board has adopted the following stock ownership requirements applicable to non-employee
directors and senior officers:

Chief Executive Officer	6x base salary

Other NEOs	3x base salary

Non-employee directors	3x annual retainer
Ownership requirements must be met for NEOs within five years of appointment to office and for directors within five years of election to the Board, with vested options and all restricted stock grants counted toward satisfaction of ownership requirements. If a NEO fails to make progress toward meeting these requirements, he or she will be automatically restricted by the Company from selling shares in future vesting beyond what is required to meet tax obligations. Currently, all our directors and all of our NEOs satisfy the requirements.
CLAWBACK POLICY
In 2023, the Board adopted a clawback policy for executive officer compensation. Incentive-based compensation paid to our current or former executive officers, including our current or former NEOs, is subject to clawback (
i.e.
, repaid by the NEO to the Company) if there is a restatement of our financial statements within three years of the payment. The amount of the clawback generally is equal to the difference between the compensation received by the NEO and the payment that would have been made based on the restated financial results. The Clawback Policy is filed as an exhibit to our Annual Report on Form
10-K.
ROLE OF THE COMPENSATION COMMITTEE AND MANAGEMENT IN SETTING COMPENSATION:

The Compensation Committee sets all elements of compensation for our NEOs based upon the NEO’s contributions to the operating and strategic performance of the Company. The Compensation Committee considers the recommendations of the CEO in establishing compensation for all other NEOs. In addition, the CEO performs annual reviews of our senior executive officers and makes recommendations to the Compensation Committee. The Compensation Committee reviews the recommendations and makes final decisions regarding compensation for our senior executive officers.
ROLE OF THE COMPENSATION CONSULTANT:
The Compensation Committee has the authority to retain compensation consulting firms exclusively to assist it in the evaluation of senior executive officer and employee compensation and benefit programs. In 2023, the Compensation Committee retained Radford a nationally recognized independent compensation consulting firm, to assist in performing its duties. Radford does not provide services to the Company other than the advice on director and executive compensation that it may provide the Compensation Committee when requested. In 2023, Radford, at the direction of the Compensation Committee, completed a peer group review and competitive compensation analysis, in connection with the Compensation Committee’s review of compensation levels of our NEOs. The Compensation Committee retains sole responsibility for engaging its advisors.
INDEPENDENCE OF THE COMPENSATION CONSULTANT:
The Compensation Committee has determined that Radford is independent, and the services provided by Radford currently do not and during 2023 did not raise any conflict of interests. In reaching these conclusions, the Compensation Committee considered the factors set forth in
Rule 10C-1
of the Exchange Act and applicable listing standards.
EMPLOYMENT CONTRACTS:
We have a longstanding practice of entering into multi-year employment contracts with our senior executive officers and senior management. We believe that employment contracts provide greater assurance of

2024 PROXY STATEMENT	43

continuity and retention of critical creative and operating talent in a highly competitive industry. Employment contracts for our NEOs are approved by the Compensation Committee in consultation with the Compensation Committee’s independent compensation advisors, as needed. The employment contracts for the NEOs currently employed by the Company specify their base salary and provide that if the executive’s employment (i) terminates without cause at the Company’s election, (ii) is terminated by the executive following the Company’s material breach of the agreement or (iii) is terminated by the executive for good reason after a change in control, the executive will receive a separation payment as described in more detail under the heading “Potential payments upon termination, retirement or change in control.” The employment contracts and the terms of equity awards also provide that vesting of some or all of an executive’s equity awards will accelerate upon certain events. Current employment contracts do not provide for any excise tax gross ups. We believe that providing for these benefits in these situations enhances the value of the business by preserving the continuity of management during potential change in control situations and by focusing our senior executives on our long-term priorities. Additional information regarding payments under these provisions is provided under the heading “Potential payments upon termination retirement or change in control.”
On June 1, 2023, the Company entered into an amendment to its employment agreement with Mr. Billings. The amendment extended the term of Mr. Billings’ employment agreement through June 1, 2027, increased his annual base salary from $1,800,000 to $2,000,000 and his annual target bonus from 200% to 250% of his annual base salary, and increased the target value of his annual equity grant of restricted stock from 375% to 410% of his annual base salary. The Company also entered into an amendment to its employment agreement with
Ms. Cameron-Doe
on June 1, 2023. The amendment extended the term of
Ms. Cameron-Doe’s
employment agreement through June 1, 2026, increased her annual base salary from $900,000 to $950,000 and the target value of her annual equity grant of restricted stock from 150% to 175% of her annual base salary, and extended her eligibility to participate in the senior executive health program until the later of the twelve-month anniversary of the expiration of the term of her employment agreement and the last payment date of any severance payment she may be receiving following specified termination of employment events, consistent with the employment agreements of the Company’s other named executive officers.
RETIREMENT PLAN:
On November 1, 2023 we adopted the Wynn Resorts, Limited Executive Retirement Plan (the “Retirement Plan”), which provides payments and benefits to certain key executives upon retirement. For more information on the Retirement Plan, see “Potential payments upon termination, retirement or change in control” below.

44	2024 PROXY STATEMENT

Compensation committee report
We have reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation
S-K
with the Company’s management. Based on such review and discussion, we have recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee
Betsy S. Atkins, Chair
Richard J. Byrne
Margaret J. Myers
Darnell O. Strom

2024 PROXY STATEMENT	45

JARDIN

Ultimate Race Week

WYNN LAS VEGAS

Amid a week of exclusive Wynn and Encore events prior to the Formula 1 Heineken Silver Las Vegas Grand Prix, racing champion Lewis Hamilton debuted his new alcohol-free spirit and a fashion collaboration with Japanese artist Takashi Murakami, while the Netflix Cup at Wynn Golf Club paired F1 drivers Lando Norris, Carlos Sainz and others with PGA golfers, including Rickie Fowler and Tony Finau.

2023 summary compensation table
The table below summarizes the total compensation awarded to, earned by, or paid to, each of our NEOs for the fiscal years ended December 31, 2023, 2022 and 2021.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($) (1)	STOCK AWARDS ($)(2)(3)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(4)	All OTHER COMPENSATION ($)(5)	TOTAL ($)

Craig S. Billings Chief Executive Officer	2023	$1,900,962	$11,483,057	$-	$2,750,000	$18,615	$16,152,634
	2022	$1,752,115	$8,575,772	$49,977	$1,825,715	$25,508	$12,229,087
	2021	$1,140,000	$8,361,675	$-	$1,200,000	$11,671	$10,713,346

Julie M. Cameron-Doe Chief Financial Officer	2023	$922,500	$2,712,319	$-	$1,045,000	$13,633	$4,693,452
	2022	$628,846	$4,549,146	$16	$912,857	$1,377	$6,092,242

Ellen F. Whittemore Executive Vice President, General Counsel and Secretary	2023	$894,231	$2,645,761	$-	$990,000	$18,721	$4,548,713
	2022	$896,538	$2,487,888	$115,723	$912,857	$25,586	$4,438,592
	2021	$665,000	$1,775,115	$-	$700,000	$19,318	$3,159,433
(1) The amounts set forth in this column reflect the base salary earned by each Named Executive Officer during the fiscal year.
(2) Stock awards granted as a component of the annual incentive awards are reported in this column as stock award compensation to reflect the applicable service period for such awards; however, the annual incentives were approved by the Compensation Committee in January of the following calendar year. See annual incentive award payouts as described in ”Compensation Discussion and
Analysis-How
we designed incentives for 2023” for a description of the 2023 annual incentive awards. The amounts reported in 2023 reflect a portion from restricted stock grants which are not related to the annual incentive awards. Certain restricted stock awards in this column vest based on specified performance criteria and are reflected in this column at 100% of the aggregate grant date fair value based on the probable outcome of the performance conditions, which is the highest level of achievement of these awards, in accordance with FASB ASC Topic 718. In 2023 Mr. Billings and
Ms. Cameron-Doe
were granted PSUs that vest based on achievement of certain Absolute TSR performance criteria. The grant date fair value of these awards was computed in accordance with FASB Topic 718 using a Monte Carlo simulation. Assuming the highest performance condition would be achieved, the grant date fair values of the Absolute TSR awards would be $4.1 million and $0.8 million for Mr. Billings and
Ms. Cameron-Doe,
respectively.
(3) The amounts set forth in this column reflect the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. See our Annual Report on Form
10-K
for the year ended December 31, 2023, Item 8, Note 13 -“Stock-Based Compensation” to our Consolidated Financial Statements for assumptions used in computing fair value.
(4) As described above under “Compensation Discussion and
Analysis-How
we designed incentives for 2023,” in January 2024, the Compensation Committee exercised its discretion to pay 50% of the actual earned annual incentive for all NEO’s in shares of the Company’s Common Stock.
(5) The following amounts for 2023 are included in “All Other Compensation” for Mr. Billings:
  (i) insurance premiums and benefits including executive life and medical insurance of $5,106;
  (ii) reimbursement of taxes related to work performed in Massachusetts of $3,596;
  (iii) matching contributions made under the Company’s §401(k) Plan, which is generally available to our eligible employees, of $9,900; and
  (iv) other benefits of $13.
The following amounts for 2023 are included in “All Other Compensation” for
Ms. Cameron-Doe:
  (i) insurance premiums and benefits including executive life and medical insurance of $2,513;
  (ii) reimbursement of taxes related to work performed in Massachusetts of $1,220; and
  (iii) matching contributions made under the Company’s §401(k) Plan, which is generally available to our eligible employees, of $9,900.
The following amounts for 2023 are included in “All Other Compensation” for Ms. Whittemore:
  (i) insurance premiums and benefits including executive life and medical insurance of $8,225;
  (ii) reimbursement of taxes related to work performed in Massachusetts of $596; and
  (iii) matching contributions made under the Company’s §401(k) Plan, which is generally available to our eligible employees, of $9,900.

2024 PROXY STATEMENT	49

Discussion of 2023 summary compensation table
In 2023, each of the NEOs received a base salary in accordance with the terms of their employment agreement, as approved by the Compensation Committee. Key terms of the agreements, as in effect on December 31, 2023, were as follows:

NAMED EXECUTIVE OFFICER	CONTRACT EXPIRATION	BASE SALARY
Craig S. Billings	June 1, 2027	$2,000,000
Julie M. Cameron-Doe	June 1, 2026	$950,000
Ellen F. Whittemore	January 31, 2025	$900,000
Each of the employment agreements provides that the executive will participate in Company profit sharing and retirement plans if offered, disability or life insurance plans, medical and/or hospitalization plans, vacation and expense reimbursement programs. In addition, the agreements provide for severance payments and benefits upon certain terminations of employment, including termination following a change in control, as discussed in the section below entitled “Potential payments upon termination, retirement or change in control.”

50	2024 PROXY STATEMENT

2023 Grants of plan-based awards table
The Omnibus Plan rewards management for creation of superior return to shareholders, measured by the operating performance of our resorts. The amounts shown in the table below reflect potential payments and/or values of the awards, as required under Regulation
S-K.

NAMED EXECUTIVE OFFICER	GRANT DATE	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS ($) (1)			ESTIMATED NUMBER OF SHARES FOR FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (#)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	GRANT DATE FAIR VALUE OF STOCK AWARDS ($) (2)
		THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Craig S. Billings	N/A	4,000,000		5,000,000	6,000,000	-	-	-	-	-
	01/12/2023	-		-	-	-	-	-	37,649 (3)	3,712,568
	01/12/2023	-		-	-	-	25,099 (4)	-	-	2,475,012
	01/12/2023	-		-	-	12,550 (5)	20,916 (5)	33,466 (5)	-	2,545,477
Julie M. Cameron-Doe	N/A	1,520,000		1,900,000	2,280,000	-	-	-	-	-
	01/12/2023	-		-	-	-	-	-	7,188 (3)	708,809
	01/12/2023	-		-	-	-	4,791 (4)	-	-	472,441
	01/12/2023	-		-	-	2,397 (5)	3,994 (5)	6,391 (5)	-	486,070
Ellen F. Whittemore	N/A	1,440,000		1,800,000	2,160,000	-	-	-	-	-
	01/12/2023	-		-	-	-	-	-	7,556 (3)	745,097
	01/12/2023	-		-	-	-	9,235 (4)	-	-	910,663
	01/12/2023	-		-	-	-	-	-	-	-
(1) The potential 2023 performance-based annual incentive awards that could have been earned for 2023 are subject to (a) the limitations set forth in the Omnibus Plan, including the cash and stock grant limits and continued employment through the end of the performance period, (b) the Compensation Committee’s ability to reduce awards in its discretion and (c) the Compensation Committee’s discretion to pay a portion of the awards in shares of Common Stock. Actual awards were based upon achievement of the following 2023 performance criteria: (i) achievement of a 2023 Encore Boston Harbor Adjusted Property EBITDAR goal; (ii) achievement of a 2023 Wynn Las Vegas Adjusted Property EBITDAR goal; (iii) achievement of a 2023 Macau Operations Adjusted Property EBITDAR goal; (iv) achievement of Wynn Las Vegas GGR market share goal; (v) achievement of Forbes Five-Star at Wynn Las Vegas; and (vi) advancement of Design & Development of the Wynn UAE project. Please refer to “Compensation Discussion and
Analysis-How
We Designed Incentives for 2023” for a description of each of the goals and achievement of performance against those goals.
(2) The amounts set forth in this column reflect the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. See our Annual Report on Form
10-K
for the year ended December 31, 2023, Item 8, Note 13 -“Stock-Based Compensation” to our Consolidated Financial Statements for assumptions used in computing fair value.
(3) Restricted stock award vests ratably on January 12, 2024, 2025 and 2026, subject to continued employment.
(4) Restricted stock award vests ratably on February 28, 2024, 2025 and 2026 subject to the achievement of pre-established
Las Vegas property-level revenue and Adjusted Property EBITDAR performance goals over a one-,
two-,
and three-year period, respectively, and in the case of Mr. Billings and
Ms. Cameron-Doe
subject to continued employment and in the case of Ms. Whittemore subject to performing service during any performance period and will continue to vest on the original vesting date if performance criteria are met even if Ms. Whittemore is no longer employed by the Company under certain conditions.
(5) Refer to 2023 summary compensation table for further information. PSU award scheduled to vest on January 1, 2026 subject to the level of performance achievement.

2024 PROXY STATEMENT	51

Outstanding equity awards at fiscal
year-end

	OPTION AWARDS				STOCK AWARDS

NAMED EXECUTIVE OFFICER	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#)		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED		EQUITY INCENTIVE PLAN AWARDS: UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED

	EXERCISABLE	UNEXERCISABLE			NUMBER (#)	VALUE ($)(17)	NUMBER (#)	VALUE ($)(17)

	10,902	-	58.85	05/11/2025	-	-	-	-

	-	-	-	-	3,395 (2)	309,318	-	-

	-	-	-	-	-	-	3,395 (3)	309,318

	-	-	-	-	17,572 (4)	1,600,985	-	-

Craig S. Billings	-	-	-	-	-	-	17,483 (5)	1,592,876
	-	-	-	-	34,966 (6)	3,185,752	-	-

	-	-	-	-	-	-	25,099 (7)	2,286,770

	-	-	-	-	37,649 (8)	3,430,200	-	-

	-	-	-	-	-	-	20,916 (9)	1,905,657

	2,738 (1)	912 (1)	78.62	12/11/2030	-	-	-	-

	6,383	-	58.85	05/11/2025	-	-	-	-

	-	-	-	-	6,694 (6)	637,223	-	-

	-	-	-	-	-	-	3,497 (5)	318,612

Julie M. Cameron-Doe	-	-	-	-	22,689 (10)	2,067,195	-	-

	-	-	-	-	-	-	4,791 (7)	436,508

	-	-	-	-	7,188 (8)	654,899	-	-

	-	-	-	-	-	-	3,994 (9)	363,893

	-	-	-	-	1,660 (11)	151,243	-	-

	-	-	-	-	-	-	1,660 (12)	151,243

	-	-	-	-	-	-	4,080 (13)	371,729

Ellen F. Whittemore	-	-	-	-	8,159 (14)	743,366	-	-

	-	-	-	-	-	-	9,235 (15)	841,401

	-	-	-	-	7,556 (16)	688,427	-	-

	2,738 (1)	912 (1)	78.62	12/11/2030	-	-	-	-
(1) Options to purchase shares of Wynn Interactive Ltd., a subsidiary of the Company. The unexercised options are scheduled to vest on December 11, 2024.
(2) Restricted stock scheduled to vest on January 11, 2024, subject to continued service.
(3) Restricted stock scheduled to vest on February 28, 2024, subject to continued service and the achievement of property-level performance goals.
(4) Restricted stock scheduled to vest on November 9, 2024, subject to continued service.
(5) Restricted stock scheduled to vest ratably on February 28, 2024 and 2025, subject to continued service and the achievement of property-level performance goals.
(6) Restricted stock scheduled to vest ratably on January 12, 2024 and 2025, subject to continued service.
(7) Restricted stock scheduled to vest ratably on February 28, 2024, 2025, and 2026, subject to continued service and the achievement of property-level performance goals.

52	2024 PROXY STATEMENT

(8) Restricted stock scheduled to vest ratably on January 12, 2024, 2025, and 2026 subject to continued service.
(9) PSUs reported at target and scheduled to vest on January 1, 2026, subject to continued service and the achievement of the applicable absolute TSR performance goal.
(10) Restricted stock scheduled to vest ratably on April 18, 2024 and 2025, subject to continued service.
(11) Restricted stock scheduled to vest on January 11, 2024, subject to continued service or pursuant to the Retirement Plan.
(12) Restricted stock scheduled to vest on February 28, 2024, subject to continued service and the achievement of property-level performance goals or pursuant to the Retirement Plan.
(13) Restricted stock scheduled to vest ratably on February 28, 2024 and 2025, subject to continued service and the achievement of property-level performance goals or pursuant to the Retirement Plan.
(14) Restricted stock scheduled to vest ratably on January 12, 2024 and 2025, subject to continued service or pursuant to the Retirement Plan.
(15) Restricted stock scheduled to vest ratably on February 28, 2024, 2025, and 2026, subject to continued service and the achievement of property-level performance goals or pursuant to the Retirement Plan.
(16) Restricted stock scheduled to vest ratably on January 12, 2024, 2025, and 2026 subject to continued service or pursuant to the Retirement Plan.
(17) Amounts in this column are based upon the closing price of the Company’s stock at December 31, 2023, which was $91.11.
Option exercises and stock vested in 2023

	OPTION AWARDS		STOCK AWARDS

NAMED EXECUTIVE OFFICER	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)

Craig S. Billings	10,901	$484,113	61,082	$6,255,990

Julie M. Cameron-Doe	4,000	$196,920	16,588	$1,815,438

Ellen F. Whittemore	10,383	$525,672	15,704	$1,652,101
The amounts reported in the table above are based on the closing price of the Company’s Common Stock on the date the stock award vested or the stock option was exercised (less the applicable exercise price per stock option), as applicable. Upon vesting of the stock award, the executive also was paid an amount equal to the dividends that had accrued on the shares prior to their vesting.
Potential payments upon termination, retirement or change in control
PAYMENTS MADE UPON TERMINATION DUE TO DEATH, COMPLETE DISABILITY OR LICENSE REVOCATION.
The Company’s employment agreements with its current NEOs provide that such agreements terminate automatically upon death or complete disability of the employee, as well as upon failure of the employee to obtain or maintain any required gaming licenses. Upon such termination, such NEO is entitled to a lump sum payment of accrued and unpaid base salary and vacation pay through the termination date. Pursuant to the terms of the applicable stock option agreements and restricted stock grant agreements, all of the unvested options and restricted stock held by such NEOs would vest upon termination as a result of such NEO’s death or complete disability.
PAYMENTS MADE UPON RETIREMENT
. Under the terms of the Retirement Plan, upon the NEO’s retirement, (i) all outstanding equity incentive awards held by the NEO on the date of retirement will remain outstanding and will continue to vest in accordance with the terms of the award agreement applicable to such equity incentive award as if the NEO were still employed by the Company (provided, that, the NEO may elect to deliver written notice to the Company expressly disavowing the continued vesting benefits, and the vesting period will expire as of the date of delivery of such notice, and all of the NEO’s outstanding equity incentive awards that remain unvested as of such date will be immediately forfeited for no consideration); (ii) the Company will pay the NEO a total amount equal to a pro-rata
portion of the cash bonus the NEO earned during the fiscal year preceding the year in which the date of retirement occurs; (iii) during the first eighteen months following the NEO’s retirement, assuming that the NEO has timely enrolled under COBRA, the Company will pay the full COBRA monthly

2024 PROXY STATEMENT	53

premiums for the NEO and their spouse and dependents, and the Company will reimburse the NEO for any medical expenses incurred by the NEO or the NEO’s dependents that are not covered by COBRA but would have been subject to reimbursement under the Company’s senior executive health program. If the NEO has remained covered under the Company’s group health coverage through the end of the initial eighteen month COBRA period, then for the remainder of the applicable restricted period (if any), the Company will reimburse the NEO on a monthly basis for the cost incurred by the NEO for securing health benefits coverage of equal or lesser coverage to that offered under the Company’s senior executive health program. The health benefits and/or reimbursement in lieu thereof will cease upon the earlier of the expiration of the applicable restricted period, the failure by the NEO to timely elect COBRA with respect to the initial eighteen month COBRA period, the NEO enrolling under Medicare after the date of retirement or if the NEO becomes employed by another employer and becomes eligible to enroll under that employer’s group health coverage. The retirement benefits are conditioned upon the NEO remaining an employee in good standing through the three-month notice period prior to their retirement date, executing and not revoking a release of claims, acknowledging that the transition of duties and responsibilities during the transition period will not constitute “good reason”, and complying with the non-disparagement
covenant in the Retirement Plan and any other restrictive covenants to which the NEO is subject.
In addition, the Company will enter into a post-employment consulting agreement with the NEO without additional compensation, except the Retirement Benefits, to assist in facilitating the successful transition of responsibilities, for a period of no more than 18 months, unless the Company no longer requires such services.
PAYMENTS MADE UPON TERMINATION WITHOUT CAUSE AT EMPLOYER’S ELECTION OR AT EMPLOYEE’S ELECTION UPON COMPANY MATERIAL BREACH DURING THE TERM
. The Company’s employment agreements with its current NEOs provide that such agreements are terminable by the Company without cause upon notice to the employee, so long as a “separation payment” is paid as provided in such contracts, or by the employee upon written notice to the Company of the Company’s uncured material breach of the agreement. Cause is generally defined to include (i) inability or failure to secure and/or maintain any licenses or permits required by government agencies with jurisdiction over the business of the Company or its affiliates; (ii) willful destruction of property of the Company or an affiliate having a material value to the Company or such affiliate; (iii) fraud, embezzlement, theft, or comparable dishonest activity (excluding acts involving a de minimis dollar value and not related in any manner to the Company, its affiliates or their business); (iv) conviction of or entering a plea of guilty or nolo contendere to any crime constituting a felony; (v) material breach of employment agreement; (vi) neglect, refusal, or knowing failure to materially discharge duties (other than due to physical or mental illness) commensurate with title and function, or failure to comply with the lawful directions of the Company or its board; (vii) knowing material misrepresentation to the Company or its Board of Directors; (viii) failure to follow a material policy or procedure of the Company or an affiliate; or (ix) material breach of a statutory or common law duty of loyalty or fiduciary duty to the Company or an affiliate. Material breach is defined as (i) the Company’s failure to pay the employee’s base salary when due, (ii) the Company’s material reduction in the scope in the employee’s duties and responsibilities such that the employee’s remaining duties and responsibilities are materially inconsistent with duties and responsibilities generally associated with the employee’s position with the Company, or (iii) a material reduction in the employee’s base salary.
The “separation payment” for all current NEOs equals a lump sum payment equal to the sum of (a) base salary for the remainder of the term of the employment agreement, but not less than 12 months (except for Mr. Billings which is not less than 18 months); (b) bonus projected for all bonus periods through the end of the term of the employment agreement (based upon the last bonus paid pursuant to the employment agreement), but not less than the preceding bonus that was paid; and (c) any accrued but unpaid vacation pay.
If Mr. Billings,
Ms. Cameron-Doe
or Ms. Whittemore is terminated by the Company without cause or resigns following the Company’s material breach of his or her employment agreement, then as a condition to receiving such separation payment, he/she must execute a written release-severance agreement that (1) releases the Company, its affiliates, and their officers, directors, agents and employees, from any claims or causes of action, and (2) provides that the terminated employee may not disclose either the terms of the release-severance agreement or the compensation paid. In addition, the NEOs are entitled to health benefits coverage under the same plan or arrangement as such NEO was covered immediately prior to termination. Mr. Billings is entitled to health benefits for the remainder of the term but not less than 18 months and for a period of twelve months thereafter.
Ms. Cameron-Doe
and Ms. Whittemore are entitled to health benefits for the remainder of the original term but not less than 12 months and for a period of twelve months thereafter. Pursuant to the terms of the applicable

54	2024 PROXY STATEMENT

restricted stock grant agreements, all of the unvested restricted stock held by such NEOs would vest pro rata based on the number of months served since the grant date upon a termination of the NEO’s employment by the Company without “cause” or by the employee upon the Company’s material breach.
PAYMENTS MADE UPON TERMINATION BY EMPLOYEE FOR GOOD REASON AFTER CHANGE IN CONTROL
. The Company’s employment agreements with its current NEOs provide that such agreements are terminable by the employee for good reason after a change of control. A change of control is generally defined as (a) any person or group becomes the beneficial owner of more than 50% of the Company’s outstanding securities, (b) the existing directors of the Company (including those elected in the normal course and not including those elected as a result of an actual or threatened election contest) cease to constitute a majority of the Board of the Company, or (c) the consummation of a merger, consolidation or reorganization to which the Company is a party or the sale or disposition of substantially all of the assets of the Company. Good reason is defined as: (i) reduction of employee’s base salary; (ii) discontinuation of employer’s bonus plan without immediately replacing such bonus plan with a plan that is the substantial economic equivalent of such bonus plan, or amending such bonus plan so as to materially reduce employee’s potential bonus at any given level of economic performance of employer or its successor entity; (iii) material reduction in the aggregate benefits and perquisites to employee; (iv) requirement that such employee change the location of his or her job or office by a distance of more than 25 miles; (v) reduction of responsibilities or required reporting to a person of lower rank or responsibilities; or (vi) a successor’s failure to expressly assume in writing the employment agreement.
Upon termination by the employee pursuant to this provision, the employee is entitled to the “separation payment” described under “Payments Made Upon Termination Without Cause at Employer’s Election During the Term” above. Pursuant to the terms of the applicable stock option agreements, some or all of the unvested options held by the applicable current NEOs would immediately vest upon termination by the Company without cause or upon termination by the employee for good reason after a change of control. Pursuant to the terms of the applicable restricted stock grant agreements, all of the unvested restricted stock held by such NEOs would vest upon termination for “good reason” following a “change of control.”
PAYMENTS MADE UPON TERMINATION
. The tables below reflect the amount of compensation that would become payable to each of our current NEOs under existing agreements and arrangements if the NEO’s employment had terminated on December 31, 2023, based on the NEO’s compensation as of such date and, if applicable, the Company’s closing stock price on that date. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including benefits generally available to all salaried employees, such as distributions under the Company’s 401(k) plan. In addition, in connection with any actual termination of employment, the Compensation Committee may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits described below, as the Compensation Committee determines appropriate. The actual amounts that would be paid upon an NEO’s termination of employment can only be determined at the time of such executive’s separation from the Company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event and the Company’s stock price.

2024 PROXY STATEMENT	55

CRAIG S. BILLINGS

	TERMINATION UPON DEATH OR COMPLETE DISABILITY	TERMINATION WITHOUT CAUSE OR UPON MATERIAL BREACH	TERMINATION BY EMPLOYEE FOR GOOD REASON AFTER CHANGE IN CONTROL	RETIREMENT PURSUANT TO RETIREMENT PLAN (4)

Base Salary	Amounts earned and unpaid through the date of termination	$6,838,356	$6,838,356	$-

Bonus	$-	$16,500,000	$16,500,000	$-

Stock Options/Restricted Stock (1)(2)	$15,077,244	$5,541,267	$15,077,244	$-

Company Paid Life Insurance	$2,000,000	$-	$-	$-

Benefits (3)	$-	$71,596	$71,596	$-
(1) Upon a termination due to death, complete disability or by the NEO for good reason after a change in control, 139,559 shares of restricted stock would vest in full immediately and 20,916 PSUs would immediately vest in full and be exchanged for one share of Common Stock per PSU. Using the closing stock price on December 31, 2023, the value of such 139,559 shares and 20,916 PSUs would have been an aggregate of $14,620,876 plus accrued dividends of $104,669 with respect to the restricted stock.
(2) Upon a termination by the Company without cause or by the NEO upon the Company’s material breach, 49,974 shares of restricted stock would vest, and 6,574 PSUs would vest and be immediately exchanged for one share of Common Stock per PSU, in each case on a prorated basis based on the number of months since the grant date. Using the closing stock price on December 31, 2023, the value of such 49,974 shares and 6,574 PSUs would have been an aggregate of $5,152,088 plus accrued dividends of $37,481 with respect to the restricted stock. At December 31, 2023, 10,902 options are exercisable and in the money. The intrinsic value of such options would have been $351,699 on December 31, 2023.
(3) Continued health benefits for remainder of the term but not less than 18 months and for a period of twelve months thereafter.
(4) As of December 31, 2023, Mr. Billings was not eligible to retire under the Retirement Plan.
JULIE M.
CAMERON-DOE

	TERMINATION UPON DEATH OR COMPLETE DISABILITY	TERMINATION WITHOUT CAUSE OR UPON MATERIAL BREACH	TERMINATION BY EMPLOYEE FOR GOOD REASON AFTER CHANGE IN CONTROL	RETIREMENT PURSUANT TO RETIREMENT PLAN (4)

Base Salary	Amounts earned and unpaid through the date of termination	$2,298,219	$2,298,219	$-

Bonus	$-	$4,180,000	$4,180,000	$-

Stock Options/Restricted Stock (1)(2)	$4,718,115	$1,751,437	$4,718,115	$-

Company Paid Life Insurance	$950,000	$-	$-	$-

Benefits (3)	$-	$54,546	$54,546	$-
(1) Upon a termination due to death, complete disability or by the NEO for good reason after a change in control 45,159 shares of restricted stock would vest in full immediately and 3,994 PSUs would immediately vest in full and be exchanged for one share of Common Stock per PSU. Using the closing stock price on December 31, 2023, the value of such 45,159 shares and 3,994 PSUs would have been an aggregate of $4,478,330 plus accrued dividends of $33,869 with respect to the restricted stock.
(2) Upon a termination by the Company without cause or by the NEO upon the Company’s material breach, 15,580 shares of restricted stock would vest, and 1,255 PSUs would vest and be immediately exchanged for one share of Common Stock per PSU, in each case on a prorated basis based on the number of months since the grant date. Using the closing stock price on December 31, 2023, the value of such 15,580 shares and 1,255 PSUs would have been an aggregate of $1,533,857 plus accrued dividends of $11,685 with respect to the restricted stock. At December 31, 2023, 6,383 options are exercisable and in the money. The intrinsic value of such options would have been $205,916 on December 31, 2023.
(3) Continued health benefits for the
12-month
period subsequent to the later of the remainder of the term of her employment agreement, or the cessation of the severance pay period.
(4) As of December 31, 2023,
Ms. Cameron-Doe
was not eligible to retire under the Retirement Plan.

56	2024 PROXY STATEMENT

ELLEN F. WHITTEMORE

	TERMINATION UPON DEATH OR COMPLETE DISABILITY	TERMINATION WITHOUT CAUSE OR UPON MATERIAL BREACH	TERMINATION BY EMPLOYEE FOR GOOD REASON AFTER CHANGE IN CONTROL	RETIREMENT PURSUANT TO RETIREMENT PLAN (4)

Base Salary	Amounts earned and unpaid through the date of termination	$978,904	$978,904	$-

Bonus	$-	$1,980,000	$1,980,000	$-

Stock Options/Restricted Stock (1)(2)	$2,283,244	$1,834,260	$2,283,244	$2,283,244

Company Paid Life Insurance	$900,000	$-	$-	$-

Benefits (3)	$-	$32,593	$32,593	$32,593
(1) Upon a termination due to death, complete disability or by the NEO for change in control, 32,350 shares of restricted stock would vest in full immediately. Using the closing stock price on December 31, 2023, the value of such 32,350 shares would have been $2,258,981 plus accrued dividends of $24,263. At December 31, 2023.
(2) Upon a termination by the Company without cause or by the NEO upon the Company’s material breach, 8,962 shares of restricted stock would vest on a prorated basis based on the number of months since the grant date, and 13,315 shares of restricted stock would vest based on providing service during any performance period as outlined in Ms. Whittemore’s employment agreement dated January 12, 2022. Using the closing stock price on December 31, 2022, the value of such 8,962 shares and 13,315 shares would have been $1,819,284 plus accrued dividends of $14,976.
(3) Continued health benefits for remainder of the term but not less than 12 months and for a period of twelve months thereafter, except in the event of retirement pursuant to the Retirement Plan, in which case the employee is eligible for continued health benefits until the later of 18 months following the date of retirement or until the final vesting of the employee’s equity awards outstanding at the date of retirement.
(4) Upon retirement pursuant to the Retirement Plan, 32,350 shares of restricted stock would continue to vest in accordance with the terms of the award agreement applicable to the respective equity award as if the employee was still employed by the Company. Using the closing stock price on December 31, 2023, the value of such 32,350 shares would have been $2,258,981 plus accrued dividends of $24,263.

2024 PROXY STATEMENT	57

Certain relationships and transactions
Pursuant to written Company policy, the Audit Committee reviews for approval or ratification all transactions with any related person, which SEC rules define to include directors, director nominees, executive officers, beneficial owners of in excess of 5% of the outstanding shares of the Common Stock, and their respective immediate family members. The policy classifies as pre-approved:
(a) employment of executive officers and director compensation if the compensation is required to be reported under Item 402 of Regulation
S-K;
(b) transactions with another company or charitable contributions if the related person’s only relationship is as an employee (other than executive officer), director or beneficial owner of less than 10% of that company’s or donee’s shares if the aggregate amount does not exceed the greater of $200,000 or 5% of that company’s or donee’s total annual revenues; (c) transactions where the related person’s interest arises solely from the ownership of the Company’s stock and all shareholders benefit on a pro rata basis; (d) transactions involving competitive bids; (e) regulated transactions involving services as a common carrier or public utility at rates fixed in conformity with law or governmental authority; and (f) transactions with related parties involving a bank as depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services. The Audit Committee receives notice of the occurrence of all pre-approved
transactions. All other transactions with related persons are subject to approval or ratification by the Audit Committee. In determining whether to approve or ratify a transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
The following are the material transactions or agreements that occurred or were in effect at any time after January 1, 2023, between the Company and related persons. The Audit Committee has approved or ratified all of these transactions that occurred after the date of the adoption of the policy.
COOPERATION AGREEMENT.
On August 3, 2018, the Company entered into a Cooperation Agreement (the “Cooperation Agreement”) with Elaine P. Wynn (“Ms. Wynn”) regarding the composition of the Board and certain other matters, including, among other things, the appointment of Mr. Satre to the Board, standstill restrictions, releases, non-disparagement,
reimbursement of expenses, and the grant of certain complimentary privileges. The term of the Cooperation Agreement expires on the date that Phil Satre no longer serves as Chair of the Board, unless earlier terminated pursuant to the circumstances described in the Cooperation Agreement.
REIMBURSABLE COSTS.
The Company periodically provides services to certain executive officers, directors, or former directors of the Company, including the personal use of employees, construction work and other personal services, for which the officers, directors, or former directors reimburse the Company. The Company requires prepayment for any such services, which amounts are replenished on an ongoing basis as needed. As of December 31, 2023, these net deposit balances with the Company were immaterial, as were the services provided.
AIRCRAFT ARRANGEMENTS.
Named Executive Officers, among other executives, may periodically use the Company’s aircraft for business or personal travel. Should an executive use the Company’s aircraft for personal reasons, they are required to enter into a time-sharing arrangement with the Company, whereby the executive reimburses the Company for the direct, incremental cost associated with the flight. Additionally, the Company is required to include as taxable compensation of an executive, the direct costs that the Company incurs in operating the aircraft where personal passengers accompany the executive on business flights, up to an amount determined by using the Internal Revenue Service Standard Industry Fare Level (SIFL) tables. During 2023, $1,227 was included in Mr. Billings’ taxable compensation for business flights with personal accompaniment, and Mr. Billings reimbursed the Company $11,534 through his deposit account described above for personal use of the aircraft. During 2023, $260 was included in Ms. Whittemore’s taxable compensation for business flights with personal accompaniment. The Company does not provide tax gross ups related to the value of aircraft usage that is imputed into compensation.
Ms. Cameron-Doe
did not use the Company’s aircraft for personal travel during 2023.
OTHER.
In addition to the above, the Company (or its subsidiaries) employs Maryann Pascal, the sister-in-law
of Ms. Wynn (who is a beneficial owner of in excess of 5% of the outstanding shares of the Common Stock), as Vice President – Player Development at Wynn Las Vegas. The Audit Committee of the Company approved the employment arrangement and determined that compensation was at (or below) levels paid to non-family
members. Total compensation paid to Ms. Pascal for 2023 included the following amounts calculated in the same manner as the Summary Compensation Table values presented for NEOs: salary of $320,385, stock awards of $60,183, and bonus of $197,968.

58	2024 PROXY STATEMENT

Pay ratio disclosure
The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies may have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
The pay ratio reported below is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll records and the methodology described below. For these purposes, we determined the median compensated employee using taxable income for 2021, which we annualized for any employee who did not work for the entire year unless designated as a temporary employee. We determined that, as of December 31, 2021, our employee population consisted of approximately 27,000 employees, with approximately 45% working in Macau as an employee of Wynn Macau, Limited or one of its subsidiaries. In identifying the median employee, we made a cost-of-living
adjustment using the International Monetary Fund’s implied purchasing power conversion rate of 5.00 with respect to employees located in Macau. Using this methodology, we determined that the median employee in 2021 was a full-time, hourly employee located in Massachusetts. We are using the same median employee to compute our 2023 pay ratio because we did not believe that this employee’s compensation had changed significantly or that our employee population had changed significantly in 2023. The 2023 annual total compensation of our median compensated employee, other than our CEO, was $54,089; the 2023 annual total compensation of our CEO, Mr. Billings, was $16,152,634; and the ratio of these amounts was
1-to-299.
To identify the median employee without a
cost-of-living
adjustment, we converted the compensation paid in Macau currency to U.S. dollars by applying a Macau patacas to U.S. dollars exchange rate using the noon buying rate of exchange of Macau patacas to U.S. dollars of 8.05 on December 31, 2023. For 2023, we did not identify a new median employee for the reasons described above. The 2023 annual total compensation of our median compensated employee, other than our CEO serving as of December 31, 2023, without the cost-of-living
adjustment was $46,113; and the ratio of this amount to Mr. Billings’s 2023 annual total compensation was
1-to-350.
We believe the employee population for gaming and hospitality industries includes a large percentage of “steady extra workers.” These are permanent workers who are paid hourly and obtain hours based on business volumes (e.g., coverage during peak times such as when large conventions are in town) and personal needs of the employee. As of December 31, 2023, approximately 18% of our employee population of approximately 27,800 consisted of steady extra workers, most of whom are eligible for medical and other benefits. Based on SEC’s rules, these permanent workers are included in the employee population used in calculating the median employee compensation and may impact comparability of our median employee compensation amount with that in other industries.
Our talented and dedicated employees play an integral role in our overall success and we place great emphasis on creating an environment for our employees to excel and advance. We are committed to the development, health and well-being of our workforce through various programs, benefits and amenities. Please refer to “Our people and our stewardship” for additional information.

2024 PROXY STATEMENT	59

Pay vs. Performance
The following table sets forth SEC required information with respect to the Company’s financial performance and the compensation paid to our Principle Executive Officer(s) (each, a PEO) and our non-PEO
NEOs for the fiscal years ended on December 31, 2020, December 31, 2021, December 31, 2022 and December 31, 2023.

							VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:

YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR PEO A (1)(2)	SUMMARY COMPENSATION TABLE TOTAL FOR PEO B (3)	COMPENSATION ACTUALLY PAID TO PEO A (1)(2)(5)(7)	COMPENSATION ACTUALLY PAID TO PEO B (3)(5)(8)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOs (4)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOs (4)(5)(9)	TOTAL SHAREHOLDER RETURN (6)	PEER GROUP TOTAL SHAREHOLDER RETURN (6)	NET INCOME (LOSS) (10)	ADJUSTED PROPERTY EBITDAR (11)

2023	-	$16,152,634	-	$17,456,662	$4,621,082	$5,238,530	$66.70	$75.96	$729,994,000	$2,114,943,000

2022	$7,830,157	$12,229,087	$(698,593)	$6,644,349	$5,265,417	$5,161,405	$59.91	$58.28	$(423,856,000)	$725,387,000

2021	$12,928,747	-	$7,935,501	-	$6,936,390	$7,397,174	$61.77	$78.17	$(755,786,000)	$569,441,000

2020	$24,571,980	-	$7,387,812	-	$5,210,698	$4,256,704	$81.96	$89.66	$(2,067,245,000)	$(324,305,000)
(1) Effective February 1, 2022, Mr. Billings (“PEO B”) succeeded Mr. Maddox (“PEO A”) as the Company’s Chief Executive Officer and the Principal Executive Officer. For the year 2022, the amounts set forth in these columns reflect Mr. Maddox’s compensation for the period between January 1, 2022 and January 31, 2022, including severance. Mr. Maddox was the PEO of the Company for fiscal years 2021 and 2020. Mr. Billings was the Company’s Chief Executive Officer and the Principal Executive Officer for 2023 and February 1, 2022 through December 31, 2022 for 2022.
(2) For the year 2022, compensation information for Mr. Maddox includes consideration of the terms set forth in the Maddox Transition Agreement, including forfeitures.
(3) The amounts set forth in these columns reflect Mr. Billings’ total compensation. For fiscal year 2022, such amounts include compensation Mr. Billings received as the Company’s Chief Financial Officer for the period between January 1, 2022 and January 31, 2022.
(4) Effective February 1, 2022, Mr. Billings was named the PEO and was excluded from the list of
Non-PEO
NEOs. Mr. Billings’ compensation is included in PEO columns. Effective April 18, 2022,
Ms. Cameron-Doe
was appointed as the Company’s Chief Financial Officer and was named a NEO. For 2023 and 2022, the Company’s NEOs were
Ms. Cameron-Doe,
who joined the Company on April 18, 2022, and Ms. Whittemore. For 2021 and 2020, the Company’s NEOs were Mr. Billings and Ms. Whittemore.
(5) In calculating the ‘compensation actually paid’ amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with FASB ASC Topic 718. The valuation assumptions used to calculate such fair values did not materially differ from those disclosed at the time of grant other than the stock price of a subsidiary used in the valuation of subsidiary stock options. NEOs do not receive pension benefits.
(6) The Company TSR and the TSR of the Dow Jones Gambling Index (Ticker: DJUSCA), the Company’s peer group, reflected in these columns for each applicable fiscal year is calculated based on a fixed investment of $100, including the reinvestment of dividends, on the applicable measurement point on the same cumulative basis as is used in Item 201(e) of Regulation
S-K.
(7) The “Compensation Actually Paid” to PEO A reflects the following adjustments made to the “Total Compensation” amounts reported in the Summary Compensation Table, computed in accordance with Item 402(v) of Regulation
S-K:
(i) For the 2022 fiscal year, $(2,111,462) represents a change in fair value of equity awards at either the vesting date or December 31, 2022 in the case of unexercised stock options. Of this amount, option awards granted during 2022 with an aggregate grant date fair value of $89,328 were remeasured at $86,950, for a change of $(2,378) as of December 31, 2022, $(2,152,078) was granted prior to 2022 and is outstanding at December 31, 2022, and $42,994 was granted prior to 2022 and vested in 2022; and $(6,417,288) represents the reversal of compensation actually paid related to the forfeiture of previously granted equity awards upon separation from the Company;
(ii) For the 2021 fiscal year, $(4,993,246) represents a change in fair value of equity awards at either the vesting date or December 31, 2021 in the case of unvested restricted stock and unexercised stock options. Of this amount, stock awards granted during 2021 with an aggregate grant date fair value of $8,500,202 were remeasured at $7,223,292, for a change of $(1,276,910) as of December 31, 2021, $(2,345,317) was granted prior to 2021 and is outstanding at December 31, 2021, and $(1,371,019) was granted prior to 2021 and vested in 2021; and
(iii) For the 2020 fiscal year, $(10,816,043) represents a change in fair value of equity awards at either the vesting date or December 31, 2020 in the case of unvested restricted stock and unexercised stock options. Of this amount, stock awards granted during 2020 with an aggregate grant date fair value of $20,283,231 and option awards granted during 2020 with an aggregate grant date fair value of $699,218 were remeasured at $12,890,171 and $699,226, respectively, for a change of $(7,393,052) as of December 31, 2020, $384,789 was granted in 2020 and vested in 2020, $(2,938,406) was granted prior to 2020 and is outstanding at December 31, 2020, and $(7,237,500) was granted prior to 2020 and vested in 2020; and $(6,368,125) represents the reversal of compensation actually paid related to the cancellation of equity awards granted in 2020.
(8) The “Compensation Actually Paid” to PEO B reflects the following adjustments made to the “Total Compensation” amounts reported in the Summary Compensation Table, computed in accordance with Item 402(v) of Regulation
S-K:
(i) For the 2023 fiscal year, $1,304,029 represents a change in fair value of equity awards at either the vesting date or December 31, 2023 in the case of unvested restricted stock awards and unexercised stock options. Of this amount, stock awards granted during 2023 with an aggregate grant date fair value of $11,483,057 were remeasured at $10,792,829, for a change of $(690,228), as of December 31, 2023, $695,481 was granted prior to 2023 and is outstanding at December 31, 2023, and $1,298,776 was granted prior to 2023 and vested in 2023.
(ii) For the 2022 fiscal year, $(5,584,738) represents a change in fair value of equity awards at either the vesting date or December 31, 2022 in the case of unvested restricted stock awards and unexercised stock options. Of this amount, stock awards granted during 2022 with an aggregate grant date fair value of $8,575,772 and option awards granted during 2022 with an aggregate grant date fair value of $454,641 were remeasured at $8,313,764 and $86,950, respectively, for a change of $(629,668), as of December 31, 2022, $709,252 was granted in 2022 and vested in 2022, $(5,306,762) was granted prior to 2022 and is outstanding at December 31, 2022, and $(357,560) was granted prior to 2022 and vested in 2022.
(9) The “Compensation Actually Paid” to the
non-PEOs
reflects the following adjustments made to the “Total Compensation” amounts reported in the Summary Compensation Table, computed in accordance with Item 402(v) of Regulation
S-K:
(i) For the 2023 fiscal year, $617,448 represents a change in the fair value of equity awards at either the vesting date or December 31, 2023 in the case of unvested restricted stock awards and unexercised stock options. Of this amount, stock awards granted during 2023 with an average aggregate grant date fair value of $2,679,040 were remeasured at $2,550,185, for a change of $(128,854), as of December 31, 2023, $219,872 was granted prior to 2023 and is outstanding at December 31, 2023, and $526,430 was granted prior to 2023 and vested in 2023.

60	2024 PROXY STATEMENT

(ii) For the 2022 fiscal year, $(80,116) represents a change in the fair value of equity awards at either the vesting date or December 31, 2022 in the case of unvested restricted stock awards and unexercised stock options. Of this amount, stock awards granted during 2022 with an average aggregate grant date fair value of $3,518,517 and option awards granted during 2022 with an average aggregate grant date fair value of $250,570 were remeasured at $3,765,467, for a change of $(3,620), as of December 31, 2022, $337,759 was granted in 2022 and vested in 2022, $(390,246) was granted prior to 2022 and is outstanding at December 31, 2022, and $(24,009) was granted prior to 2022 and vested in 2022; and $(23,896) represents the reversal of compensation actually paid related to the forfeiture on previously granted performance-based restricted stock that did not vest due to not meeting the performance criteria;
(iii) For the 2021 fiscal year, $460,784 represents a change in fair value of equity awards at either the vesting date or December 31, 2021 in the case of unvested restricted stock and unexercised stock options. Of this amount, stock awards granted during 2021 with an average aggregate grant date fair value of $5,068,395 were remeasured at $4,480,563, for a change of $(587,832), as of December 31, 2021, $1,199,493 was granted prior to 2021 and is outstanding at December 31, 2021, and $(150,877) was granted prior to 2021 and vested in 2021; and
(iv) For the 2020 fiscal year, $(953,994) represents a change in fair value of equity awards at either the vesting date or December 31, 2020 in the case of unvested restricted stock and unexercised stock options. Of this amount, stock awards granted during 2020 with an average aggregate grant date fair value of $2,831,942 and option awards granted during 2020 with an average aggregate grant date fair value of $961,516 were remeasured at $3,742,798, for a change of $(50,660), as of December 31, 2020, $101,575 was granted in 2020 and vested in 2020, $(596,615) was granted prior to 2020 and is outstanding at December 31, 2020, and $(408,294) was granted prior to 2020 and vested in 2020.
(10) The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(11) We have selected Adjusted Property EBITDAR as our most important financial measure (that is not otherwise required to be disclosed in the table) used to link ‘compensation actually paid’ to our NEOs to company performance for fiscal year 2023. See “2023 Highlights” for a definition of Adjusted Property EBITDAR.

2024 PROXY STATEMENT	61

Relationship between executive compensation and performance
The following chart outlines the relationship among the Company’s key performance metrics and the aggregate “total compensation actually paid” to all NEOs for each applicable fiscal year.

62	2024 PROXY STATEMENT

Pay vs. Performance tabular list
The table below lists our most important performance measures used to link compensation actually paid for our NEOs to company performance, over the fiscal year ending December 31, 2023. The performance measures included in this table are not ranked by relative importance.

PERFORMANCE MEASURE

(1) Adjusted Property EBITDAR

(2) Market Share of Gross Gaming Revenues

(3) Achievement of Forbes Five-Star awards

2024 PROXY STATEMENT	63

Security ownership
CERTAIN BENEFICIAL OWNERSHIP AND MANAGEMENT
The following table sets forth, as of March 5, 2024, (unless otherwise indicated), certain information regarding the shares of Common Stock beneficially owned by: (i) each director; (ii) each shareholder who is known by the Company to beneficially own in excess of 5% of the outstanding shares of Common Stock; (iii) each of the Company’s NEOs; and (iv) all executive officers and directors as a group. Each shareholder’s beneficial ownership and corresponding percentage includes exercisable stock options, restricted shares and performance stock units that become exercisable or may be settled within 60 days of March 5, 2024, at the discretion of the shareholder. The percentage ownership is based on 112,066,829 shares of Common Stock outstanding as of March 5, 2024, and treats as outstanding all options held by that shareholder and exercisable within 60 days of March 5, 2024.

	BENEFICIAL OWNERSHIP OF SHARES (1)

NAME AND ADDRESS OF BENEFICIAL OWNER (2)	NUMBER	PERCENTAGE

5% Shareholders:

The Vanguard Group (3) 100 Vanguard Blvd. Malvern, PA 19355	10,862,024	9.69%

Elaine P. Wynn (4) c/o/ Elaine P. Wynn and Family Foundation 3800 Howard Hughes Parkway. Suite 960 Las Vegas, NV 89169	9,539,077	8.51%

BlackRock Inc. (5) 55 East 52nd St. New York, NY 10055	7,623,440	6.80%

Tilman J. Fertitta (6) c/o Fertitta Entertainment, Inc. 1510 West Loop South. Houston, TX 77027	6,972,749	6.22%

Named Executive Officers and Directors:

Philip G. Satre (7)	30,588	*

Betsy S. Atkins (8)	8,976	*

Richard J. Byrne (9)	15,792	*

Paul Liu (10)	3,000	*

Winifred M. Webb (11)	18,744	*

Patricia Mulroy (12)	15,039	*

Margaret J. Meyers (13)	17,101	*

Darnell O. Strom (14)	11,245	*

Craig S. Billings (15)	299,835	*

Julie M. Cameron-Doe (16)	76,833	*

Ellen F. Whittemore (17)	84,758	*

All current directors and executive officers as a group (11 persons) (18)	581,911	*

* Less than one percent
(1) This table is based upon information supplied by officers, directors, and nominees for director, and contained in Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws, where applicable, the Company believes each of the shareholders named in this table has sole

64	2024 PROXY STATEMENT

voting and investment power with respect to the shares indicated as beneficially owned. Executives and directors have voting power over shares of restricted stock but cannot transfer such shares unless and until they vest.
(2) Unless otherwise indicated, the address of each of the named parties in this table is: c/o Wynn Resorts, Limited, 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109.
(3) The Vanguard Group (“Vanguard”) has beneficial ownership of these shares as of December 31, 2023. Vanguard has sole dispositive power as to 10,458,738 shares, shared voting power as to 121,033 shares and shared dispositive power as to 403,286 shares. The information provided is based upon a Schedule 13G/A filed on February 13, 2024 by Vanguard. The number of common shares beneficially owned by the Vanguard Group may have changed since the filing of the Schedule 13G/A.
(4) The information provided is based upon a Schedule 13D/A, dated August 6, 2018, filed by Elaine P. Wynn.
(5) BlackRock, Inc. (“BlackRock”) has beneficial ownership of these shares as of December 31, 2023. BlackRock has sole dispositive power as to 7,623,440 shares, and sole voting power as to 7,107,366 shares. The information provided is based upon a Schedule 13G/A filed on January 26, 2024 by BlackRock. The number of common shares beneficially owned by BlackRock may have changed since the filing of the Schedule 13G/A.
(6) Tilman J. Fertitta, Hospitality Headquarters, Inc., and Fertitta Entertainment, Inc. (collectively, “Fertitta”) have beneficial ownership of these shares as of December 31, 2023. The amount of common shares reported as beneficially owned in the table includes (i) 6,863,324 shares that are beneficially owned by Hospitality Headquarters, Inc.; (ii) 10,000 shares that are beneficially owned by Fertitta Entertainment, Inc.; and (iii) 99,425 shares that are beneficially owned by Mr. Fertitta. Mr. Fertitta is the sole shareholder of Fertitta Entertainment, Inc. and Hospitality Headquarters, Inc. As such, Mr. Fertitta may be deemed to share beneficial ownership of the securities beneficially owned by Fertitta Entertainment, Inc. and Hospitality Headquarters, Inc. The information provided is based upon a Schedule 13G/A filed on February 14, 2024 by Fertitta. The number of common shares beneficially owned by Fertitta may have changed since the filing of the Schedule 13G/A.
(7) Includes (i) 2,286 shares of unvested restricted stock subject to vesting in accordance with Restricted Stock Agreements and (ii) 11,995 shares held indirectly through a family trust.
(8) Includes 2,286 shares of unvested restricted stock subject to vesting in accordance with Restricted Stock Agreements.
(9) Includes 2,286 shares of unvested restricted stock subject to vesting in accordance with Restricted Stock Agreements.
(10) All shares are fully vested.
(11) Includes 2,286 shares of unvested restricted stock subject to vesting in accordance with Restricted Stock Agreements.
(12) Includes (i) 2,286 shares of unvested restricted stock subject to vesting in accordance with Restricted Stock Agreements, (ii) 6,700 shares subject to immediately exercisable options to purchase Common Stock, and (iii) 522 shares held indirectly through a family trust.
(13) Includes 2,286 shares of unvested restricted stock subject to vesting in accordance with Restricted Stock Agreements.
(14) Includes 2,286 shares of unvested restricted stock subject to vesting in accordance with Restricted Stock Agreements.
(15) Includes 85,628 shares of unvested restricted stock subject to vesting in accordance with Restricted Stock Agreements.
(16) Includes 35,921 shares of unvested restricted stock subject to vesting in accordance with Restricted Stock Agreements.
(17) Includes 17,313 shares of unvested restricted stock subject to vesting in accordance with Restricted Stock Agreements.
(18) Includes 6,700 shares subject to immediately exercisable stock options to purchase Common Stock.
DELINQUENT SECTION 16(A) REPORTS
None.

2024 PROXY STATEMENT	65

Proposal 1: Election of directors

At the recommendation of the Company’s Nominating and Corporate Governance Committee, the Board is nominating the following individuals for election as Class I directors:

-	Betsy S. Atkins

-	Paul Liu

-	Darnell O. Strom

The Board has nominated the three individuals listed above to serve as Class I directors for terms that commence upon election at the 2024 Annual Meeting. If elected at the 2024 Annual Meeting, each nominee would serve until the 2027 Annual Meeting and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, removal or retirement. The persons designated as proxies will have discretion to cast votes for other persons in the event any nominee for director is unable to serve, or the Board may choose to reduce the size of the Board. At present, it is not anticipated that any nominee will be unable to serve. If any director nominee is not elected at the 2024 Annual Meeting, the remaining directors may fill the resulting vacancy, or the Board may choose to reduce the size of the Board. Biographical and other information for our nominees and our current directors is provided in the “Director Biographies” section.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

Proposal 2: Ratification of appointment

of independent auditors

The Audit Committee of the Board has selected Ernst & Young LLP, a registered public accounting firm, as our independent auditors to examine and report to our shareholders on the consolidated financial statements of our Company and its subsidiaries for the fiscal year ending December 31, 2024. Representatives of Ernst & Young LLP are expected to be present at the virtual Annual Meeting and will be given an opportunity to make a statement.

As a matter of good corporate governance, the Audit Committee has determined to seek shareholder ratification of its selection of Ernst & Young LLP as the Company’s independent auditors, although this is not required under Nevada law, the Company’s Articles or Bylaws, SEC rules or applicable listing standards. If the shareholders do not ratify the selection of Ernst & Young LLP as the Company’s independent auditors for 2024, the Audit Committee will evaluate what would be in the best interests of the Company and its shareholders and consider whether to select new independent auditors. Even if the shareholders ratify the selection of Ernst & Young LLP, the Audit Committee, in its discretion, may direct the appointment of a different independent public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR 2024.

2024 PROXY STATEMENT	67

AUDIT AND OTHER FEES

The following table presents the aggregate fees billed (or expected to be billed) to the Company for audit and other services provided by Ernst & Young LLP, the Company’s independent auditor, for each of the fiscal years ended December 31, 2023, and December 31, 2022:

	AGGREGATE FEES

CATEGORY	2023	2022

Audit fees	$5,814,910	$4,857,385

Audit-related fees	$42,900	$39,000

Tax fees	$47,100	$47,100

All other fees	—	—

“Audit fees” includes the aggregate fees for professional services rendered for the reviews of our consolidated financial statements for the quarterly periods ended March 31, June 30 and September 30, for the audit of our consolidated financial statements and the consolidated financial statements of certain of our subsidiaries for the years ended December 31, 2023, and 2022, and for the audit of our internal controls over financial reporting as of December 31, 2023, and 2022. “Audit fees” also include fees for services provided in connection with capital market transactions, audit-related accounting consultations and statutory audits of certain subsidiaries of the Company. “Audit-related fees” include the aggregate fees for the audit of the Company’s defined contribution employee benefit plan. “Tax fees” include fees for domestic tax planning and other research.

PRE-APPROVAL POLICY

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accountants by pre-approving certain types of services at usual and customary rates. These services may include audit services, audit-related services, tax services and other permissible non-audit services. The pre-approval authority details the particular service or category of service that the independent registered public accountants will perform. Management reports to the Audit Committee on the actual fees charged by the independent registered public accountants for each category of service.

During the year, circumstances may arise when it becomes necessary to engage the independent registered public accountants for additional services not contemplated in the original pre-approval authority. In those instances, management submits a request to the Audit Committee describing a specific project at a specific fee or rate and, if deemed appropriate and necessary, the Audit Committee approves the services before we engage the independent registered public accountants.

The Audit Committee pre-approved all fees related to services provided by Ernst & Young LLP in 2023.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of the five members named below. As required by our committee charter, each member of the Audit Committee has been determined to be an independent director, as defined under the NASDAQ listing rules and the rules of SEC. In addition, the Board has determined that two of the five committee members (Mr. Byrne and Ms. Webb) are Audit Committee financial experts, as defined by SEC rules.

During 2023, we held five full committee meetings.

Our purpose and responsibilities are set forth in our committee charter, which is reviewed and updated, as appropriate, to address changes in regulatory requirements, authoritative guidance, evolving oversight practices and investor feedback.

Our role is to oversee, on behalf of the Board, the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements, including review of the Company’s guidelines and policies with respect to risk assessment and risk management related to financial reporting and internal controls, major financial risk exposures of the Company and the steps the Company’s management has taken to monitor and control such exposures. The Company’s

68	2024 PROXY STATEMENT

management is responsible for the preparation, presentation and integrity of our financial statements, and for maintaining appropriate accounting and financial reporting principles and policies, and internal controls and procedures that are reasonably designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles in the United States of America and for auditing and providing an attestation report on the effectiveness of our internal control over financial reporting.

In fulfilling our oversight duties, periodically throughout the year, we met separately in executive session with Ernst & Young LLP, our independent registered public accountants, as well with each of the Company’s General Counsel, Chief Audit Executive (who heads internal audit), Chief Financial Officer, and Global Chief Compliance Officer. During these meetings, we discussed the quality of the Company’s accounting and financial reporting processes and the adequacy and effectiveness of its internal controls and procedures; reviewed significant audit findings prepared by each of the independent registered public accountants and internal audit department, together with management’s responses; reviewed the overall scope and plans for the audits by the internal audit department and the independent registered public accountants; reviewed critical accounting policies and the significant estimates and judgments management used in preparing the financial statements and their appropriateness for the Company’s business and current circumstances; and reviewed each Company press release concerning Company earnings prior to its release.

Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 2006. In evaluating and selecting the Company’s independent registered public accounting firm, we consider, among other things, the historical and recent performance of our current firm, the firm’s global reach, external data on audit quality and performance, including Public Company Accounting Oversight Board (“PCAOB”) reports, industry experience, audit fee revenues, firm capabilities and audit approach, and the independence and tenure of the accounting firm. As discussed above, we have engaged Ernst & Young LLP to serve as our independent registered public accountants for the year ending December 31, 2024.

In addition to the activities discussed above, prior to the Company’s filing of its Annual Report on Form 10-K for the year ended December 31, 2023, with the SEC, we reviewed and discussed with management the Company’s audited financial statements for the year ended December 31, 2023, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We discussed with the independent registered public accounting firm the matters required to be discussed by the applicable standards of the PCAOB and the SEC, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. We received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the audit committee concerning independence and have discussed with the independent auditors their firm’s independence. Based on the review and discussions described in this report, we recommended to the Board that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC.

Audit Committee

Winifred M. Webb, Chair

Richard J. Byrne

Paul Liu

Patricia Mulroy

Philip G. Satre

2024 PROXY STATEMENT	69

Proposal 3: Advisory vote to approve the compensation

of named executive officers

In accordance with Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd Frank Act”)) and the related rules of the SEC, and consistent with the frequency selected by shareholders, on an advisory basis, at the 2023 Annual Meeting of Shareholders, the Company presents its shareholders with the opportunity each year to vote to approve, on an advisory and non-binding basis, the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure in this Proxy Statement.

This proposal, commonly known as a “Say-on-Pay” proposal, allows our shareholders the opportunity to express their views on our NEOs’ compensation. At our 2023 Annual Meeting of Shareholders, shareholders voted, on an advisory and non-binding basis, that Say-on-Pay proposals be presented to our shareholders every year, and on the basis of that recommendation, the Board determined that future Say-on-Pay proposals would be conducted every year. Accordingly, Say-on-Pay proposals will continue to be presented to our shareholders annually unless our shareholders vote at our 2029 Annual Meeting of Shareholders, as required under the Dodd Frank Act and the related rules of the SEC rules, to approve a different say-on-pay proposal frequency.

In considering this proposal, we urge shareholders to read the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure. Although this vote is advisory only, and therefore non-binding, the Board and the Compensation Committee will review and evaluate the voting result when considering future executive compensation decisions.

As described in detail in the Compensation Discussion and Analysis, the majority of our executives’ total compensation is at-risk, tied to achieving annual and long-term goals that enhance the value of our reputation and brand, sustain the performance and attractiveness of our resorts and drive long-term shareholder value. The design of our long-term incentives coupled with robust stock ownership guidelines ensure that our executives’ interests are aligned with those of long-term shareholders.

Therefore, in accordance with Section 14A of the Exchange Act and as a matter of good corporate governance, we are asking shareholders to approve the following advisory resolution at the Annual Meeting:

“RESOLVED, that the shareholders of Wynn Resorts, Limited (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis and the tabular disclosure regarding each named executive officer’s compensation (together with the accompanying narrative disclosure) in the Proxy Statement, as disclosed pursuant to Item 402 of Regulation S-K, for the 2024 Annual Meeting of Shareholders.”

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE ADVISORY RESOLUTION ON OUR NAMED EXECUTIVE OFFICER COMPENSATION, AS DISCLOSED IN THIS PROXY STATEMENT.

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Proposal 4: Approval of an Amendment to the 2014 Omnibus Incentive Plan to Increase the Authorized Shares by 2,000,000 Shares

EXECUTIVE SUMMARY

The Company is asking shareholders to approve an amendment (the “Plan Amendment”) to increase the number of shares available for issuance under the Wynn Resorts, Limited 2014 Omnibus Incentive Plan, as amended in 2020 (the “Existing 2014 Plan”, and the Existing 2014 Plan as amended with the Plan Amendment, the “2014 Plan”) by 2,000,000 shares of Common Stock. If the Plan Amendment is approved by shareholders, the number of shares available for future issuance under the 2014 Plan will be 3,137,936 as of March 5, 2024. Appendix A to this Proxy Statement contains the full text of 2014 Plan.

The Board of Directors has unanimously approved and recommends that shareholders approve the Plan Amendment. Our shareholders originally approved an equity incentive plan for employees in 2002 (the “2002 Plan”), which was replaced upon shareholder approval of the Existing 2014 Plan in 2014. The Existing 2014 Plan (a) provides the ability of the Compensation Committee to grant stock options (both incentive stock options and non-qualified stock options), restricted stock, SARs, performance awards, dividend equivalents, stock payments, deferred stock, deferred stock units, restricted stock units (“RSUs”) and performance-based awards to eligible participants; (b) includes performance targets other than adjusted EBITDA, including, among others net income, cash flow, stock price and achievement of construction or development milestones; and (c) limits the maximum amount of cash payable under an award to a single participant to $20 million in a calendar year. The Existing 2014 Plan allows us to make a greater percentage of total compensation subject to the achievement of relevant performance targets. We may use previously unissued Common Stock or Common Stock held in treasury for awards under the Existing 2014 Plan.

At its inception in 2014, the Existing 2014 Plan reserved 4,409,390 shares of Common Stock made up entirely of unused shares authorized under the 2002 Plan, and in 2020, the Existing 2014 Plan was amended to increase the authorized shares by 1,500,000. As of March 5, 2024, approximately 1,137,936 of these previously approved shares remained available for new awards under the Existing 2014 Plan. As of March 5, 2024, options to purchase an aggregate of 6,700 shares of Common Stock were outstanding, with a weighted-average remaining term of 1.6 years and a weighted-average exercise price of $68.25 per share, and 995,208 full-value awards were outstanding.

The Board of Directors believes that the number of shares that remain available for future issuance will be insufficient to achieve the purposes of the Existing 2014 Plan beyond one year (and perhaps a shorter period) unless the additional shares are authorized and approved by shareholders. The Plan Amendment authorizes an additional 2,000,000 shares for awards under the Existing 2014 Plan (representing approximately 1.8% of all currently outstanding shares of Common Stock). In setting and recommending to shareholders the number of additional shares to authorize, the Compensation Committee and the Board considered the historical number of equity awards granted under the Existing 2014 Plan, the recent expansion of the pool of employees eligible for receipt of equity awards, as well as the Company’s three-year average burn rate (2021-2023) of approximately 0.61%. The new shares available for issuance under the 2014 Plan would represent an additional potential equity dilution of approximately 2.8%. The closing sale price of our Common Stock as of March 5, 2024 was $99.77.

REASONS WHY YOU SHOULD VOTE IN FAVOR OF THE PLAN AMENDMENT

At the recommendation of the Compensation Committee, the Board recommends a vote for the approval of the Plan Amendment because it believes the 2014 Plan is in the best interests of the Company and its shareholders and contains features that are consistent with sound and effective corporate governance and compensation practices, including the following:

•

Flexibility for Performance-Based Awards. The 2014 Plan is designed to allow the Company to grant cash and equity incentive compensation awards that are intended to provide flexibility to the Compensation Committee in designing awards as performance-based compensation.

•

No Liberal Share Recycling Provisions. The 2014 Plan does not permit shares tendered or withheld to satisfy the exercise price of stock options or tax withholding obligations with respect to any awards to be recycled back into the share reserve.

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•

Limitation On Grants. The 2014 Plan limits the maximum aggregate number of shares with respect to awards that may be granted to any one person during any calendar year of 1.5 million (subject to adjustment for certain equity restructurings and other corporate transactions). This limit allows us to structure our CEO’s compensation so that a higher proportion of his or her compensation is attributable to variable, at-risk components that drive shareholder value while substantially reducing his or her base cash salary. In addition, the 2014 Plan includes a limit on the maximum aggregate number of shares with respect to awards that may be granted to any non-employee director during any calendar year to 50,000.

•

Does Not Permit Payment of Dividends or Dividend Equivalents on Performance-Based Awards until Vesting. Under the 2014 Plan, dividends and dividend equivalents payable in connection with performance-based awards will only be paid out to the extent that the performance-based vesting conditions are satisfied and the shares underlying such awards are earned and vest.

•

Stock Option Exercise Prices and SAR Grant Prices Will Not be lower Than the Fair Market Value on the Grant Date. The 2014 Plan prohibits granting stock options with exercise prices and SARs with exercise prices lower than the fair market value of a share of Common Stock on the grant date.

•

Does Not Permit Repricings without Shareholder Approval. Under the 2014 Plan, without shareholder approval, we may not amend any option or stock appreciation right to reduce the exercise price or replace any stock option or SAR with cash or any other award when the price per share of the stock option or SAR exceeds the fair market value of the underlying shares.

•	Provides for Independent Administration. The Compensation Committee of our Board, which consists of only independent directors, or another committee of our Board administers the 2014 Plan.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PLAN AMENDMENT.

The following is a general description of the material terms of the 2014 Plan. This summary is qualified in its entirety by reference to the full text of the 2014 Plan, which is attached as Appendix A to this Proxy Statement.

2014 OMNIBUS INCENTIVE PLAN

The 2014 Plan provides for the grant of stock options (both incentive stock options and non-qualified stock options), restricted stock, SARs, performance awards, dividend equivalents, stock payments, deferred stock, deferred stock units, restricted stock units (“RSUs”) and performance-based awards to eligible participants.

ADMINISTRATION

Unless otherwise determined by the Board, the 2014 Plan will continue to be administered by the Compensation Committee (collectively with Board, the “Administrator”), except that with respect to awards granted to independent directors, the Board will administer the 2014 Plan. The Administrator may delegate to a committee of one or more directors or one or more Company officers the authority to grant or amend awards under the 2014 Plan to participants other than (i) senior Company executives who are subject to Section 16 of the Exchange Act and (ii) Company officers or directors to whom the authority to grant or amend awards under the 2014 Plan has been delegated.

Unless otherwise determined by the Board, the Administrator will have the authority to administer the 2014 Plan, including the power to (i) designate participants under the 2014 Plan, (ii) determine the types of awards granted to participants under the 2014 Plan, the number of such awards, and the number of shares of Common Stock subject to such awards, (iii) determine and interpret the terms and conditions of any awards under the 2014 Plan, including the vesting schedule, exercise price, whether to settle or accept the payment of any exercise price, in cash, Common Stock, other awards or other property, and whether an award may be cancelled, forfeited or surrendered, (iv) accelerate the vesting or lapse of restrictions of any award at any time after the grant of an award, (v) prescribe the form of each award agreement and (vi) adopt rules for the administration, interpretation and application of the 2014 Plan.

ELIGIBILITY

Persons eligible to participate in the 2014 Plan include all employees (including officers of the Company) and consultants of the Company and its affiliates and directors, as determined by the Administrator. As of the date of this Proxy Statement, approximately eight non-employee directors, approximately 400 employees, and two consultants, were eligible to participate in the 2014 Plan. Although the 2014 Plan contains broad eligibility standards, through 2018, the Company limited the pool of employees to whom equity awards were granted and occasionally made one-time awards to selected employees in the position of manager or above. In early 2019, in connection with certain other compensation plan changes, the Company

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expanded the pool of personnel eligible to receive annual recurring awards to those in positions of director and above (currently approximately 400 of our employees). In the future, we may choose to expand eligibility to even more of our U.S. employees. Further, although the number of consultants retained by the Company fluctuates and at times can be significant, the Company has historically granted very few equity awards to consultants, typically only where such consultant has made a significant contribution to the Company. The Company expects to continue this practice.

LIMITATION ON AWARDS AND SHARES AVAILABLE

We are seeking approval to authorize an additional 2,000,000 shares for issuance pursuant to the Plan Amendment. If the Plan Amendment is approved by shareholders, the number of shares available for future issuance under the 2014 Plan will be 3,137,936 as of March 5, 2024. The aggregate number of shares of Common Stock that may be issued or transferred under the Existing 2014 Plan is any of the 5,909,390 Shares (which includes Shares subject to previously granted and outstanding under the Existing 2014 Plan), and, if the Plan Amendment is approved by shareholders, the aggregate number of shares of Common Stock that may be issued or transferred under the 2014 Plan will be 7,909,390 (which includes Shares subject to previously granted and outstanding under the Existing 2014 Plan). The shares of Common Stock covered by the 2014 Plan may be authorized but unissued shares, treasury shares or shares purchased in the open market.

Generally, shares of Common Stock subject to an award under the 2014 Plan that terminate, expire or lapse for any reason are made available for issuance again under the 2014 Plan. Shares of Common Stock tendered or withheld to satisfy the grant or exercise price pursuant to any stock option, shares of Common Stock tendered or withheld to satisfy the tax withholding obligation pursuant to an award, shares of Common Stock that were subject to a stock-settled SAR that are not issued upon exercise of the SAR and shares of Common Stock purchased on the open market with the cash proceeds from the exercise of options will not be available for issuance again under the 2014 Plan. The payment of dividend equivalents in cash in conjunction with outstanding awards will not be counted against the shares available for issuance under the 2014 Plan. Furthermore, shares of Common Stock may not be optioned, granted or awarded again if it would prevent any stock option that is intended to qualify as an incentive stock option under Section 422 of the Code from so qualifying. In addition, shares issued in assumption of, or in substitution for, any outstanding awards previously granted by an entity plan in connection with a corporate transaction will not be counted against the shares available for issuance under the 2014 Plan.

The maximum number of shares of Common Stock that may be subject to one or more awards granted to any person pursuant to the 2014 Plan during any calendar year is 1.5 million. In addition, the maximum aggregate number of shares with respect to awards that may be granted to any non-employee director pursuant to the 2014 Plan during any calendar year is 50,000.

AWARDS

The 2014 Plan provides for grants of stock options (both incentive stock options and non-qualified stock options), restricted stock, SARs, performance awards, dividend equivalents, stock payments, deferred stock, deferred stock units, RSUs and performance-based awards. Each award must be evidenced by a written award agreement with terms and conditions consistent with the 2014 Plan. Upon the exercise or vesting of an award, the exercise or purchase price must be paid in full by: cash or check; tendering shares of Common Stock with a fair market value at the time of exercise or vesting equal to the aggregate exercise or purchase price of the award or the exercised portion thereof, if applicable; delivery of a written or electronic notice that the holder has placed a market sell order with a broker with respect to shares then issuable upon exercise or vesting of an award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required, provided that payment of such proceeds is then made to the Company upon settlement of such sale; or by tendering other property acceptable to the Administrator. Any withholding obligations may be satisfied in the Administrator’s sole discretion by allowing a holder to elect to have the Company withhold shares otherwise issuable under an award which are equal to the fair market value on the date of withholding or repurchase equal to aggregate amount of such liabilities.

Stock Options. Stock options, including incentive stock options (as defined under Section 422 of the Code) and non-qualified stock options may be granted pursuant to the 2014 Plan. The exercise price of incentive stock options and non-qualified stock options granted pursuant to the 2014 Plan will not be less than 100% of the fair market value of the Common Stock on the date of grant, unless incentive stock options are granted to any individual who owns, as of the date of grant, stock possessing more than 10% of the total combined voting power of all classes of Company stock (a “Ten Percent Owner”), in which case the exercise price of such incentive stock options will not be less than 110% of the fair market value of the Common Stock on the date of grant. Incentive stock options and non-qualified stock options may be exercised as

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determined by the Administrator, but in no event after (i) the fifth anniversary of the date of grant with respect to incentive stock options granted to a Ten Percent Owner or (ii) the tenth anniversary of the date of grant with respect to incentive stock options granted to other employees and non-qualified stock options.

Restricted Stock. Restricted stock awards may be granted pursuant to the 2014 Plan. A restricted stock award is the grant of shares of Common Stock at a price determined by the Administrator (including zero), that is subject to sale, transfer and pledge restrictions and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting rights with respect to such shares. In addition, with respect to a share of restricted stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the holder to the extent that the performance-based vesting conditions are subsequently satisfied and the share of restricted stock vests. The restrictions will lapse in accordance with a schedule or other conditions determined by the Administrator.

Stock Appreciation Rights. A SAR is the right to receive payment of an amount equal to (i) the excess of (A) the fair market value of a share of Common Stock on the date of exercise of the SAR over (B) the fair market value of a share of Common Stock on the date of grant of the SAR, multiplied by (ii) the aggregate number of shares of Common Stock subject to the SAR. Such payment will be in the form of cash, Common Stock or a combination of cash and Common Stock, as determined by the Administrator, and SARs settled in Common Stock will satisfy all of the restrictions imposed by the 2014 Plan upon stock option grants. The Administrator will determine the time or times at which a SAR may be exercised in whole or in part, provided that the term of any SAR will not exceed ten years.

Restricted Stock Units. RSUs may be granted pursuant to the 2014 Plan, typically without consideration from the participant. RSUs may be subject to vesting conditions including continued employment or achievement of performance criteria established by the Administrator. Like restricted stock, RSUs may not be sold or otherwise transferred or hypothecated until vesting conditions are removed or expire. Unlike restricted stock, the Common Stock underlying RSUs will not be issued until the RSUs have vested, and recipients of RSUs generally will have no voting rights prior to the time when vesting conditions are satisfied.

Performance Awards. Awards of performance awards which may be a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, shares or a combination of both, and may be linked to any one or more performance criteria determined appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any participant selected by the Administrator may be granted a cash bonus payable upon the attainment of performance goals that are established by the administrator and relate to any one or more performance criteria determined appropriate by the Administrator on a specified date or dates or over any period or periods determined by the Administrator.

Dividend Equivalents. Dividend equivalents are rights to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock. Dividend equivalents represent the value of the dividends per share of Common Stock paid by the Company, calculated with reference to the number of shares that are subject to any award held by the participant. Dividend equivalents are converted to cash or additional shares of Common Stock by such formula and at such time subject to such limitations as may be determined by the Administrator. In addition, with respect to an award with performance-based vesting, dividend equivalents which are paid prior to vesting shall only be paid out to the holder to the extent that the performance-based vesting conditions are subsequently satisfied and the award vests. Dividend equivalents cannot be granted with respect to options or SARs.

Stock Payments. Stock payments include payments in the form of Common Stock, options or other rights to purchase Common Stock which may be made in lieu of all or any portion of the compensation that would otherwise be paid to the participant. The number of shares will be determined by the Administrator and may be based upon performance criteria determined appropriate by the Administrator, determined on the date such stock payment is made or on any date thereafter. Unless otherwise provided by the Administrator, a holder of a stock payment shall have no rights as a Company shareholder with respect to such stock payment until such time as the stock payment has vested and the shares underlying the Award have been issued to the Holder.

Deferred Stock. Deferred stock may be awarded to participants and may be linked to any performance criteria determined to be appropriate by the Administrator. Common Stock underlying a deferred stock award will not be issued until the deferred stock award has vested, pursuant to a vesting schedule or performance criteria set by the Administrator, and unless

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otherwise provided by the Administrator, recipients of deferred stock generally will have no rights as a shareholder with respect to such deferred stock until the time the vesting conditions are satisfied and the stock underlying the deferred stock award has been issued.

Deferred Stock Units. Awards of deferred stock units are denominated in unit equivalent of shares of Common Stock and vest pursuant to a vesting schedule or performance criteria set by the Administrator. The Common Stock underlying deferred stock units will not be issued until the deferred stock units have vested, and recipients of deferred stock units generally will have no voting rights prior to the time when vesting conditions are satisfied.

Performance-based Awards. Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the Administrator for the period are satisfied. With regard to a particular performance period, the Administrator will have the discretion to select the length of the performance period, the type of performance-based awards to be granted and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Administrator may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed by the Company or an affiliate throughout the applicable performance period to be eligible for a performance-based award.

Under the 2014 Plan, pre-established performance goals for awards must be based on one or more of the following performance criteria: (i) operating income (either before or after one or more of the following (a) depreciation, (b) amortization, (c) pre-opening costs and (d) property charges and other corporate expenses, (e) intercompany golf course and water rights leases, (f) stock-based compensation, and (g) other non-operating income, (ii) adjusted property EBITDA defined as earnings before interest, taxes, depreciation, amortization, pre-opening costs, property charges and other, corporate expenses, intercompany golf course and water rights leases, stock-based compensation, and other non-operating income and expenses, and includes equity in income from unconsolidated affiliates, (iii) normalized adjusted property EBITDA, (iv) income before income tax, (v) net income (either before or after net income attributable to non-controlling shareholdings) and adjusted net income, (vi) basic or diluted income per share of Common Stock and adjusted basic or diluted income per share of Common Stock, (vii) net revenue, (viii) cash flow (including, but not limited to, cash flow from operations, actual or free cash flow), (ix) return on assets, return on capital, return on shareholders’ equity and total shareholder return, return on sales, (x) operating margins or adjusted property EBITDA margins, (xi) departmental profit contributions (xii) costs and expenses management, (xiii) working capital management, (xiv) cash conversion cycle, (xv) weighted average cost of capital, (xvi) maintenance of leverage targets, (xvii) dividend payout ratio, (xviii) dividend growth, (xix) price per share of Common Stock, (xx) economic value, (xxi) productivity ratios, (xxii) market share, (xxiii) objective measure of customer satisfaction, (xxiv) implementation or completion of critical projects, (xxv) achievement of construction or development milestones, (xxvi) achievement of strategic objectives (including development activity), (xxvii) completion of capital markets transactions, (xxviii) maintenance or achievement of corporate rating targets and (xxix) third party recognition of quality of service and/or product (e.g. Forbes star awards or similar). The performance criteria may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. In addition, the administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more performance goals established under any of these performance criteria, such as adjustments related to a change in accounting principle or tax laws, related to acquisitions, to asset impairment charges or to gains or losses for litigation, arbitration and contractual settlements.

Transferability of Awards. Awards cannot be assigned, transferred or otherwise disposed of by a participant other than by will or the laws of descent and distribution, pursuant to a domestic relations order subject to the consent of the Administrator or pursuant to beneficiary designation procedures approved from time to time by the Administrator. The Administrator may provide in any award agreement that an award (other than an incentive stock option) may be transferred to certain persons or entities related to a participant in the 2014 Plan, including but not limited to members of the participant’s family, charitable institutions or trusts or other entities whose beneficiaries or beneficial owners are members of the participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly permitted by the Administrator. Such permitted assignees will be bound by and subject to such terms and conditions as determined by the Administrator.

Repricing. The Administrator cannot, without the approval of the shareholders of the Company, authorize the amendment of any outstanding option or SAR to reduce its price per share, or cancel any option or SAR in exchange for cash or another

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award when the option or SAR price per share exceeds the fair market value of the underlying shares of Common Stock. Subject to adjustment of awards as described below, the Administrator does have the authority, without the approval of the shareholders of the Company, to amend any outstanding award to increase the price per share or to cancel and replace an award with the grant of an award having a price per share that is greater than or equal to the price per share of the original award.

ADJUSTMENTS TO AWARDS

If there is a stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than cash dividends), that affects the shares of Common Stock (or other securities of the Company) or the stock price of Common Stock (or other securities), then the Administrator may make equitable adjustments to the aggregate number and kind of shares that may be issued under the 2014 Plan, (including adjustments to award limits), the number and kind of shares subject to each outstanding award under the 2014 Plan, the exercise price or grant price of such outstanding award (if applicable), and the terms and conditions of any outstanding awards (including any applicable performance targets or criteria). The Company may refuse to permit the exercise of any award during a period of 30 days prior to the consummation of any such transaction.

If there is any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than cash dividends) of Company assets to shareholders, or other unusual or nonrecurring transactions or events, the Administrator may, in its discretion:

•

provide for the termination of any award in exchange for an amount of cash (if any) and/or other property equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights;

•

provide for the replacement of any award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon exercise of such award or realization or the participant’s rights;

•	provide that any outstanding award cannot vest, be exercised or become payable after such event;

•	provide that awards may be exercisable, payable or fully vested as to shares of Common Stock covered thereby;

•

provide that any surviving corporation (or its parent or subsidiary) will assume awards outstanding under the 2014 Plan or will substitute similar awards for those outstanding under the 2014 Plan, with appropriate adjustment of the number and kind of shares and the prices of such awards; or

•

make adjustments (i) in the number and type of shares of Common Stock (or other securities or property) subject to outstanding awards or in the number and type of shares of restricted stock or deferred stock or (ii) to the terms and conditions of (including the grant or exercise price) and the criteria included in, outstanding or future awards.

If there is a nonreciprocal transaction between the Company and its shareholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization, that affects the shares of Common Stock (or other securities of the Company) or the stock price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding awards, then the Administrator will make equitable adjustments to the number and type of securities subject to each outstanding award under the 2014 Plan, and the exercise price or grant price of such outstanding award (if applicable). The Administrator will make other equitable adjustments it determines are appropriate to reflect such an event with respect to the aggregate number and kind of shares that may be issued under the 2014 Plan. The Company may refuse to permit the exercise of any award during a period of 30 days prior to the consummation of any such transaction.

EFFECT OF A CHANGE IN CONTROL

In the event of a change in control of the Company, the Administrator may, in its sole discretion, take one or more of the following actions: shorten the period during which options or SARs are exercisable (provided they remain exercisable for at least 30 days after the date notice of such shortening is given to the holders of the options or SARs); accelerate the vesting of any Award; arrange to have the successor corporation assume the Awards; or cancel Awards upon payment to the holders of the Awards in cash, with respect to each Award to the extent then exercisable or vested.

AMENDMENT AND TERMINATION

The Administrator, subject to approval of the Board, may terminate, amend or modify the 2014 Plan at any time; provided, however, that shareholder approval will be obtained (i) to increase the number of shares of Common Stock available under the 2014 Plan (such as with respect to the Plan Amendment), (ii) to reduce the per share exercise price of any outstanding option or SAR and (iii) to cancel any option or SAR in exchange for cash or another award when the option or SAR price per

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share exceeds the fair market value of the underlying shares of Common Stock. Generally, no amendment, suspension or termination of the 2014 Plan shall, without the consent of the holder, impair any rights or obligations under any awards unless the award itself expressly provides.

In no event may an incentive option award be granted pursuant to the 2014 Plan on or after the tenth anniversary of the date the 2014 Plan was adopted by the Board.

FEDERAL INCOME TAX CONSEQUENCES

The U.S. federal income tax consequences of the 2014 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2014 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or foreign tax consequences. Tax considerations may vary from locality to locality and depending upon individual circumstances.

Section 409A of the Code. Certain types of awards under the 2014 Plan, including deferred stock and RSUs, may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties). To the extent applicable, the 2014 Plan and awards granted under the plan will be structured and interpreted to comply with, or be exempt from, Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A. To the extent determined necessary or appropriate by the Administrator, the 2014 Plan and applicable award agreements may be amended without award holder consent to exempt the applicable awards from Section 409A of the Code or to comply with Section 409A.

Non-Qualified Stock Options. For federal income tax purposes, if participants are granted non-qualified stock options under the 2014 Plan, participants generally will not have taxable income on the grant of the option, nor will we be entitled to any deduction. Generally, on exercise of non-qualified stock options, participants will recognize ordinary income, and the Company will be entitled to a deduction in an amount equal to the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise. The basis that participants have in shares of Common Stock, for purposes of determining their gain or loss on subsequent disposition of such shares of Common Stock generally, will be the fair market value of the shares of Common Stock on the date the participants exercise their options. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Incentive Stock Options. There is no taxable income to participants when participants are granted an incentive stock option under Section 422 of the Code or when that option is exercised. However, the amount by which the fair market value of the shares of Common Stock at the time of exercise exceeds the option price will be an “item of adjustment” for participants for purposes of the alternative minimum tax. Gain realized by participants on the sale of an incentive stock option is taxable at capital gains rates, and no tax deduction is available to the Company, unless participants dispose of the shares of Common Stock within (i) two years after the date of grant of the option or (ii) within one year of the date the shares of Common Stock were transferred to the participant. If the shares of Common Stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the option exercise price and the fair market value of the shares of Common Stock on the date of the option’s exercise (or the date of sale, if less) will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent that participants must recognize ordinary income. If such a sale or disposition takes place in the year in which participants exercise their options, the income such participants recognize upon sale or disposition of the shares of Common Stock will not be considered income for alternative minimum tax purposes.

Incentive stock options exercised more than three months after a participant terminates employment, other than by reason of death or disability, will be taxed as a non-qualified stock option, and the participant will have been deemed to have received income on the exercise taxable at ordinary income rates. The Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the participant.

Restricted Stock. For federal income tax purposes, the grantee generally will not have taxable income on the grant of restricted stock, nor will the Company then be entitled to any deduction, unless the grantee makes a valid election under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse such that the shares are no longer subject to a substantial risk of forfeiture, the grantee generally will recognize ordinary income, and the Company will be

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entitled to a corresponding deduction for an amount equal to the difference between the fair market value of the shares at the date such restrictions lapse over the purchase price for the restricted stock. As previously noted, the grantee may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing a valid election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be generally taxable as capital gains or losses.

Stock Appreciation Rights. No taxable income is realized upon the receipt of a SAR, but upon exercise of the SAR, the fair market value of the shares of Common Stock received, determined on the date of exercise of the SAR, or the amount of cash received in lieu of shares, must be treated as compensation taxable as ordinary income to the grantee in the year of such exercise. The Company will be entitled to a deduction for compensation paid in the same amount which the grantee realized as ordinary income.

Performance Awards. The grantee generally will not realize taxable income at the time of the grant of the performance award, and the Company will not be entitled to a deduction at that time. When the award is paid, whether in cash or Common Stock, the grantee will have ordinary income, and the Company will be entitled to a corresponding deduction.

The grantee will generally recognize ordinary income at the time a performance cash-based bonus award is paid to the grantee. The Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the participant.

Dividend Equivalents. The grantee generally will not realize taxable income at the time of the grant of the dividend equivalents, and the Company will not be entitled to a deduction at that time. When a dividend equivalent is paid, the grantee will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

Stock Payments. If the grantee receives a stock payment in lieu of a cash payment that would otherwise have been made, he or she generally will be taxed as if the cash payment has been received, and the Company will have a deduction in the same amount.

Deferred Stock. The grantee generally will not have taxable income upon the issuance of the deferred stock and the Company will not then be entitled to a deduction. However, when deferred stock vests and is issued to the grantee, he or she will realize ordinary income and the Company will be entitled to a deduction in an amount equal to the difference between the fair market value of the shares at the date of issuance over the purchase price, if any, for the deferred stock. Deferred stock may be subject to Section 409A of the Code, and the failure of any award of deferred stock that is subject to Section 409A to comply with Section 409A may result in taxable income to the grantee upon the grant or vesting of the award. Furthermore, an additional 20% penalty tax may be imposed on the grantee pursuant to Section 409A of the Code, and certain interest penalties may apply.

Deferred Stock Units. The grantee generally will not realize taxable income at the time of the grant of the deferred stock units, and the Company will not be entitled to a deduction at that time. When the award is paid, whether in cash or Common Stock, the grantee will have ordinary income, and the Company will be entitled to a corresponding deduction. Deferred stock units may be subject to Section 409A of the Code, and the failure of any award of deferred stock units that is subject to Section 409A to comply with Section 409A may result in taxable income to the grantee upon the grant or vesting of the award. Furthermore, an additional 20% penalty tax may be imposed on the grantee pursuant to Section 409A of the Code, and certain interest penalties may apply.

Restricted Stock Units. The grantee generally will not realize taxable income at the time of the grant of the RSUs, and the Company will not be entitled to a deduction at that time. When an award is paid, whether in cash or Common Stock, the grantee will have ordinary income, and the Company will be entitled to a corresponding deduction. RSUs may be subject to Section 409A of the Code, and the failure of any RSU that is subject to Section 409A to comply with Section 409A may result in taxable income to the grantee upon vesting (rather than at such time as the award is paid). Furthermore, an additional 20% penalty tax may be imposed on the grantee under Section 409A of the Code, and certain interest penalties may apply.

Section 162(m). Under Code Section 162(m) of the Code, no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to the Company’s covered employees, which includes our chief executive officer, chief financial officer and the other “covered employees” as determined under Section 162(m) of the Code and applicable guidance. Under Section 162(m) of the Code, the annual compensation paid to any of these covered employees, including

78	2024 PROXY STATEMENT

awards that the Company grants pursuant to the 2014 Plan, whether performance-based or otherwise, will be subject to the $1 million annual deduction limitation. Because of the elimination of the performance-based compensation exemption, it is possible that all or a portion of the compensation paid to covered employees in the form of equity grants under the 2014 Plan may not be deductible by the Company, to the extent that the annual deduction limitation is exceeded.

SHARE PRICE

On March 4, 2024, the last trading day prior the Record Date, the closing price per share of our Common Stock as reported on the NASDAQ Global Select Market was $99.73 per share.

2014 PLAN BENEFITS

No determination has yet been made as to the awards, if any, that any eligible individuals will be granted in the future and no awards have been granted that are contingent on the approval of the Plan Amendment and, therefore, the benefits to be awarded under the 2014 Plan, which are determined in the Administrator’s sole discretion, are not determinable at this time.

In 2023, the Company currently expects to award each non-employee director restricted stock awards as described in more detail under “Non-Employee Director Compensation Table” in this Proxy Statement. Because future awards are in the sole discretion of the Administrator, the number of shares subject to future awards could increase or decrease and the type and terms of future awards could change as well, all without the need for future shareholder approval.

No stock options have been granted under the 2014 Plan that are contingent on shareholder approval of the Plan Amendment. See the “Non-Employee Director Compensation Table” in this Proxy Statement for information in respect of the total outstanding stock options that were previously granted under the Existing 2014 Plan prior to the Plan Amendment, which were not, for the avoidance of doubt, contingent upon the Plan Amendment.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes, as of December 31, 2023, compensation plans under which our equity securities are authorized for issuance, aggregated as to: (i) all compensation plans previously approved by shareholders, and (ii) all compensation plans not previously approved by shareholders. These plans are described in Item 8 (Financial Statements and Supplementary Data) of Part II of our Form 10-K filed on February 23, 2024. As of March 5, 2024, approximately 1,137,936 of these previously approved shares remained available for new awards under the Existing 2014 Plan.

As of March 5, 2024, options to purchase an aggregate of 6,700 shares of Common Stock were outstanding, with a weighted-average remaining term of 1.6 years and a weighted-average exercise price of $68.25 per share, and 995,208 full-value awards were outstanding.

EQUITY COMPENSATION PLAN INFORMATION

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (a)(1)	WEIGHTED- AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (b)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a)) (c)

Equity compensation plans approved by security holders	6,700	$68.25	1,137,936

Equity compensation plans not approved by security holders	-	-	-

Total	6,700	$68.25	1,137,936

(1) Represents 6,700 stock options outstanding that were granted under the 2014 Plan.

VOTE REQUIRED

Assuming a quorum is present, approval of the Plan Amendment by our shareholders requires that the number of votes cast in favor of the Plan Amendment exceeds the number of votes cast in opposition

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE ADOPTION OF THE PLAN AMENDMENT TO THE 2014 OMNIBUS INCENTIVE PLAN.

2024 PROXY STATEMENT	79

General Information

OUR 2024 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished to the shareholders of Wynn Resorts in connection with the solicitation by the Board of proxies for the 2024 Annual Meeting of Shareholders (the “Annual Meeting”). Our 2024 Annual Meeting will be held virtually on May 2, 2024, via live webcast accessed at this website: http://www.virtualshareholdermeeting.com/WYNN2024, at 9:00 am (local time). Matters to be considered and acted upon at the Annual Meeting are set forth in the Notice of Annual Meeting accompanying this Proxy Statement and are more fully described herein.

THE BOARD RECOMMENDS A VOTE AS FOLLOWS:

PROPOSAL NUMBER	PROPOSAL	BOARD RECOMMENDATION

1	Election of the three Class I director nominees named in this Proxy Statement to serve until the 2027 Annual Meeting of Shareholders	“FOR” each nominee

2	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024	“FOR”

3	Approval, on a non-binding advisory basis, of the compensation of our named executive officers as described in this Proxy Statement	“FOR”

4	Approval of an amendment to the 2014 Omnibus Incentive Plan to increase the authorized shares by 2,000,000 shares	“FOR”

VOTING AND SOLICITATION

Only holders of record of shares of the Common Stock, as of the close of business on March 5, 2024, the record date fixed by the Board (the “Record Date”), are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. As of the Record Date, there were 112,066,829 shares of Common Stock outstanding. Each shareholder is entitled to one vote for each share of Common Stock held as of the Record Date on all matters presented at the Annual Meeting.

At least a majority of the outstanding shares of Common Stock must be represented at the Annual Meeting, either present virtually at the Annual Meeting or represented by proxy, to constitute a quorum and to transact business at the Annual Meeting. Abstentions and broker non-votes, as discussed further below, are counted for purposes determining whether there is a quorum.

For each item to be acted upon at the Annual Meeting, the item will be approved if the number of votes cast in favor of the item by the shareholders entitled to vote exceeds the number of votes cast in opposition to the item. You may vote “for,” “against” or abstain from voting on these proposals, and in the case of Proposal 1, you may vote “for,” “against” or abstain from voting on each director nominee. Abstentions will not be counted as votes cast on an item and, therefore, will not affect the outcome of these proposals. Broker non-votes will not be counted as votes cast on Proposals 1, 3 and 4 therefore, will not affect the outcome of these proposals. Shares represented by properly executed and unrevoked proxies will be voted at the Annual Meeting in accordance with the directions of shareholders indicated in their proxies. If no specification is made, shares represented by properly executed and unrevoked proxies will be voted in accordance with the specific recommendations of the Board set forth above. If any other matter properly comes before the Annual Meeting, the shares will be voted in the discretion of the persons voting pursuant to the respective proxies.

For a shareholder who holds his or her shares through an intermediary, such as a broker, bank or other nominee (referred to as “beneficial owners”), such intermediary will not be permitted to vote on Proposal 1 (the election of directors), Proposal 3 (approval of the compensation of our named executive officers (known as a “Say-on-Pay” vote), or Proposal 4 (approval of an amendment to our 2014 Omnibus Incentive Plan) (this situation is called a “broker non-vote”). ACCORDINGLY, WE ENCOURAGE YOU TO VOTE YOUR SHARES ON ALL MATTERS BEING CONSIDERED AT THE ANNUAL MEETING. Notwithstanding the occurrence of a broker non-vote, the intermediary may still vote the shareholder’s shares on Proposal 2 (ratification of the appointment of Ernst & Young LLP as our independent auditor).

80	2024 PROXY STATEMENT

The following table summarizes the voting requirements to elect directors and to approve each of the proposals in this Proxy Statement:

PROPOSAL NUMBER	PROPOSAL	VOTE REQUIRED	BROKER DISCRETIONARY VOTING ALLOWED

1	Election of Three Class I Directors	Number of votes cast in favor exceeds number of votes cast in opposition	No

2	Ratification of the Appointment of Ernst & Young LLP	Number of votes cast in favor exceeds number of votes cast in opposition	Yes

3	Advisory Vote to Approve the Compensation of Named Executive Officers	Number of votes cast in favor exceeds number of votes cast in opposition	No

4	Approval of an Amendment to the 2014 Omnibus Incentive Plan to Increase the Authorized Shares by 2,000,000 Shares	Number of votes cast in favor exceeds number of votes cast in opposition	No

HOW YOU CAN VOTE

SHAREHOLDERS OF RECORD. For shareholders of record, there are four different ways you can vote:

•	By Internet. To vote via the Internet, use the website on the enclosed proxy card.

•	By Telephone. To vote by telephone, call the toll-free number on the enclosed proxy card.

•	By Mail. To vote by mail, follow the instructions on the enclosed proxy card.

•

By Participating in the Virtual Annual Meeting. To vote electronically during the virtual Annual Meeting, visit http://www.virtualshareholdermeeting.com/WYNN2024, log in using the 16-digit control number printed in the box marked by the arrow on your Notice of Internet Availability or proxy card, click on the vote button on the screen and follow the instructions provided.

The Internet and telephone voting procedures are designed to authenticate your identity, to allow you to vote your shares and to confirm that your voting instructions have been properly recorded. Specific instructions are set forth on the enclosed proxy card. In order to be timely processed, an Internet or telephone vote must be received by 11:59 P.M. EASTERN TIME ON MAY 1, 2024. Regardless of the method you choose, your vote is important. Please vote by following the specific instructions on your proxy card.

BENEFICIAL SHAREHOLDERS. For shareholders who own shares of the Common Stock through an intermediary, such as a broker, bank or other nominee, the ultimate intermediary is the shareholder of record but will vote your shares in accordance with your instructions. In order to have your shares voted, you will need to follow the instructions for voting provided by your broker, bank or other nominee.

REVOCABILITY OF PROXIES

SHAREHOLDERS OF RECORD. If you are a shareholder of record and you deliver a proxy pursuant to this solicitation, you may revoke that proxy at any time before it is voted by (a) giving written notice to our Secretary at the address set forth below, (b) delivering to our Secretary a later dated proxy, (c) submitting another proxy by telephone or over the Internet (your latest telephone or Internet voting instructions are followed), or (d) voting electronically during the Annual Meeting. Written notice of revocation or subsequent proxy should be sent to:

Wynn Resorts, Limited

c/o Secretary

3131 Las Vegas Boulevard South

Las Vegas, Nevada 89109

BENEFICIAL SHAREHOLDERS. If your shares are held through an intermediary, such as a bank, broker or other nominee, you must contact that person if you wish to revoke previously given voting instructions. In this case, attendance at the Annual Meeting, in and of itself, does not revoke a prior proxy.

2024 PROXY STATEMENT	81

PARTICIPATING IN THE ANNUAL MEETING

CONTROL NUMBER. You will need the 16-digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability, proxy card or voter instruction form to attend the virtual Annual Meeting and vote.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS. Under rules adopted by the SEC, we are furnishing proxy materials to some shareholders via the Internet, instead of mailing printed copies of those materials to each shareholder. Beginning on or about March 20, 2024, we sent to shareholders either a printed copy of our proxy materials or a Notice of Internet Availability containing instructions on how to access our proxy materials electronically. The proxy materials include this Proxy Statement and our Annual Report for the fiscal year ending December 31, 2023. The Notice of Internet Availability also explains how to vote through the Internet, by telephone or electronically at the Annual Meeting.

This electronic access process expedites shareholders’ receipt of our proxy materials, lowers the cost of our Annual Meeting and conserves natural resources. However, if you would prefer to receive a printed copy of our proxy materials, a proxy card or voting instruction form, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically or by mail, you will continue to receive the proxy materials in that format unless you elect otherwise.

PROXY PROCEDURE AND EXPENSES OF SOLICITATION

We have retained Broadridge Financial Solutions, an independent tabulator, to receive and tabulate the proxies, to serve as an inspector of elections, and to certify the results. In addition, we have engaged Innisfree M&A Incorporated (“Innisfree”), a professional proxy solicitation firm, to assist in the solicitation of proxies for the Annual Meeting. The Company has agreed to pay Innisfree a fee of $17,500, plus reimbursement for out-of-pocket expenses. The address of Innisfree is 501 Madison Avenue, 20th Floor, New York, New York 10022. If you need assistance in completing your proxy card or have questions regarding the Annual Meeting, please contact Innisfree toll-free at (888) 750-5834.

All expenses incurred in connection with the solicitation of proxies will be borne by us. We will also reimburse banks, brokers and other nominees for their expenses in forwarding proxy materials to beneficial owners of Common Stock held in their names.

Solicitation may be undertaken by mail, telephone, personal contact or other similar means by directors, officers and employees without additional compensation.

SHAREHOLDER NOMINATIONS AND PROPOSALS

Shareholders intending to present a proposal at the 2025 Annual Meeting of Shareholders for inclusion in our proxy statement and form of proxy for that meeting pursuant to Rule 14a-8 of the Exchange Act must submit the proposal in writing to Wynn Resorts, Limited, Attention: Secretary, 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109. Such proposals must comply with the requirements of Rule 14a-8 of the Exchange Act and must be received by the Company no later than the close of business on November 30, 2024.

In addition, our Bylaws provide notice procedures for shareholders to nominate a person as a director and to propose business to be considered by shareholders at a meeting (but not for inclusion in the Company’s proxy materials). To be timely, written notice of such a nomination or proposal submitted pursuant to our Bylaws must be delivered to our Secretary at our principal executive offices not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice must be delivered to us not earlier than the close of business on the 120th day prior to such annual meeting date and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

Accordingly, for our 2025 Annual Meeting, notice of a nomination or proposal must be delivered to us no later than February 1, 2025 and no earlier than January 2, 2025. Nominations and proposals also must satisfy other requirements set forth in the Bylaws and be submitted in writing and sent to the Company’s principal executive offices at Wynn Resorts, Limited, c/o Secretary, 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109. If a shareholder complies with the forgoing notice provisions and with certain additional procedural requirements in the Bylaws and SEC rules, as applicable, the Company will have authority to vote shares under proxies we solicit when and if the nomination or proposal is raised at the Annual Meeting. The Chair of the Board may refuse to acknowledge the introduction of any shareholder nomination or proposal not made in compliance with the foregoing procedures.

82	2024 PROXY STATEMENT

In addition to satisfying the requirements under the Company’s Bylaws, including the notice deadlines set forth above and therein, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must also comply with the additional requirements of Rule 14a-19 under the Exchange Act, which written notice must be postmarked or transmitted electronically to the Secretary at our principal executive offices at 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109, no later than March 3, 2025. However, if the date of the 2025 Annual Meeting is changed by more than 30 days from May 2, 2025, then written notice must be provided by the later of the 60th day prior to the date of the 2025 Annual Meeting and the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting is first made by us.

ANNUAL REPORT

Our consolidated financial statements for the year ended December 31, 2023, are included in our 2023 Annual Report to Shareholders, which we are providing to our shareholders at the same time as this Proxy Statement. Our Annual Report and this Proxy Statement are also posted on the Internet at http://www.wynnresorts.com on the Company Information page under the “Annual Meeting” heading. If you would like to receive a printed copy of these materials, please call our Investor Relations department at (702) 770-7555 or send a written request to the Company at Wynn Resorts, Limited, c/o Investor Relations, 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109, and we will send a copy to you without charge.

HOUSEHOLDING

Shareholders who are beneficial owners, but not the record holders, of the Company’s securities and share a single address may receive only one copy of the Company’s proxy materials, unless the broker, bank or other nominee delivering the materials has received contrary instructions from one or more of the shareholders. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy materials to a shareholder at a shared address to which a single copy of the document was delivered. A shareholder who wishes to receive a separate copy of the proxy materials, now or in the future, should submit his or her request to the Company by telephone at (702) 770-7555 or by submitting a written request to Wynn Resorts, Limited, c/o Investor Relations, 3131 Las Vegas Boulevard South, Las Vegas, Nevada 89109. Beneficial owners sharing an address who are receiving multiple copies of the proxy materials and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy be mailed to all shareholders at the shared address in the future.

OTHER BUSINESS

The Company is not aware of any other matters to be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting, the persons named in the proxy will vote the shares represented by the executed proxies on such matters as they determine appropriate in their discretion.

2024 PROXY STATEMENT	83

APPENDIX A

WYNN RESORTS, LIMITED

SECOND AMENDED AND RESTATED 2014 OMNIBUS INCENTIVE PLAN

ARTICLE 1.

PURPOSE

The purpose of the Wynn Resorts, Limited Second Amended and Restated 2014 Omnibus Incentive Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of Wynn Resorts, Limited, a Nevada corporation, (the “Company”) by linking the individual interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 13. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 13.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2 “Affiliate” shall mean any Parent or Subsidiary.

2.3 “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.4 “Applicable Law” shall mean any applicable law, including without limitation: (i) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (ii) corporate, securities, tax, gaming or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (iii) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.5 “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, a Deferred Stock Unit award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).

2.6 “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.7 “Award Limit” shall mean with respect to Awards that shall be payable in Shares or in cash, as the case may be, the respective limit set forth in Section 3.3.

2.8 “Board” shall mean the Board of Directors of the Company.

A-1

2.9 “Change in Control” shall mean the occurrence of any one of the following events: (a) the direct or indirect acquisition by an unrelated “Person” or “Group” of “Beneficial Ownership” (as such terms are defined below) of more than fifty percent (50%) of the voting power of the Company’s issued and outstanding voting securities in a single transaction or a series of related transactions; (b) the direct or indirect sale or transfer by the Company of substantially all of its assets to one or more unrelated Persons or Groups in a single transaction or a series of related transactions; (c) the consummation of the merger, consolidation or reorganization of the Company with or into another corporation or other entity in which the Beneficial Owners of more than fifty percent (50%) of the voting power of the Company’s issued and outstanding voting securities immediately before such merger or consolidation do not own more than fifty percent (50%) of the voting power of the issued and outstanding voting securities of the surviving corporation or other entity immediately after such merger, consolidation or reorganization; or (d) more than fifty percent (50%) of the members of the Company’s Board are individuals who were neither members of the Board immediately following the closing of the Company’s initial public offering nor individuals whose election (or nomination for election) to the Board was approved by a vote of at least fifty percent (50%) of the members of the Board immediately before such election or nomination (“Approved Directors”).

For purposes of determining whether a Change in Control has occurred, the following Persons and Groups shall not be deemed to be “unrelated”: (i) any Person or Group directly or indirectly having Beneficial Ownership of more than fifty percent (50%) of the issued and outstanding voting power of Company’s voting securities immediately before the transaction in question, (ii) any Person or Group of which the Company has Beneficial Ownership of more than fifty percent (50%) of the voting power of the issued and outstanding voting securities immediately before the transaction in question, and (iii) any Person or Group of which more than fifty percent (50%) of the voting power of the issued and outstanding voting securities are owned, directly or indirectly, by Beneficial Owners of more than fifty percent (50%) of the issued and outstanding voting power of the Company’s voting securities immediately before the transaction in question. The terms “Person,” “Group,” “Beneficial Owner,” and “Beneficial Ownership” shall have the meanings used in the Exchange Act and the rules and regulations promulgated thereunder.

Notwithstanding the foregoing, an individual shall not be deemed to be an Approved Director if such individual became a member of the Board as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies by or on behalf of anyone other than the Board (a “Proxy Contest”), or as a result of an agreement to avoid or settle an Election Contest or Proxy Contest.

In addition, if a Change in Control constitutes a payment event with respect to any portion of an Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in the Treasury Regulation §1.409A-3(i)(5) shall be consistent with such regulation.

2.10 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.

2.11 “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 13.1.

2.12 “Common Stock” shall mean the common stock of the Company.

2.13 “Company” shall have the meaning set forth in Article 1.

2.14 “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Affiliate that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

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2.15 “Covered Employee” shall mean any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.16 “Deferred Stock” shall mean a right to receive Shares awarded under Section 10.4.

2.17 “Deferred Stock Unit” shall mean a right to receive Shares awarded under Section 10.5.

2.18 “Director” shall mean a member of the Board, as constituted from time to time.

2.19 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 10.2.

2.20 “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.21 “Effective Date” shall mean the date the Plan is approved by the Board, subject to approval of the Plan by the Company’s stockholders.

2.22 “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Committee.

2.23 “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Affiliate.

2.24 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

2.25 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.26 “Expiration Date” shall have the meaning set forth in Section 14.1.

2.27 “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a) If the Common Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system on which the Shares are listed, quoted or traded, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.28 “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

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2.29 “Holder” shall mean a person who has been granted an Award.

2.30 “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.31  “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.32 “Non-Employee Director Equity Compensation Policy” shall have the meaning set forth in Section 4.6.

2.33 “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

2.34 “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.35 “Option Term” shall have the meaning set forth in Section 6.4.

2.36 “Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.37 “Performance Award” shall mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 10.1.

2.38 “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.39 “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a) The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) operating income (either before or after one or more of the following (a) depreciation, (b) amortization, (c) pre-opening costs, (d) property charges and other corporate expenses, (e) intercompany golf course and water rights leases, (f) stock-based compensation, and (g) other non-operating income), (ii) adjusted property EBITDA defined as earnings before interest, taxes, depreciation, amortization, pre-opening costs, property charges and other, corporate expenses, intercompany golf course and water rights leases, stock-based compensation, and other non-operating income and expenses, and includes equity in income from unconsolidated affiliates, (iii) normalized adjusted property EBITDA, (iv) income before income tax, (v) net income (either before or after net income attributable to non-controlling shareholdings) and adjusted net income, (vi) basic or diluted income per share of common stock and adjusted basic or diluted income per share of common stock, (vii) net revenue, (viii) cash flow (including, but not limited to, cash flow from operations, actual or free cash flow), (ix) return on assets, return on capital, return on stockholders’ equity and total stockholder return, return on sales, (x) operating margins or adjusted property EBITDA margins, (xi) departmental profit contributions (xii) costs and expenses management, (xiii) working capital management, (xiv) cash conversion cycle, (xv) weighted average cost of capital, (xvi) maintenance of leverage targets, (xvii) dividend payout ratio, (xviii) dividend growth, (xix) price per share of common stock, (xx) economic value, (xxi) productivity ratios, (xxii) market share, (xxiii) objective measure of customer satisfaction, (xxiv) implementation or completion of critical projects, (xxv) achievement of construction or development milestones, (xxvi) achievement of strategic objectives (including development activity), (xxvii) completion of capital markets transactions, (xxviii) maintenance or achievement of corporate rating targets and (xxix) third party recognition of quality of service and/or product (e.g. Forbes star awards or similar); any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

(b) The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items

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related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in Applicable Law, accounting principles or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.40 “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit or an individual. The achievement of each Performance Goal shall be determined, to the extent applicable, with reference to Applicable Accounting Standards.

2.41 “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, an Award.

2.42 “Performance Stock Unit” shall mean a Performance Award awarded under Section 10.1 which is denominated in units of value including dollar value of Shares.

2.43 “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined under the instructions to use the Form S-8 Registration Statement under the Securities Act, or any other transferee specifically approved by the Administrator, after taking into account Applicable Law.

2.44  “Plan” shall have the meaning set forth in Article 1.

2.45 “Prior Plan” shall mean the Amended and Restated Wynn Resorts, Limited 2002 Stock Incentive Plan, as may be amended from time to time.

2.46 “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.47 “Restricted Stock” shall mean Common Stock awarded under Article 8 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.48 “Restricted Stock Units” shall mean the right to receive Shares awarded under Article 9.

2.49 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.50 “Shares” shall mean shares of Common Stock.

2.51 “Stock Appreciation Right” shall mean a stock appreciation right granted under Article 11.

2.52 “Stock Appreciation Right Term” shall have the meaning set forth in Section 11.4.

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2.53 “Stock Payment” shall mean (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 10.3.

2.54 “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.55 “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.56 “Termination of Service” shall mean:

(a) As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or an Affiliate is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Affiliate.

(b) As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

(c) As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Affiliate is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Program, the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Holder ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Section 14.2 and Section 3.1(b) the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is 3,137,936; provided, however, no more than 3,137,936 Shares may be issued upon the exercise of Incentive Stock Options.

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(b) If any Shares subject to an Award (including, for the avoidance of doubt, any outstanding awards granted under the Wynn Resorts Limited 2014 Omnibus Incentive Plan, as amended in 2020 (the “2014 Plan”), prior to the Effective Date) are forfeited or expire or such Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and will not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. Any Shares (including, for the avoidance of doubt, Shares in respect of outstanding awards issued under the 2014 Plan prior to the Effective Date) repurchased by the Company under Section 8.4 at the same price paid by the Holder so that such Shares are returned to the Company will again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c) Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

3.2 Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 14.2, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be 1,500,000, and the maximum aggregate amount of cash that may be paid in cash to any person during any calendar year with respect to one or more Awards payable in cash shall be $20,000,000; provided further, that the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any Non-Employee Director during any calendar year shall be 50,000. To the extent required by Section 162(m) of the Code, Shares subject to Awards which are canceled shall continue to be counted against the Award Limit.

ARTICLE 4.

GRANTING OF AWARDS

4.1 Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except as provided in Section 4.6 regarding the grant of Awards pursuant to the Non-Employee Director Equity Compensation Policy, no Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2 Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award, which may include the term of the Award, the provisions applicable in the event of the Holder’s Termination of Service, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award. Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

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4.3 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4 At-Will Employment; Voluntary Participation. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Affiliate. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan shall be construed as mandating that any Eligible Individual shall participate in the Plan.

4.5 Foreign Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Affiliates operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

4.6 Non-Employee Director Awards. The Administrator may, in its discretion, provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written non-discretionary formula established by the Administrator (the “Non-Employee Director Equity Compensation Policy”), subject to the limitations of the Plan. The Non-Employee Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its discretion. The Non-Employee Director Equity Compensation Policy may be modified by the Administrator from time to time in its discretion.

4.7 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS PERFORMANCE-BASED COMPENSATION.

5.1 Purpose. The Committee, in its sole discretion, may determine at the time an Award is granted or at any time thereafter whether such Award is intended to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant such an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation, then the provisions of this Article 5 shall control over any contrary provision contained in the Plan. The Administrator may in

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its sole discretion grant Awards to other Eligible Individuals that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation. Unless otherwise specified by the Committee at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.

5.2 Applicability. The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Eligible Individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.

5.3 Types of Awards. Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to an Eligible Individual intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Stock the restrictions with respect to which lapse upon the attainment of specified Performance Goals, Restricted Stock Units that vest and become payable upon the attainment of specified Performance Goals and any Performance Awards described in Article 10 that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals.

5.4 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted to one or more Eligible Individuals which is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the Performance Period.

5.5 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Program or Award Agreement and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code, as to an Award that is intended to qualify as Performance-Based Compensation, the Holder must be employed by the Company or an Affiliate throughout the Performance Period. Unless otherwise provided in the applicable Performance Goals, Program or Award Agreement, a Holder shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

5.6 Additional Limitations. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan, the Program and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6.

GRANTING OF OPTIONS

6.1 Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.

6.2 Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) of the Company. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive

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Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any subsidiary or parent corporation thereof (each as defined in Section 424(f) and (e) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted.

6.3 Option Exercise Price. The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

6.4 Option Term. The term of each Option (the “Option Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the last day of the Option Term. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder or the first sentence of this Section 6.4, the Administrator may extend the Option Term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend, subject to Section 14.1, any other term or condition of such Option relating to such a Termination of Service.

6.5 Option Vesting.

(a) The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Administrator.

(b) No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Program, the Award Agreement or by action of the Administrator following the grant of the Option.

6.6 Substitute Awards. Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the Shares subject to such Option may be less than the Fair Market Value per share on the date of grant; provided that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

6.7 Substitution of Stock Appreciation Rights. The Administrator may provide in the applicable Program or the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price, vesting schedule and remaining Option Term as the substituted Option.

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ARTICLE 7.

EXERCISE OF OPTIONS

7.1 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of Shares.

7.2 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock administrator of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 12.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

(d) Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Sections 12.1 and 12.2.

7.3 Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.

ARTICLE 8.

AWARD OF RESTRICTED STOCK

8.1 Award of Restricted Stock.

(a) The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

8.2 Rights as Stockholders. Subject to Section 8.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said Shares, subject to the restrictions in the applicable Program or in each individual Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 8.3. In addition, with respect to a share of Restricted Stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

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8.3 Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of the applicable Program or in each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Company, the Performance Criteria, Company performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the Program or the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

8.4 Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the Program or the Award Agreement. Notwithstanding the foregoing, the Administrator in its sole discretion may provide that in the event of certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase.

8.5 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company may, in it sole discretion, (a) retain physical possession of any stock certificate evidencing shares of Restricted Stock until the restrictions thereon shall have lapsed and/or (b) require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Restricted Stock.

8.6 Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 9.

AWARD OF RESTRICTED STOCK UNITS

9.1 Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

9.2 Term. Except as otherwise provided herein, the term of a Restricted Stock Unit award shall be set by the Administrator in its sole discretion.

9.3 Purchase Price. The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

9.4 Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems

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appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Affiliate, one or more Performance Criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator.

9.5 Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, set forth in any applicable Award Agreement, and subject to compliance with Section 409A of the Code, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of calendar year in which the Restricted Stock Unit vests; or (b) the 15th day of the third month following the end of the Company’s fiscal year in which the Restricted Stock Unit vests. On the maturity date, the Company shall, subject to Section 12.4(e), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.

9.6 Payment upon Termination of Service. An Award of Restricted Stock Units shall only be payable while the Holder is an Employee, a Consultant or a member of the Board, as applicable; provided, however, that the Administrator, in its sole and absolute discretion may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may be paid subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

9.7 No Rights as a Stockholder. Unless otherwise determined by the Administrator, a Holder who is awarded Restricted Stock Units shall possess no incidents of ownership with respect to the Shares represented by such Restricted Stock Units, unless and until the same are transferred to the Holder pursuant to the terms of this Plan and the Award Agreement.

9.8 Dividend Equivalents. Subject to Section 10.2, the Administrator may, in its sole discretion, provide that Dividend Equivalents shall be earned by a Holder of Restricted Stock Units based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award of Restricted Stock Units is granted to a Holder and the maturity date of such Award.

ARTICLE 10.

AWARD OF PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, STOCK PAYMENTS, DEFERRED STOCK, DEFERRED STOCK UNITS

10.1 Performance Awards.

(a) The Administrator is authorized to grant Performance Awards, including Awards of Performance Stock Units, to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation. The value of Performance Awards, including Performance Stock Units, may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Performance Awards, including Performance Stock Unit awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator.

(b) Without limiting Section 10.1(a), the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Holder which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5.

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10.2 Dividend Equivalents.

(a) Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.

(b) Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

10.3 Stock Payments. The Administrator is authorized to make Stock Payments to any Eligible Individual. The number or value of Shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator. Shares underlying a Stock Payment which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of a Stock Payment shall have no rights as a Company stockholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Shares underlying the Award have been issued to the Holder. Stock Payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

10.4 Deferred Stock. The Administrator is authorized to grant Deferred Stock to any Eligible Individual. The number of shares of Deferred Stock shall be determined by the Administrator and may (but is not required to) be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Shares underlying a Deferred Stock award which is subject to a vesting schedule or other conditions or criteria set by the Administrator will be issued on the vesting date(s) or date(s) that those conditions and criteria have been satisfied, as applicable. Unless otherwise provided by the Administrator, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Shares underlying the Award have been issued to the Holder.

10.5 Deferred Stock Units. The Administrator is authorized to grant Deferred Stock Units to any Eligible Individual. The number of Deferred Stock Units shall be determined by the Administrator and may (but is not required to) be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Each Deferred Stock Unit shall entitle the Holder thereof to receive one Share on the date the Deferred Stock Unit becomes vested or upon a specified settlement date thereafter (which settlement date may (but is not required to) be the date of the Holder’s Termination of Service). Shares underlying a Deferred Stock Unit award which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until on or following the date that those conditions and criteria have been satisfied. Unless otherwise provided by the Administrator, a Holder of Deferred Stock Units shall have no rights as a Company stockholder with respect to such Deferred Stock Units until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Shares underlying the Award have been issued to the Holder.

10.6 Term. The term of a Performance Award, Dividend Equivalent award, Stock Payment award, Deferred Stock award and/or Deferred Stock Unit award shall be set by the Administrator in its sole discretion.

10.7 Purchase Price. The Administrator may establish the purchase price of a Performance Award, Shares distributed as a Stock Payment award, shares of Deferred Stock or Shares distributed pursuant to a Deferred Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

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10.8 Termination of Service. A Performance Award, Stock Payment award, Dividend Equivalent award, Deferred Stock award and/or Deferred Stock Unit award is distributable only while the Holder is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion may provide that the Performance Award, Dividend Equivalent award, Stock Payment award, Deferred Stock award and/or Deferred Stock Unit award may be distributed subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

ARTICLE 11.

AWARD OF STOCK APPRECIATION RIGHTS

11.1 Grant of Stock Appreciation Rights.

(a) The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.

(b) A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Except as described in (c) below, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

(c) Notwithstanding the foregoing provisions of Section 11.1(b) to the contrary, in the case of a Stock Appreciation Right that is a Substitute Award, the price per share of the Shares subject to such Stock Appreciation Right may be less than 100% of the Fair Market Value per share on the date of grant; provided that the excess of: (i) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (ii) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

11.2 Stock Appreciation Right Vesting.

(a) The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Holder shall be set by the Administrator and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, or any other criteria selected by the Administrator. At any time after grant of a Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Stock Appreciation Right vests.

(b) No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the applicable Program or Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right.

11.3 Manner of Exercise. All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;

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(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and

(c) In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 11.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right.

11.4 Stock Appreciation Right Term. The term of each Stock Appreciation Right (the “Stock Appreciation Right Term”) shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Stock Appreciation Rights, which time period may not extend beyond the expiration date of the Stock Appreciation Right Term. Except as limited by the requirements of Section 409A of the Code and regulations and rulings thereunder or the first sentence of this Section 11.4, the Administrator may extend the Stock Appreciation Right Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder, and may amend, subject to Section 14.1, any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.

11.5 Payment. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 11 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

ARTICLE 12.

ADDITIONAL TERMS OF AWARDS

12.1 Payment. The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

12.2 Tax Withholding. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA or employment tax obligation) required or permitted by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Administrator may, in its sole discretion and subject to such terms and conditions as it may specify, allow or provide for the Company to withhold Shares otherwise issuable under an Award (or allow the surrender of Shares) in payment of such tax withholding. The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase sufficient to satisfy the maximum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with any applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation. Pursuant to Section 3.1(b)(ii), any such Shares withheld or surrendered will not be available for future grants of Awards under the Plan.

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12.3 Transferability of Awards.

(a) Except as otherwise provided in Section 12.3(b):

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii) During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

(b) Notwithstanding Section 12.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution or pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer.

(c) Notwithstanding Section 12.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder, except to the extent the Plan, the Program and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or has a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse, or domestic partner, as applicable, as his or her beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is filed with the Administrator prior to the Holder’s death.

12.4 Conditions to Issuance of Shares.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with Applicable Law.

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(b) All Share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

(c) The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d) No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

(e) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

12.5 Forfeiture and Claw-Back Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in an Award Agreement or otherwise, or to require a Holder to agree by separate written or electronic instrument, that:

(a) (i) Any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (y) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (z) the Holder incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company and the Holder); and

(b) All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

12.6 Prohibition on Repricing. Subject to Section 14.2, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Subject to Section 14.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

ARTICLE 13.

ADMINISTRATION

13.1 Administrator. The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein). To the extent necessary to comply with Rule 16b-3 of the Exchange Act, and with respect to Awards that are intended to be Performance-Based Compensation, including Options and Stock Appreciation Rights, then the Committee (or another committee or

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subcommittee of the Board assuming the functions of the Committee under the Plan) shall take all action with respect to such Awards, and the individuals taking such action shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule, an “outside director” for purposes of Section 162(m) of the Code and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded; provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 13.l or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the terms “Administrator” and “Committee” as used in the Plan shall be deemed to refer to the Board and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 13.6.

13.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, the Program and the Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 14.10. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

13.3 Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

13.4 Authority of Administrator. Subject to the Company’s Bylaws, the Committee’s Charter and any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a) Designate Eligible Individuals to receive Awards;

(b) Determine the type or types of Awards to be granted to each Eligible Individual;

(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any Performance Criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

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(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)  Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)  Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;

(j)  Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and

(k) Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 14.2.

13.5 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

13.6 Delegation of Authority. To the extent permitted by Applicable Law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 13; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and other Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 13.6 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 14.

MISCELLANEOUS PROVISIONS

14.1 Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 14.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 14.2, (a) increase the limits imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan, (b) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section 12.6, or (c) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Except as provided in Section 14.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Incentive Stock Option be granted under the Plan after the tenth (10th) anniversary of the Effective Date (the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

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14.2 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than cash dividends) of Company assets to stockholders, or any other change affecting the Shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3 on the maximum number and kind of Shares which may be issued under the Plan, adjustments of the Award Limit); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) In the event of any transaction or event described in Section 14.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in Applicable Law, regulations or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 14.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of Shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 14.2(a) and 14.2(b):

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

(ii) The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be

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issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3 on the maximum number and kind of Shares which may be issued under the Plan, adjustments of the Award Limit). The adjustments provided under this Section 14.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

(d) Upon a Change in Control, the Administrator, may, in its sole discretion, do one or more of the following: (i) shorten the period during which Options or Stock Appreciation Rights are exercisable (provided they remain exercisable for at least 30 days after the date notice of such shortening is given to the holders of the Options or Stock Appreciation Rights); (ii) accelerate any vesting schedule to which an Award is subject; (iii) arrange to have the surviving or successor entity or any parent entity thereof assume the Awards; or (iv) cancel Awards upon payment to the holders of the Awards in cash, with respect to each Award to the extent then exercisable or vested (including, if applicable, any Awards as to which the vesting schedule has been accelerated as contemplated in clause (ii) above), of an amount that is the equivalent of the excess of the Fair Market Value of the Common Stock (at the effective time of the merger, reorganization, sale or other event) over (in the case of Options or Stock Appreciation Rights) the exercise price of the Option or Stock Appreciation Right. The Administrator may also provide for one or more of the foregoing alternatives in any particular Award Agreement. For the purposes of this Section 14.2(d), an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

(e) The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(f) With respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 14.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 14.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(g) The existence of the Plan, the Program, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(h) No action shall be taken under this Section 14.2 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

(i) In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.

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14.3 Approval of Plan by Stockholders. The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval; provided that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse and no Shares shall be issued pursuant thereto prior to the time when the Plan is approved by the stockholders; and provided, further, that if such approval has not been obtained at the end of said twelve (12) month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

14.4 No Stockholders Rights. Except as otherwise provided herein, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

14.5 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

14.6 Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

14.7 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such Applicable Law.

14.8 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

14.9 Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Nevada without regard to conflicts of laws thereof or of any other jurisdiction.

14.10 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

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14.11 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

14.12 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Affiliate.

14.13 Indemnification. To the extent allowable pursuant to Applicable Law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

14.14 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

14.15 Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

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Wynn RESORTS

3131 LAS VEGAS BLVD, SOUTH
LAS VEGAS, NV 89109

WYNN RESORTS, LIMITED ATTN: CORPORATE SECRETARY 3131 LAS VEGAS BLVD. SOUTH LAS VEGAS, NV 89109

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 1, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/WYNN2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 1, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V33222-P05197      KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WYNN RESORTS, LIMITED		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1. Election of Directors

Nominees:

01) Betsy S. Atkins 02) Paul Liu 03) Darnell O. Strom

The Board of Directors recommends you vote FOR proposals 2, 3, and 4.							For	Against	Abstain

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2024.

3. To approve, on a non-binding advisory basis, the compensation of our named executive officers as described in the proxy statement.

4. To approve, an amendment to our 2014 Omnibus Incentive Plan to increase the authorized shares by 2,000,000 shares.

NOTE: To consider and transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

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WYNN RESORTS, LIMITED

Proxy for Annual Meeting of Shareholders

To Be Held on May 2, 2024

This proxy is solicited by the Board of Directors

The undersigned shareholder of Wynn Resorts, Limited, a Nevada corporation (the “Company”), hereby appoints Craig S. Billings or Ellen F. Whittemore, and each of them, as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Shareholders of the Company to be held virtually at www.virtualshareholdermeeting.com/WYNN2024 on May 2, 2024, at 9:00 a.m., local time, (the “Annual Meeting”), and at any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such Annual Meeting and otherwise to represent the undersigned at the Annual Meeting, with the same effect as if the undersigned were present. The undersigned instructs such proxies or their substitutes to act on the following matters as specified by the undersigned, and to vote in such manner as such proxies or their substitutes may determine on any other matters that may properly come before the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement and revokes any proxy previously given with respect to such shares.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” ALL NOMINEES LISTED ON PROPOSAL NO. 1, “FOR” PROPOSAL NO. 2, “FOR” PROPOSAL NO. 3 AND “FOR” PROPOSAL NO. 4 AND THEY WILL BE VOTED IN THE DISCRETION OF THE PROXIES OR THEIR SUBSTITUTES ON ANY OTHER MATTER AT THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

Continued and to be signed on reverse side